                                                                   EXHIBIT 10.25




                           REVOLVING CREDIT AGREEMENT

                                      among

       AFFILIATED COMPUTER SERVICES, INC. AND OTHER BORROWERS FROM TIME TO
                               TIME PARTY HERETO,
                                    Borrowers

                     WELLS FARGO BANK, NATIONAL ASSOCIATION,
                      Co-Lead Arranger and Sole Book Runner


                              JPMORGAN CHASE BANK,
                                Co-Lead Arranger


                  WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION
                              Administrative Agent


                     JPMORGAN CHASE BANK AND BANK ONE, N.A.,
                              Co-Syndication Agents

                                       and

       KEY CORPORATE CAPITAL, INC. AND THE BANK OF TOKYO-MITSUBISHI, LTD.
                            Co-Documentation Agents,

          The Senior Managing Agent and Managing Agents defined herein


                                       and

                            THE LENDERS NAMED HEREIN,
                                     Lenders


                                  $875,000,000

                         DATED AS OF SEPTEMBER 12, 2002

                                TABLE OF CONTENTS

                                                                                                                Page
SECTION 1    DEFINITIONS AND TERMS................................................................................1
   1.1     DEFINITIONS............................................................................................1
   1.2     NUMBER AND GENDER OF WORDS; OTHER REFERENCES..........................................................16
   1.3     ACCOUNTING PRINCIPLES.................................................................................16
   1.4     CURRENCY REFERENCES...................................................................................16
SECTION 2    BORROWING PROVISIONS................................................................................16
   2.1     REVOLVER FACILITY.....................................................................................16
   2.2     LC SUBFACILITY........................................................................................17
   2.3     SWING LINE SUBFACILITY................................................................................20
   2.4     INCREASE IN REVOLVER COMMITMENT.......................................................................21
   2.5     TERMINATIONS OR REDUCTIONS OF COMMITMENTS.............................................................22
   2.6     BORROWING PROCEDURE...................................................................................23
SECTION 3    TERMS OF PAYMENT....................................................................................24
   3.1     LOAN ACCOUNTS, NOTES, AND PAYMENTS....................................................................24
   3.2     INTEREST AND PRINCIPAL PAYMENTS.......................................................................24
   3.3     PREPAYMENTS...........................................................................................25
   3.4     INTEREST OPTIONS......................................................................................25
   3.5     QUOTATION OF RATES....................................................................................26
   3.6     DEFAULT RATE..........................................................................................26
   3.7     INTEREST RECAPTURE....................................................................................26
   3.8     INTEREST CALCULATIONS.................................................................................26
   3.9     MAXIMUM RATE..........................................................................................26
   3.10    INTEREST PERIODS......................................................................................27
   3.11    CONVERSIONS...........................................................................................27
   3.12    ORDER OF APPLICATION..................................................................................27
   3.13    SHARING OF PAYMENTS, ETC..............................................................................28
   3.14    OFFSET................................................................................................29
   3.15    BOOKING BORROWINGS....................................................................................29
SECTION 4    CHANGE IN CIRCUMSTANCES.............................................................................29
   4.1     INCREASED COST AND REDUCED RETURN.....................................................................29
   4.2     LIMITATION ON TYPES OF LOANS..........................................................................30
   4.3     ILLEGALITY............................................................................................30
   4.4     TREATMENT OF AFFECTED LOANS...........................................................................31
   4.5     COMPENSATION..........................................................................................31
   4.6     TAXES.................................................................................................31
   4.7     REMOVAL OF LENDERS....................................................................................33
SECTION 5    FEES................................................................................................34
   5.1     TREATMENT OF FEES.....................................................................................34
   5.2     FEES OF ADMINISTRATIVE AGENT AND ARRANGER.............................................................34
   5.3     FACILITY FEE..........................................................................................34
   5.4     UTILIZATION FEE.......................................................................................34
   5.5     LC FEES...............................................................................................35
SECTION 6.   SECURITY; GUARANTIES................................................................................35
   6.1     BORROWERS, GUARANTIES, AND FOREIGN STOCK PLEDGES......................................................35
   6.2     RELEASE OF BORROWERS, GUARANTIES, AND COLLATERAL......................................................35
   6.3     CONTROL; LIMITATION OF RIGHTS.........................................................................36
SECTION 7    CONDITIONS PRECEDENT................................................................................36
   7.1     CONDITIONS PRECEDENT TO CLOSING.......................................................................36
   7.2     CONDITIONS PRECEDENT TO EACH BORROWING................................................................36

   7.3     CONDITIONS PRECEDENT TO ADDITIONAL BORROWERS, GUARANTORS, OR FOREIGN STOCK PLEDGES....................36
SECTION 8    REPRESENTATIONS AND WARRANTIES......................................................................37
   8.1     PURPOSE OF CREDIT FACILITY............................................................................37
   8.2     EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS...............................................37
   8.3     SUBSIDIARIES; CAPITAL STOCK...........................................................................37
   8.4     AUTHORIZATION AND CONTRAVENTION.......................................................................37
   8.5     BINDING EFFECT........................................................................................37
   8.6     FINANCIAL STATEMENTS..................................................................................38
   8.7     LITIGATION, CLAIMS, INVESTIGATIONS....................................................................38
   8.8     TAXES.................................................................................................38
   8.9     ENVIRONMENTAL MATTERS.................................................................................38
   8.10    EMPLOYEE BENEFIT PLANS................................................................................38
   8.11    PROPERTIES; LIENS.....................................................................................39
   8.12    GOVERNMENT REGULATIONS................................................................................39
   8.13    INTELLECTUAL PROPERTY.................................................................................39
   8.14    COMPLIANCE WITH LAWS..................................................................................39
   8.15    REGULATION U..........................................................................................39
   8.16    FULL DISCLOSURE.......................................................................................39
   8.17    NO DEFAULT............................................................................................39
   8.18    CONTINGENT EARN-OUT PAYMENTS..........................................................................39
SECTION 9    COVENANTS...........................................................................................40
   9.1     USE OF PROCEEDS.......................................................................................40
   9.2     BOOKS AND RECORDS.....................................................................................40
   9.3     ITEMS TO BE FURNISHED.................................................................................40
   9.4     INSPECTIONS...........................................................................................41
   9.5     TAXES.................................................................................................41
   9.6     PAYMENT OF OBLIGATIONS................................................................................41
   9.7     MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS........................................................41
   9.8     INSURANCE.............................................................................................42
   9.9     PRESERVATION AND PROTECTION OF RIGHTS.................................................................42
   9.10    EMPLOYEE BENEFIT PLANS................................................................................42
   9.11    ENVIRONMENTAL LAWS....................................................................................42
   9.12    DEBT AND GUARANTIES...................................................................................42
   9.13    LIENS.................................................................................................42
   9.14    TRANSACTIONS WITH AFFILIATES..........................................................................44
   9.15    COMPLIANCE WITH LAWS AND DOCUMENTS....................................................................44
   9.16    ACCOUNTING METHODS....................................................................................44
   9.17    GOVERNMENT REGULATIONS................................................................................44
   9.18    RESTRICTIONS ON SUBSIDIARIES..........................................................................44
   9.19    SALE OF ASSETS........................................................................................44
   9.20    ACCOUNTS RECEIVABLE FINANCING.........................................................................45
   9.21    MERGERS AND DISSOLUTIONS..............................................................................45
   9.22    FINANCIAL COVENANTS...................................................................................45
   9.23    ACQUISITIONS..........................................................................................45
SECTION 10   DEFAULT.............................................................................................45
   10.1    PAYMENT OF OBLIGATION.................................................................................45
   10.2    COVENANTS.............................................................................................45
   10.3    DEBTOR RELIEF.........................................................................................46
   10.4    JUDGMENTS AND ATTACHMENTS.............................................................................46
   10.5    GOVERNMENT ACTION.....................................................................................46
   10.6    MISREPRESENTATION.....................................................................................46

   10.7    CHANGE OF CONTROL.....................................................................................46
   10.8    DEFAULT UNDER OTHER DEBT AND AGREEMENTS...............................................................46
   10.9    EMPLOYEE BENEFIT PLANS................................................................................47
   10.11   VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS.........................................................47
SECTION 11   RIGHTS AND REMEDIES.................................................................................47
   11.1    REMEDIES UPON DEFAULT.................................................................................47
   11.2    COMPANY WAIVERS; NO RELEASE...........................................................................48
   11.3    PERFORMANCE BY ADMINISTRATIVE AGENT...................................................................48
   11.4    DELEGATION OF DUTIES AND RIGHTS.......................................................................48
   11.5    NOT IN CONTROL........................................................................................48
   11.6    COURSE OF DEALING.....................................................................................48
   11.7    CUMULATIVE RIGHTS.....................................................................................49
   11.8    APPLICATION OF PROCEEDS...............................................................................49
   11.9    CERTAIN PROCEEDINGS...................................................................................49
   11.10   EXPENDITURES BY LENDERS...............................................................................49
   11.11   INDEMNIFICATION.......................................................................................49
SECTION 12   AGREEMENT AMONG LENDERS.............................................................................50
   12.1    ADMINISTRATIVE AGENT; LC ISSUERS......................................................................50
   12.2    EXPENSES..............................................................................................52
   12.3    PROPORTIONATE ABSORPTION OF LOSSES....................................................................52
   12.4    DELEGATION OF DUTIES; RELIANCE........................................................................52
   12.5    LIMITATION OF LIABILITY...............................................................................52
   12.6    DEFAULT; COLLATERAL...................................................................................53
   12.7    LIMITATION OF LIABILITY...............................................................................55
   12.8    RELATIONSHIP OF LENDERS...............................................................................56
   12.9    BENEFITS OF AGREEMENT.................................................................................56
   12.10   AGENTS................................................................................................56
   12.11   OBLIGATIONS SEVERAL...................................................................................56
SECTION 13   MISCELLANEOUS.......................................................................................56
   13.1    HEADINGS..............................................................................................56
   13.2    NONBUSINESS DAYS......................................................................................56
   13.3    COMMUNICATIONS; FACSIMILE COPIES......................................................................56
   13.4    FORM AND NUMBER OF DOCUMENTS..........................................................................57
   13.5    SURVIVAL..............................................................................................57
   13.6    GOVERNING LAW.........................................................................................57
   13.7    INVALID PROVISIONS....................................................................................58
   13.8    ENTIRETY..............................................................................................58
   13.9    JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL...................................................58
   13.10   AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS..........................................................59
   13.11   MULTIPLE COUNTERPARTS.................................................................................60
   13.12   SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS................................................60
   13.13   DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES...........................62
   13.14   CONFIDENTIALITY.......................................................................................63
   13.15   DESIGNATED SENIOR INDEBTEDNESS........................................................................63

                             SCHEDULES AND EXHIBITS

Schedule 2.1                -      Lenders and Commitments
Schedule 2.2                -      Existing Letters of Credit
Schedule 7.1                -      Conditions Precedent to Closing
Schedule 7.3                -      Condition Precedent to Additional Borrowers
Schedule 8.7                -      Litigation
Schedule 8.18               -      Contingent "Earn-Out" Payments

Exhibit A-1                 -      Form of Revolver Note
Exhibit A-2                 -      Form of Swing Line Note
Exhibit B-1                 -      Form of Borrowing Notice
Exhibit B-2                 -      Form of Conversion Notice
Exhibit B-3                 -      Form of LC Request
Exhibit C                   -      Form of Guaranty
Exhibit D                   -      Form of Compliance Certificate
Exhibit E                   -      Form of Assignment and Acceptance Agreement
Exhibit F                   -      Form of Contribution Agreement
Exhibit G                   -      Forms of Release
Exhibit H                   -      Form of Supplemental Document

                           REVOLVING CREDIT AGREEMENT

         THIS REVOLVING CREDIT AGREEMENT is entered into as of September __ , 2002, among AFFILIATED COMPUTER SERVICES, INC. a Delaware corporation ("ACS"), other Borrowers from time to time party hereto (collectively with ACS, "BORROWERS"), Lenders (hereinafter defined), WELLS FARGO BANK TEXAS, NATIONAL ASSOCIATION, as Administrative Agent (hereinafter defined), for itself and the other Lenders, Key Corporate Capital, Inc. and The Bank of Tokyo-Mitsubishi, Ltd., as Co-Documentation Agents (hereinafter defined), JPMorgan Chase Bank and Bank One, N.A., as Co-Syndication Agents (hereinafter defined), and Wachovia Bank, National Association, as Senior Managing Agent.

                                    RECITALS

         ACS has requested that Lenders extend a revolving credit facility to Borrowers not to exceed a total outstanding principal amount of $875,000,000 (subject to increase pursuant to SECTION 2.4) at any time (with certain subfacilities for letters of credit and swing-line advances) to be used by Borrowers as provided in SECTION 8.1. Lenders are willing to extend the requested credit facility on the terms and conditions of this agreement.

         ACCORDINGLY, for adequate and sufficient consideration, ACS, other Borrowers, Lenders, and Agents agree as follows:

SECTION 1 DEFINITIONS AND TERMS.

         1.1 DEFINITIONS. As used herein:

         ACQUISITION means any transaction or series of related transactions for the purpose of, or resulting in, directly or indirectly, (a) the acquisition by any Company of all or substantially all of the assets of a Person or of any business or division of a Person, (b) the acquisition by any Company of more than 50% of any class of Voting Stock (or similar ownership interests) of any Person, or (c) a merger, consolidation, amalgamation, or other combination by any Company with another Person if a Company is the surviving entity; provided that, in any merger, consolidation, amalgamation, or other combination involving ACS, ACS must be the surviving entity.

         ACS means Affiliated Computer Services, Inc., a Delaware corporation.

         ADJUSTED EBITDA means EBITDA of the Companies on a consolidated basis adjusted (a) as permitted and in accordance with, Article 11 of Regulation S-X of the Securities Act of 1933 and (b) to give effect to any Acquisitions and divestitures of or by the Companies during the applicable Rolling Period as if such transactions had occurred on the first day of such Rolling Period regardless of whether the effect is positive or negative.

         ADJUSTED EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined by Administrative Agent to be equal to the quotient obtained by dividing (a) the Eurodollar Rate for such Eurodollar Rate Borrowing for such Interest Period by (b) 1 minus the Reserve Requirement for such Eurodollar Rate Borrowing for such Interest Period.

         ADMINISTRATIVE AGENT means Wells Fargo Bank Texas, National Association, and its permitted successors or assigns as "Administrative Agent" for Lenders under the Loan Documents.



                                        1                  ACS CREDIT AGREEMENT

         ADMINISTRATIVE QUESTIONNAIRE means an Administrative Questionnaire in a form supplied by Administrative Agent.

         AFFILIATE of any Person means any other Person who directly or indirectly Controls, or is Controlled by, or is under common Control with, such Person.

         AGENTS means, collectively, Administrative Agent, Co-Syndication Agents, Co-Documentation Agents, and Senior Managing Agent.

         ALTERNATIVE CURRENCY means Canadian Dollars, Pounds Sterling, Euros, or any other currency that Administrative Agent has notified Borrowers, upon their request, that Administrative Agent and Required Lenders have determined to be freely transferable and convertible into Dollars, so long as (a) such currency is dealt with in the London interbank deposit market, (b) such currency is freely transferable and convertible into Dollars in the London foreign exchange market, (c) no Governmental Authority in the country of issue of such currency is required to permit use of such currency by any applicable LC Issuer for issuing LCs or honoring drafts presented under LCs in such currency, and (d) there is no restriction or prohibition under any applicable Law against the use of such currency for such purposes. If, after the issuance of an LC in an Alternative Currency, the Alternative Currency denominated in such LC ceases to be lawful currency freely-convertible into Dollars and is replaced by the Euro, then thereafter the Alternative Currency for purposes of such LC shall be the Euro.

         AGREEMENT means this Revolving Credit Agreement (as the same may hereafter be amended, modified, supplemented, or restated from time to time in accordance with the terms hereof).

         APPLICABLE LENDING OFFICE means, for each Lender and for each Type of Borrowing, the "Lending Office" of such Lender (or an affiliate of such Lender) designated on SCHEDULE 2.1 attached hereto or such other office that such Lender (or an affiliate of such Lender) may from time to time specify to Administrative Agent and Borrowers by written notice in accordance with the terms hereof.

         APPLICABLE MARGIN means, from time to time, the following percentage per annum, based upon the Debt Rating as set forth below:

                                                             APPLICABLE MARGIN
 PRICING LEVEL FROM     DEBT RATINGS                          EURODOLLAR RATE
 HIGHEST TO LOWEST       S&P/MOODY'S       FACILITY FEE         BORROWINGS      UTILIZATION FEE
 ------------------   ------------------  ---------------    -----------------  ---------------
         1             A-/A3 or better         0.150%             0.375%              0.100%
         2                BBB+/Baa1            0.175%             0.575%              0.125%
         3                BBB/Baa2             0.200%             0.775%              0.150%
         4                BBB-/Baa3            0.250%             0.925%              0.200%
         5               Worse than            0.250%             1.250%              0.250%
                      BBB-/Baa3 or Not
                            Rated

For purposes of the foregoing: (a) if the Debt Rating issued by Moody's and the Debt Rating issued by S&P shall fall within different Pricing Levels (but not more than one (1) Pricing Level apart), then the Applicable Margin shall be determined by reference to the higher Pricing Level (e.g., if the Debt Rating issued by S&P is in Pricing Level 1 and the Debt Rating issued by Moody's is in Pricing Level 2, then the Applicable Margin shall be determined by reference to Pricing Level 1); (b) if the Debt Rating issued by Moody's and the Debt Rating issued by S&P shall fall within different Pricing Levels (and by more than



                                        2                  ACS CREDIT AGREEMENT
one (1) Pricing Level), then the Applicable Margin shall be determined by reference to the Pricing Level that is one (1) Pricing Level higher than the lower Pricing Level (e.g., if the Debt Rating issued by S&P is in Pricing Level 1 and the Debt Rating issued by Moody's is in Pricing Level 4, then the Applicable Margin shall be determined by reference to Pricing Level 3); and (c) if either Moody's or S&P no longer publishes ratings and ACS and Administrative Agent cannot agree on another ratings agency to replace Moody's or S&P, as the case may be, then the Debt Rating issued by Moody's or the Debt Rating issued by S&P which is still being published, as the case may be, shall be deemed to be the Debt Rating.

Initially, the Applicable Margin shall be determined based upon the Debt Rating specified in the certificate delivered pursuant to SCHEDULE 7.1, ITEM 19. Thereafter, each change in the Applicable Margin resulting from a publicly announced change in the Debt Rating shall be effective, in the case of an upgrade, commencing on the date of the public announcement thereof so long as Borrowers have delivered to Administrative Agent notice thereof pursuant to
SECTION 9.3(c)(vi) and ending on the date immediately preceding the effective date of the next such change and, in the case of a downgrade, commencing on the date of the public announcement thereof and ending on the date immediately preceding the effective date of the next such change.

         ARRANGER means Wells Fargo Bank, National Association and its successors and assigns, in its capacity as co-lead arranger and sole book manager under the Loan Documents.

         ASSIGNMENT AND ACCEPTANCE is defined in SECTION 13.12(b)(iv).

         ATTRIBUTABLE DEBT means, with respect to any Synthetic Lease, as of any date of determination, the total obligation (discounted to present value at the rate of interest implicit in the lease included in such transaction) of the lessee for rental payments (other than amounts required to be paid on account of property taxes, maintenance, repairs, insurance, assessments, utilities, operating and labor costs and other items which do not constitute payments for property rights) during the remaining portion of the term (including extensions which are at the sole option of the lessor) of the lease included in such transaction (and in the case of any lease which is terminable by the lessee upon the payment of a penalty, such rental obligation shall also include the amount of such penalty, but no rent shall be considered as required to be paid under such lease subsequent to the first date upon which it may be so terminated).

         AUTHORIZATIONS means all filings, recordings, and registrations with, and all validations or exemptions, approvals, orders, authorizations, consents, franchises, licenses, certificates, and permits from, any Governmental Authority.

         BASE RATE means, for any day, the rate per annum equal to the higher of
(a) the Federal Funds Rate for such day plus one-half of one percent (.5%) and
(b) the Prime Rate for such day. Any change in the Base Rate due to a change in the Prime Rate or the Federal Funds Rate shall be effective on the effective date of such change in the Prime Rate or the Federal Funds Rate.

         BASE RATE BORROWING means a Borrowing bearing interest at the Base
Rate.

         BORROWERS is defined in the preamble to this Agreement; provided, however, that notwithstanding anything to the contrary in this Agreement or any Loan Document, ACS shall at all times be a Borrower.

         BORROWING means any amount disbursed (a) by one or more Lenders under the Loan Documents (under the Revolver Facility or the Swing Line Subfacility), whether such amount constitutes an original disbursement of funds, the continuation of an amount outstanding, or a funding under SECTION 2.2(c), or (b) by any Lender in accordance with, and to satisfy the obligations of any Loan Party under, any Loan Document.



                                        3                  ACS CREDIT AGREEMENT

         BORROWING DATE is defined in SECTION 2.6(a).

         BORROWING NOTICE means a request for Borrowing made pursuant to SECTION 2.6(a), substantially in the form of EXHIBIT B-1.

         BUSINESS DAY means (a) for all purposes, any day other than Saturday, Sunday, and any other day on which commercial banking institutions are required or authorized by Law to be closed in Dallas, Texas or New York, New York, and
(b) in addition to the foregoing, in respect of any Eurodollar Rate Borrowing, a day on which dealings in United States dollars are conducted in the London interbank market and commercial banks are open for international business in London.

         CANADIAN DOLLARS and the symbol "CDN$" means the lawful currency of Canada.

         CAPITAL EXPENDITURES means an expenditure for any fixed asset, or any improvements or additions thereto, which should be capitalized on a balance sheet in accordance with GAAP.

         CAPITAL LEASE means any capital lease or sublease which should be capitalized on a balance sheet in accordance with GAAP.

         CLOSING DATE means the date upon which this Agreement has been executed by Borrowers, Lenders, and Administrative Agent and all conditions precedent specified in SECTION 7.1 have been satisfied or waived, which waiver shall be evidenced by the funding of the initial Borrowing.

         CO-DOCUMENTATION AGENT means Key Corporate Capital, Inc. and The Bank of Tokyo-Mitsubishi, Ltd., and their respective permitted successors and assigns as "Co-Documentation Agents" under the Loan Documents.

         CO-SYNDICATION AGENTS means JPMorgan Chase Bank and Bank One, N.A., and their respective permitted successors or assigns as "Co-Syndication Agents" under the Loan Documents.

         CODE means the Internal Revenue Code of 1986, as amended, together with the rules and regulations promulgated thereunder.

         COLLATERAL means all of the items and types of property described as "Collateral" in now existing or hereafter created Foreign Stock Pledges and all cash and non-cash proceeds thereof.

         COMMITMENT PERCENTAGE means, at any date of determination, for any Lender, the proportion (stated as a percentage) that its Committed Sum bears to the aggregate Committed Sums of all Lenders.

         COMMITTED SUM means for any Lender at any date of determination occurring prior to the Termination Date, the amount stated beside such Lender's name on SCHEDULE 2.1 to this Agreement or in the Assignment and Acceptance pursuant to which such Lender becomes a party hereto, as applicable, as such amount may be increased, reduced, or cancelled from time to time in accordance with the Loan Documents.

         COMPANIES means, at any date of determination thereof, ACS and each of its Subsidiaries; and COMPANY means, on any date of determination, ACS or any of its Subsidiaries.

         COMPLIANCE CERTIFICATE means a certificate signed by a Responsible Officer, substantially in the form of EXHIBIT D.



                                        4                  ACS CREDIT AGREEMENT

         CONSEQUENTIAL LOSS means any loss or expense which any Lender may reasonably incur in respect of a Eurodollar Rate Borrowing as a consequence of any event described in SECTION 4.5.

         CONSTITUENT DOCUMENTS means, with respect to any Person, its articles or certificate of incorporation, bylaws, partnership agreements, organizational documents, limited liability company agreements, trust agreement, or such other document as may govern such Person's formation, organization, and management.

         CONTRIBUTION AGREEMENT means (a) a Contribution Agreement in substantially the form and upon the terms of EXHIBIT F, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b) any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Contribution Agreement made in accordance with the Loan Documents.

         CONTROL means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of a Person, whether through the ownership of Stock, by contract, or otherwise, and "CONTROLLING" and "CONTROLLED" shall have meanings correlative thereto.

         CONVERSION NOTICE means a request pursuant to SECTION 3.11, substantially in the form of EXHIBIT B-2.

         COVERAGE REQUIREMENT is defined in SECTION 6.1.

         CURRENT FINANCIALS means, at the time of any determination thereof, the more recently delivered to Lenders of either (a) (i) the audited Financial Statements for the fiscal year ended June 30, 2001, calculated on a consolidated basis for the Companies; and (ii) the unaudited Financial Statements for the fiscal quarter ended March 31, 2002, calculated on a consolidated basis for the Companies; or (b) the Financial Statements required to be delivered under SECTIONS 9.3(a) or 9.3(b), as the case may be, calculated on a consolidated basis for the Companies.

         DEBT means (without duplication), for any Company, the sum of the following: (a) all obligations for borrowed money; (b) all obligations evidenced by bonds, debentures, notes, or similar instruments; (c) all obligations to pay the deferred purchase price of property or services except trade accounts payable arising in the ordinary course of business; (d) all direct or contingent obligations in respect of letters of credit; (e) indebtedness that is secured (or for which the holder of the Debt has an existing right, contingent or otherwise to be so secured) by any Lien existing on property owned or acquired by any Company; (f) obligations of such Person under Capital Leases; (g) Attributable Debt associated with Synthetic Leases; (h) any Receivables Financing Amount; and (i) all guaranties, endorsements, and other contingent obligations for Debt of Persons other than another Company; provided, however that Debt shall expressly exclude surety, payment, or performance bonds issued in the ordinary course of such Company's business.

         DEBT RATING means, as of any date of determination, the most recently-announced rating as determined by either S&P or Moody's (collectively, the "DEBT RATINGS") assigned to any class of long-term senior, unsecured Debt securities issued by ACS as to which no letters of credit, guaranties (excluding guaranties of Subsidiaries of ACS), or third-party credit support is in place, regardless of whether all or any part of such Debt has been issued at the time such rating was issued.

         DEBTOR RELIEF LAWS means the Bankruptcy Code of the United States of America and all other applicable liquidation, conservatorship, bankruptcy, moratorium, rearrangement, receivership, insolvency, reorganization, fraudulent transfer or conveyance, suspension of payments, or similar Laws from time to time in effect affecting the Rights of creditors generally.



                                        5                  ACS CREDIT AGREEMENT

         DEFAULT is defined in SECTION 10.

         DEFAULT RATE means a per annum rate of interest equal from day to day to the lesser of (a) the sum of the Base Rate plus 2% and (b) the Maximum Rate.

         DISTRIBUTION for any Person means, with respect to any shares of any Stock issued by such Person, (a) the retirement, redemption, purchase, or other acquisition for value of any such Stock, (b) the declaration or payment of any dividend on or with respect to any such Stock, and (c) any other payment by such Person with respect to such Stock.

         DOLLAR EQUIVALENT means on any day (a) with respect to any amount denominated in Dollars, such amount and (b) with respect to any amount denominated in an Alternative Currency, the amount of Dollars into which such amount may be converted at the spot rate at which Dollars are offered to Administrative Agent in London for the Alternative Currency in which such amount is denominated at approximately 11:00 a.m. (London time) on such day or if such day is not a Business Day, on the immediately preceding Business Day.

         DOLLARS and the symbol $ means lawful money of the United States of America.

         DOMESTIC SUBSIDIARY of any Person means a direct or indirect Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction of the United States.

         DOMESTIC SUBSIDIARY OBLIGOR means any Domestic Subsidiary of ACS that is either a Borrower or a Guarantor.

         EBITDA means, for any Person, as calculated at any date of determination with respect to the most recently ended Rolling Period (unless otherwise indicated), the sum (without duplication and without giving effect to any extraordinary losses or gains during such period) of (a) net income or deficit during such period, plus (b) to the extent already deducted in computing such net income, (i) income Tax expense; (ii) Interest Expense during such period, and (iii) depreciation, amortization, and other non-cash expense items during such period (excluding any such non-cash item to the extent that it represents an accrual or reserve for potential cash items in any future period or amortization of a prepaid cash item that was paid in a prior period), minus
(c) other non-cash items increasing net income for such period (excluding any such non-cash item to the extent that it represents the reversal of an accrual for a potential cash item in any prior period); in each case calculated on a consolidated basis for such Person in accordance with GAAP.

         EC TREATY means the Treaty establishing the European Community (signed in Rome on March 25, 1957), as amended by the Treaty on European Union (signed in Maastricht on February 7, 1992), as further amended or supplemented from time to time.

         ELIGIBLE ASSIGNEE means (a) a Lender; (b) an Affiliate of a Lender (so long as such assignment is not made in conjunction with the sale of such Affiliate); and (c) any other Person approved by (i) Administrative Agent (which approval will not be unreasonably withheld or delayed by Administrative Agent) and (ii) unless a Default or Potential Default has occurred and is continuing at the time any assignment is effected in accordance with SECTION 13.12, ACS, such approval not to be unreasonably withheld or delayed by ACS and such approval to be deemed given by ACS if no objection is received by the assigning Lender and Administrative Agent from ACS within five Business Days after notice of such proposed assignment has been provided by the assigning Lender to ACS; provided, however, that neither ACS nor any Affiliate of any Borrower shall qualify as an Eligible Assignee.



                                        6                  ACS CREDIT AGREEMENT

         EMPLOYEE PLAN means an employee pension benefit plan covered by Title IV of ERISA or subject to the minimum funding standards under Section 412 of the Code and established or maintained by any Loan Party, Restricted Subsidiary thereof, or ERISA Affiliate, but not including any Multiemployer Plan.

         EMU the European economic and monetary union.

         ENVIRONMENTAL LAW means any applicable Law that relates to (a) the condition or protection of air, groundwater, surface water, soil, or other environmental media, (b) the environment, including natural resources or any activity which affects the environment, (c) the regulation of any pollutants, contaminants, wastes, substances, and Hazardous Substances, including, without limitation, the Comprehensive Environmental Response, Compensation, and Liability Act (42 U.S.C. Section 9601 et seq.) ("CERCLA"), the Clean Air Act (42 U.S.C. Section 7401 et seq.), the Federal Water Pollution Control Act, as amended by the Clean Water Act (33 U.S.C. Section 1251 et seq.), the Federal Insecticide, Fungicide, and Rodenticide Act (7 U.S.C. Section 136 et seq.), the Emergency Planning and Community Right to Know Act of 1986 (42 U.S.C. Section 11001 et seq.), the Hazardous Materials Transportation Act (49 U.S.C. Section 1801 et seq.), the National Environmental Policy Act of 1969 (42 U.S.C. Section 4321 et seq.), the Oil Pollution Act (33 U.S.C. Section 2701 et seq.), the Resource Conservation and Recovery Act (42 U.S.C. Section 6901 et seq.), the Rivers and Harbors Act (33 U.S.C. Section 401 et seq.), the Safe Drinking Water Act (42 U.S.C. Section 201 and Section 300f et seq.), the Solid Waste Disposal Act, as amended by the Resource Conservation and Recovery Act of 1976 and the Hazardous and Solid Waste Amendments of 1984 (42 U.S.C. Section 6901 et seq.), the Toxic Substances Control Act (15 U.S.C. Section 2601 et seq.), and analogous state and local Laws, as any of the foregoing may have been and may be amended or supplemented from time to time, and any analogous future enacted or adopted Law, or (d) the Release or threatened Release of Hazardous Substances.

         ENVIRONMENTAL LIABILITY means any obligation, liability (including, without limitation, any strict liability), loss, fine, penalty, charge, Lien, damage, cost, or expense of any kind to the extent that it results (a) from any violation of or any obligation or liability under any Environmental Law, or (b) from the presence, Release, or threatened Release of any Hazardous Substance.

         ENVIRONMENTAL PERMIT means any permit, license, or other Authorization from any Governmental Authority that is required under any Environmental Law for the lawful conduct of any business, process, or other activity.

         EQUITY ISSUANCE means any issuance on and after the Closing Date by any consolidating Company of any shares of Stock that has the result of increasing the Net Worth (as determined in accordance with GAAP).

         ERISA means the Employee Retirement Income Security Act of 1974, as amended, and the regulations and rulings thereunder.

         ERISA AFFILIATE means any company or trade or business (whether or not incorporated) which, for purposes of Title IV of ERISA, is, or has been within the past six years, a member of any Company's controlled group or which is, or has been within the past six years, under common control with any Company within the meaning of Section 414(b), (c), (m), or (o) of the Code.

         ERISA EVENT means any of the following: (a) the occurrence of a Reportable Event; (b) the application for a minimum funding waiver with respect to an Employee Plan, or becoming obligated to file with the PBGC a notice of failure to make a required payment with respect to any Employee Plan; (c) the provision by the administrator of any Employee Plan of a notice of intent to terminate such Employee Plan; (d) the withdrawal by any Company or ERISA Affiliate, in whole or in part, from a Multiemployer Plan; (e) the occurrence of any condition (under ERISA, the Code, or otherwise) for the imposition of a Lien in favor of the PBGC on the assets of any Company or ERISA Affiliate; (f) the



                                        7                  ACS CREDIT AGREEMENT
adoption of an amendment to an Employee Plan requiring the provision of security to such Employee Plan; (g) institution by the PBGC of proceedings to terminate or impose liability in respect of (other than premiums under Section 4007 of ERISA), any Employee Plan, or the occurrence of any event or condition that constitutes grounds for termination of, or the appointment of a trustee to administer, any Employee Plan; (h) institution by the sponsor of a Multiemployer Plan of proceedings to terminate or reorganize such Multiemployer Plan, or to impose withdrawal liability on any Company or ERISA Affiliate with respect to such Multiemployer Plan; (i) the cessation of operations at a facility of any Company or ERISA Affiliate in the circumstances described in Section 4062(e) of ERISA; or (j) any Company or ERISA Affiliate has engaged in any "prohibited transaction" (as defined in Section 406 of ERISA or Section 4975 of the Code).

         EURO means the euro referred to in Council Regulation (EC) No. 1103/97 dated June 17, 1997, passed by the council of the European Union, or, if different, the then lawful currency of the member states of the European Union that participate in the third stage of economic and monetary union.

         EURODOLLAR RATE means, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Dow Jones Markets Page 3750 (or any successor page) as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period. If for any reason such rate is not available, the term "Eurodollar Rate" shall mean, for any Eurodollar Rate Borrowing for any Interest Period therefor, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) appearing on Reuters Screen LIBO Page as the London interbank offered rate for deposits in Dollars at approximately 11:00 a.m. (London time) two Business Days prior to the first day of such Interest Period for a term comparable to such Interest Period; provided, however, if more than one rate is specified on Reuters Screen LIBO Page, the applicable rate shall be the arithmetic mean of all such rates (rounded upwards, if necessary, to the nearest 1/100 of 1%).

         EURODOLLAR RATE BORROWING means a Borrowing bearing interest at the sum of the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings.

         EUROPEAN UNION means the European Union established under the EC
Treaty.

         EXISTING CREDIT AGREEMENTS means, collectively, (a) the Credit Agreement dated June 10, 2002, between ACS, Goldman Sachs Credit Partners L.P., Wells Fargo Bank Texas, National Association, certain lenders partly thereto, and certain Subsidiary Guarantors party thereto and (b) the Credit Agreement dated May 12, 2000, between ACS, Wells Fargo Bank Texas, National Association, certain lenders party thereto, and certain Subsidiary Guarantors party thereto, in each case as amended.

         EXISTING LETTERS OF CREDIT means those certain outstanding letters of credit listed on SCHEDULE 2.2 hereto, issued by Wells Fargo Bank Texas, National Association, under and pursuant to the Credit Agreement dated May 12, 2000, between ACS, Wells Fargo Bank Texas, National Association, certain lenders party thereto, and certain Subsidiary Guarantors party thereto.

         EXHIBIT means an exhibit to this Agreement unless otherwise specified.

         FEDERAL FUNDS RATE means, for any day, the rate per annum (rounded upwards, if necessary, to the nearest 1/100 of 1%) determined (which determination shall be conclusive and binding, absent manifest error) by Administrative Agent to be equal to the weighted average of the rates on overnight Federal funds transactions with member banks of the Federal Reserve System arranged by Federal funds brokers on such day, as published by the Federal Reserve Bank of New York on the Business Day next succeeding such day; provided that (a) if such day is not a Business Day, the Federal Funds Rate for such



                                        8                  ACS CREDIT AGREEMENT
day shall be such rate on such transactions on the next preceding Business Day as so published on the next succeeding Business Day, and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate charged to Administrative Agent (in its individual capacity) on such day on such transactions as determined by Administrative Agent (which determination shall be conclusive and binding, absent manifest error).

         FINANCIAL STATEMENTS means balance sheets, statements of operations, statements of shareholders' investments, and statements of cash flows prepared in accordance with GAAP, which statements of operations and statements of cash flows shall be in comparative form to the corresponding period of the preceding fiscal year, and which balance sheets and statements of shareholders' investments shall be in comparative form to the prior fiscal year-end figures.

         FIXED CHARGE COVERAGE RATIO means, for the Companies on a consolidated basis and without duplication, at any date of determination, the ratio of: (a) the sum of (i) EBITDA of the Companies for the most recently ended Rolling Period minus (ii) the amount paid for Capital Expenditures by the Companies during such Rolling Period minus (iii) Taxes paid in cash during such Rolling Period to (b) Fixed Charges determined as of such date of determination.

         FIXED CHARGES means, with respect to the Companies on a consolidated basis and without duplication, the sum of (a) all regularly-scheduled principal payments with respect to Debt (other than the Principal Debt) required to be paid within the twelve (12) months following such date of determination, (b) Capital Lease payments, (c) cash Interest Expense, and (d) Distributions paid in cash by ACS (each of the foregoing items (b), (c), and (d) calculated for the most recently ended Rolling Period).

         FOREIGN STOCK PLEDGE means (a) a Foreign Stock Pledge Agreement or similar document in form and upon terms reasonably satisfactory to Administrative Agent and ACS, in which the respective Pledgor grants a perfected, first priority Lien to Administrative Agent (for the benefit of Lenders) in and to 65% of the outstanding Stock of a Foreign Subsidiary of such Pledgor, which Foreign Stock Pledge is executed and delivered by any Person pursuant to the requirements of the Loan Documents, and (b) any amendments, modifications, supplements, restatements, or reaffirmations of any Foreign Stock Pledge made in accordance with the Loan Documents.

         FOREIGN SUBSIDIARY of any Person means a Subsidiary of such Person that is organized or incorporated under the Laws of a jurisdiction other than a jurisdiction of the United States.

         FUNDED DEBT means, on any date of determination, the Debt of the Companies determined on a consolidated basis, excluding any Debt described in CLAUSE (i) of the definition of "Debt" set forth in this SECTION 1.1.

         GAAP means generally accepted accounting principles of the Accounting Principles Board of the American Institute of Certified Public Accountants and the Financial Accounting Standards Board which are applicable from time to time.

         GOVERNMENTAL AUTHORITY means any local, state, municipal, or federal judicial, executive, or legislative instrumentality, or, solely for purposes of
SECTION 4, any central bank.

         GUARANTOR means any Person, including, but not limited to, any Domestic Subsidiary of ACS, who undertakes to be liable for all or any part of the Obligation by execution of a Guaranty or otherwise.

         GUARANTY means (a) a Guaranty in substantially the form and upon the terms of EXHIBIT C, executed and delivered by any Person pursuant to the requirements of the Loan Documents; and (b)



                                        9                  ACS CREDIT AGREEMENT
any amendments, modifications, supplements, restatements, ratifications, or reaffirmations of any Guaranty made in accordance with the Loan Documents.

         HAZARDOUS SUBSTANCE means (a) any substance that is designated, defined, or classified as a hazardous waste, hazardous material, pollutant, contaminant, or toxic or hazardous substance, or that is otherwise regulated, under any Environmental Law, including without limitation, any hazardous substance within the meaning of Section 101(14) of CERCLA, (b) petroleum, oil, gasoline, natural gas, fuel oil, motor oil, waste oil, diesel fuel, jet fuel, and other petroleum hydrocarbons, (c) asbestos and asbestos-containing materials in any form, (d) polychlorinated biphenyls, or (e) urea formaldehyde foam.

         INCLUDED FOREIGN SUBSIDIARY means any Foreign Subsidiary of any Pledged Foreign Subsidiary whose EBITDA is included in the calculation of the Coverage Requirement as permitted by SECTION 6.1.

         INTEREST EXPENSE means, for any period of calculation thereof, for the Companies on a consolidated basis and without duplication, the aggregate amount of all interest (including commitment fees) on all Debt (other than Debt described in CLAUSE (i) of the definition of Debt) of the Companies, whether paid in cash or accrued as a liability and payable in cash during such period (including, without limitation, imputed interest on Capital Lease obligations and Attributable Debt; the amortization of any original issue discount on any Debt; the interest portion of any deferred payment obligation; all commissions, discounts, and other fees and charges owed with respect to letters of credit or bankers' acceptance financing), and all cash premiums or penalties for the repayment, redemption, or repurchase of Debt.

         INTEREST PERIOD is determined in accordance with SECTION 3.10.

         LAWS means all applicable statutes, laws, treaties, ordinances, tariff requirements, rules, regulations, orders, writs, injunctions, decrees, judgments, opinions, or interpretations of any Governmental Authority.

         LC means the letter(s) of credit issued hereunder in the form agreed upon among ACS, the applicable LC Issuer, and the beneficiary thereof at the time of issuance thereof and participated in by Lenders pursuant to the terms and conditions of SECTION 2 hereof.

         LC AGREEMENT means a letter of credit application and agreement (in form and substance satisfactory to the applicable LC Issuer) submitted by ACS to the applicable LC Issuer for an LC for its own account (and for its benefit or the benefit of any other Company); provided that this Agreement shall control any conflict between this Agreement and any such LC Agreement.

         LC EXPOSURE means, at any time and without duplication, the sum of the Dollar Equivalent of (a) the aggregate undrawn portion of all uncancelled and unexpired LCs plus (b) the aggregate unpaid reimbursement obligations of Borrowers in respect of drawings of drafts under any LC.

         LC ISSUER means with respect to each LC, the Lender that issues such LC and shall be either (a) Wells Fargo or (b) any other Lender that has agreed in writing to issue, increase, or extend one or more LCs under this Agreement and has been approved by Administrative Agent and ACS; provided that no more than two Lenders (other than Wells Fargo) may be LC Issuers at any date of determination. Any Lender may resign as LC Issuer upon giving 30 days prior written notice to Borrowers; provided that such Lender shall continue to be a LC Issuer for purposes of this Agreement for all LCs issued at the time of such resignation until such time as such LCs expire or are replaced.

         LC REQUEST means a request pursuant to SECTION 2.2(a), substantially in the form of EXHIBIT B-3.



                                       10                  ACS CREDIT AGREEMENT

         LC SUBFACILITY means a subfacility of the Revolver Facility for the issuance of LCs as described in and subject to the limitations of SECTION 2.2, under which the Dollar Equivalent of the LC Exposure may never (a) collectively exceed $500,000,000 and (b) together with the Principal Debt may never exceed the Revolver Commitment.

         LENDERS means, on any date of determination, the financial institutions named on SCHEDULE 2.1 (as the same may be amended from time to time by Administrative Agent to reflect the addition of new Lenders pursuant to SECTION
2.4 and to reflect the assignments made in accordance with SECTION 13.12(b) of this Agreement, and subject to the terms and conditions of this Agreement), and their respective successors and assigns (but not any Participant who is not otherwise a party to this Agreement).

         LEVERAGE RATIO means, with respect to the Companies on a consolidated basis and without duplication, at any date of determination thereof, the ratio of (a) the Funded Debt outstanding on such date to (b) Adjusted EBITDA.

         LIEN means any lien, mortgage, security interest, pledge, assignment, charge, title retention agreement, or encumbrance of any kind, and any other Right of or arrangement with any creditor (other than under or relating to subordination or other intercreditor arrangements) to have its claim satisfied out of any property or assets, or the proceeds therefrom, prior to the general creditors of the owner thereof.

         LITIGATION means any action by or before any Governmental Authority.

         LOAN ACCOUNT means any record (including, without limitation, the Register) maintained by any Lender in the ordinary course of business or by Administrative Agent evidencing the Principal Debt owed to each Lender.

         LOAN DOCUMENTS means (a) this Agreement, the Notes, the Guaranties, the Foreign Stock Pledges, LCs, and LC Agreements, (b) all other agreements, documents, or instruments in favor of Agents or Lenders ever executed and delivered pursuant to this Agreement or otherwise executed and delivered in connection with all or any part of the Obligation, and (c) any and all future renewals, extensions, restatements, reaffirmations, or amendments of, or supplements to, all or any part of the foregoing.

         LOAN PARTIES means, on any date of determination, all Borrowers, all Guarantors, and all Pledgors.

         MANAGING AGENTS means, collectively, Fleet National Bank, The Royal Bank of Scotland plc, and SunTrust Bank.

         MATERIAL ADVERSE EVENT means any set of one or more circumstances or events which, individually or collectively, could reasonably be expected to result in or cause any (a) material impairment of the ability of the Loan Parties, taken as a whole, to perform any of their payment or other material obligations under the Loan Documents described in CLAUSE (a) of the definition thereof or material and adverse effect on the validity or enforceability of the Loan Documents described in CLAUSE (a) of the definition thereof or in the ability of Administrative Agent or any Lender to enforce any such obligations or any of their respective material Rights under the Loan Documents described in CLAUSE (a) of the definition thereof, or (b) material and adverse effect on the business, properties, condition (financial or otherwise), or results of operations the Companies, taken as a whole.

         MATERIAL AGREEMENT means any written or oral agreement, contract, commitment, or understanding under which any Company is obligated to make payments or is entitled to receive revenues in excess of 5% of the consolidated Net Worth of the Companies in any fiscal year.



                                       11                  ACS CREDIT AGREEMENT

         MATERIAL SUBSIDIARY means any Subsidiary or group of Subsidiaries of ACS that individually or collectively satisfies either of the following financial criteria: (a) as of the most recently ended Rolling Period, the EBITDA of such Subsidiary or group of Subsidiaries of ACS exceeds 5% of the EBITDA of all of the Companies, or (b) on any date of determination, the book value of the total assets of such Subsidiary or group of Subsidiaries of ACS exceeds 1% of the book value of all assets of all of the Companies.

         MAXIMUM AMOUNT and MAXIMUM RATE respectively mean, for each Lender, the maximum non-usurious amount and the maximum non-usurious rate of interest which, under applicable Law, such Lender is permitted to contract for, charge, take, reserve, or receive on the Obligation.

         MAXIMUM REVOLVER COMMITMENT means an amount equal to $900,000,000, which amount shall not be increased without the approval of all of the Lenders.

         MOODY'S means Moody's Investors Services, Inc., or, if Moody's no longer publishes ratings, another nationally recognized rating agency acceptable to Administrative Agent and ACS.

         MULTIEMPLOYER PLAN means a multiemployer plan as defined in Sections 3(37) or 4001(a)(3) of ERISA or Section 414(f) of the Code to which any Company or any ERISA Affiliate is making, has made, is accruing, or has accrued, an obligation to make contributions or has, within any of the preceding five plan years, made or accrued an obligation to make contributions.

         NET WORTH means, as of any date of determination, the shareholders equity (excluding any minority interests) of the Companies on a consolidated basis as of that date determined in accordance with GAAP.

         NOTES means, at the time of any determination thereof, all outstanding and unpaid Revolver Notes and the Swing Line Note.

         OBLIGATION means all present and future indebtedness, liabilities, and obligations, and all renewals and extensions thereof, or any part thereof, now or hereafter owed to Administrative Agent, any other Agent, any Lender, or any Affiliate of any Lender by any Company arising from, by virtue of, or pursuant to any Loan Document, together with all interest accruing thereon, fees, costs, and expenses (including, without limitation, all reasonable attorneys' fees and expenses incurred in the enforcement or collection thereof) payable under the Loan Documents.

         OSHA means the Occupational Safety and Health Act of 1970, 29 U.S.C.
Section 671 et seq.

         PARTICIPANT is defined in SECTION 13.12(e).

         PBGC means the Pension Benefit Guaranty Corporation, or any successor thereof, established pursuant to ERISA.

         PERMITTED LIENS means, with respect to the Companies, Liens permitted under SECTION 9.13 as described in such Section.

         PERSON means any individual, entity, or Governmental Authority.

         PLEDGED FOREIGN SUBSIDIARY means any Foreign Subsidiary of ACS whose stock is pledged pursuant to a Foreign Stock Pledge.


                                       12                  ACS CREDIT AGREEMENT

         PLEDGOR means any Person, including, but not limited to, any Domestic Subsidiary of ACS, who executes a Foreign Stock Pledge pursuant to the terms of this Agreement.

         POTENTIAL DEFAULT means the occurrence of any event or existence of any circumstance which, with the giving of notice or lapse of time or both, would become a Default.

         POUNDS STERLING and the symbol POUND STERLING means the lawful currency of the United Kingdom.

         PRIME RATE means the per annum rate of interest established from time to time by Wells Fargo, as its prime rate, which rate may not be the lowest rate of interest charged by Wells Fargo to its customers.

         PRINCIPAL DEBT means, on any date of determination, the aggregate unpaid principal balance of all Borrowings under the Revolver Facility (including, without limitation, Borrowings under the Swing Line Subfacility), together with (but without duplication) the aggregate unpaid reimbursement obligations of any Borrower in respect of drawings under any LC.

         PRO RATA or PRO RATA PART, for each Lender, means on any date of determination (a) the proportion which the Principal Debt owed to such Lender (whether held directly or through a participation and determined after giving effect thereto) bears to the Principal Debt owed to all Lenders at the time in question, and (b) if no Principal Debt is outstanding, then the proportion that the aggregate of such Lender's Committed Sums then in effect bears to the Revolver Commitment then in effect.

         RECEIVABLES FINANCING AMOUNT is defined in SECTION 9.20.

         REGISTER is defined in SECTION 13.12(c).

         REGULATION D means Regulation D of the Board of Governors of the Federal Reserve System, as amended.

         REGULATION U means Regulation U of the Board of Governors of the Federal Reserve System, as amended.

         RELEASE means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping, disposal, deposit, dispersal, migrating, or other movement into the air, ground, or surface water, or soil.

         REPORTABLE EVENT shall have the meaning specified in Section 4043 of ERISA or the regulations issued thereunder in connection with an Employee Plan, excluding events for which the notice requirement is waived under applicable PBGC regulations other than those events described in sections 4043.21, 4043.24, and 4043.28 of such regulations, including each such provision as it may subsequently be renumbered.

         REPRESENTATIVES means representatives, officers, directors, employees, attorneys, and agents.

         REQUIRED LENDERS means (a) on any date of determination on and after the date of the Closing Date and prior to the Termination Date, those Lenders holding 50.1% or more of the Revolver Commitment; and (b) on any date of determination on or after the Termination Date, those Lenders holding 50.1% or more of the sum of (without duplication) (i) Principal Debt plus (ii) the aggregate Rights and benefits of Lenders with respect to LCs, whether such Rights and benefits result from Lenders' issuance of LCs or participations in LCs under SECTION 2.2(b).


                                       13                  ACS CREDIT AGREEMENT

         RESERVE REQUIREMENT means, at any time, the maximum rate at which reserves (including, without limitation, any marginal, special, supplemental, or emergency reserves) are required to be maintained under regulations issued from time to time by the Board of Governors of the Federal Reserve System (or any successor) by member banks of the Federal Reserve System against, in the case of Eurodollar Rate Borrowings, "Eurocurrency liabilities" (as such term is used in Regulation D). Without limiting the effect of the foregoing, the Reserve Requirement shall reflect any other reserves required to be maintained by such member banks with respect to (a) any category of liabilities which includes deposits by reference to which the Adjusted Eurodollar Rate is to be determined, or (b) any category of extensions of credit or other assets which include Eurodollar Rate Borrowings. The Adjusted Eurodollar Rate shall be adjusted automatically on and as of the effective date of any change in the Reserve Requirement.

         RESPONSIBLE OFFICER means the chairman, chief executive officer, president, chief financial officer, executive vice president, treasurer, or assistant treasurer of ACS, or, for all purposes under the Loan Documents, any other officer designated from time to time by the Board of Directors of ACS, which designated officer is reasonably acceptable to Administrative Agent.

         REVOLVER COMMITMENT means an amount (subject to reduction, cancellation, or increase as herein provided) equal to $875,000,000.

         REVOLVER COMMITMENT USAGE means, at the time of any determination thereof, the sum of (a) the aggregate Principal Debt (including the Swing Line Principal Debt) plus, without duplication, (b) the LC Exposure.

         REVOLVER FACILITY means the credit facility as described in and subject to the limitations set forth in SECTION 2.1 hereof, including the LC Subfacility and the Swing Line Subfacility.

         REVOLVER NOTE means any promissory note executed pursuant to SECTION 3.1(b) in substantially the form of EXHIBIT A-1, and all renewals and extensions of all or any part thereof.

         RIGHTS means rights, remedies, powers, privileges, and benefits.

         ROLLING PERIOD means, on any date of determination, the most recent four fiscal quarters ended on March 31, June 30, September 30, or December 31 (as the case may be).

         SCHEDULE means, unless specified otherwise, a schedule attached to this Agreement, as the same may be supplemented and modified from time to time in accordance with the terms of the Loan Documents.

         SENIOR MANAGING AGENT means Wachovia Bank, National Association.

         SOLVENT means, as to a Person, that (a) the aggregate fair market value of such Person's assets exceeds its liabilities (whether or not such liability is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured), (b) such Person has sufficient cash flow to enable it to pay its debts as they mature, and (c) such Person does not have unreasonably small capital to conduct such Person's businesses. For purposes of this definition (i) "debt" means liability on a "claim", (ii) "claim" means any (x) right to payment, whether or not such a right is reduced to judgment, liquidated, unliquidated, fixed, contingent, matured, unmatured, disputed, undisputed, legal, equitable, secured, or unsecured, or (y) right to an equitable remedy for breach of performance if such breach gives rise to a right to payment, whether or not such right to an equitable remedy is reduced to judgment, fixed, contingent, matured, unmatured, disputed, undisputed, secured, or unsecured, (iii) unliquidated, contingent, disputed, and unmatured claims shall be valued at the amount that can be


                                       14                  ACS CREDIT AGREEMENT
reasonably expected to be actual and matured, and (iv) any net intercompany payable owed by one Company to another shall not be considered a liability.

         S&P means Standard & Poor's Rating Group (a division of McGraw-Hill, Inc.), or if S&P no longer publishes ratings, another nationally recognized ratings agency acceptable to Administrative Agent and ACS.

         STOCK means all shares, options, warrants, general or limited partnership interests, membership interests, or other ownership interests (regardless of how designated) of or in a corporation, partnership, limited liability company, trust, or other business entity, whether voting or nonvoting, including common stock, preferred stock, or any other similar "equity security" (as such term is defined in Rule 3a11-1 of the General Rules and Regulations promulgated by the Securities and Exchange Commission under the Securities Exchange Act of 1934, as amended).

         SUBFACILITIES means, collectively, the LC Subfacility and the Swing Line Subfacility; SUBFACILITY means, either of the LC Subfacility or the Swing Line Subfacility.

         SUBSIDIARY means, in respect of any Person, any corporation, partnership, limited liability company, association, joint venture, or other business entity of which more than fifty percent (50%) of the Stock having ordinary voting power for the election of directors or other governing body (other than Stock having such power only by reason of the happening of a contingency) are at any time directly or beneficially, owned, held, or controlled, directly or indirectly, by such Person.

         SWING LINE BORROWING means any Borrowing under the Swing Line Subfacility.

         SWING LINE COMMITMENT means an amount (subject to availability, reduction, or cancellation as herein provided) equal to $50,000,000.

         SWING LINE LENDER means Wells Fargo Bank Texas, National Association, and its successors and assigns.

         SWING LINE NOTE means any promissory note executed pursuant to SECTION 3.1(b) in substantially the form of EXHIBIT A-2, and all renewals and extensions of all or any part thereof.

         SWING LINE PRINCIPAL DEBT means, on any date of determination, that portion of the Principal Debt outstanding under the Swing Line Subfacility.

         SWING LINE SUBFACILITY means the subfacility under the Revolver Facility described in, and subject to the limitations of, SECTION 2.3.

         SYNTHETIC LEASE means a lease that is accounted for as an operating lease for accounting purposes, but as a Capital Lease for tax purposes.

         TAXES means, for any Person, taxes, assessments, or other governmental charges or levies imposed upon such Person, its income, or any of its properties, franchises, or assets.

         TERMINATION DATE means the earlier of (a) December 31, 2005, and (b) the effective date of any other termination, cancellation, or acceleration of all commitments to lend under the Revolver Facility.

         TYPE means any type of Borrowing determined with respect to the interest option applicable thereto.


                                       15                  ACS CREDIT AGREEMENT

         VOTING STOCK means securities (as such term is defined in Section 2(1) of the Securities Act of 1933, as amended) of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect a majority of the corporate directors (or Persons performing similar functions).

         WELLS FARGO means Wells Fargo Bank Texas, National Association, in its individual capacity as a Lender, and its successors and assigns.

         1.2 NUMBER AND GENDER OF WORDS; OTHER REFERENCES. Unless otherwise specified in the Loan Documents, (a) where appropriate, the singular includes the plural and vice versa, and words of any gender include each other gender,
(b) heading and caption references may not be construed in interpreting provisions, (c) section, paragraph, annex, schedule, exhibit, and similar references are to the particular Loan Document in which they are used, (d) references to "telecopy," "facsimile," "fax," or similar terms are to facsimile or telecopy transmissions, (e) references to "including" mean including without limiting the generality of any description preceding that word, (f) the rule of construction that references to general items that follow references to specific items are limited to the same type or character of those specific items is not applicable in the Loan Documents, (g) references to any Person include that Person's heirs, personal representatives, successors, trustees, receivers, and permitted assigns, (h) references to any Law include every amendment or supplement to it, rule and regulation adopted under it, and successor or replacement for it, and (i) references to any Loan Document or other document include every renewal and extension of it, amendment and supplement to it, and replacement or substitution for it.

         1.3 ACCOUNTING PRINCIPLES. All accounting and financial terms used in the Loan Documents and the compliance with each financial covenant therein shall be determined in accordance with GAAP, and, all accounting principles shall be applied on a consistent basis so that the accounting principles in a current period are comparable in all material respects to those applied during the preceding comparable period. If any Borrower or any Lender determines that a change in GAAP from that in effect on the date hereof has altered the treatment of certain financial data to its detriment under this Agreement, such party may, by written notice to the others and Administrative Agent not later than ten (10) days after the effective date of such change in GAAP, request renegotiation of the financial covenants affected by such change. If Borrowers and Required Lenders have not agreed on revised covenants within thirty (30) days after delivery of such notice, then, for purposes of this Agreement, GAAP will mean generally accepted accounting principles on the date just prior to the date on which the change that gave rise to the renegotiation occurred.

         1.4 CURRENCY REFERENCES. Unless otherwise specified herein, all dollar amounts expressed herein shall refer to Dollars. Except as otherwise herein specified, for purposes of calculating compliance with the terms of this Agreement and the other Loan Documents (including for purposes of calculating compliance with the covenants), each obligation or calculation shall be converted to its Dollar Equivalent.

SECTION 2 BORROWING PROVISIONS.

         2.1 REVOLVER FACILITY. Each Lender severally, but not jointly, agrees to lend to Borrowers (on a joint and several liability basis) in Dollars such Lender's Commitment Percentage of one or more Borrowings under the Revolver Facility not to exceed such Lender's Committed Sum, which Borrowings may be repaid and reborrowed from time to time in accordance with the terms and provisions of the Loan Documents; provided that, (a) each such Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (b) each such Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 if a Eurodollar Rate Borrowing, $1,000,000 or a greater integral multiple of $100,000 if a Base Rate Borrowing or $100,000 if a Swing Line Borrowing; and (c) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment.


                                       16                  ACS CREDIT AGREEMENT

         2.2 LC SUBFACILITY.

                  (a) Conditions. Subject to the terms and conditions of this Agreement and applicable Law, the applicable LC Issuer agrees to issue LCs upon any Borrower's application therefor (denominated in Dollars or, upon Borrowers' request and subject to this SECTION 2.2, in an Alternative Currency) by delivering to Administrative Agent and the applicable LC Issuer a properly completed LC Request and an LC Agreement with respect thereto no later than 10:00 a.m. Dallas, Texas time three Business Days before such LC is to be issued; provided that,
         (i) on any date of determination and after giving effect to any LC to be issued on such date, the Dollar Equivalent of the Revolver Commitment Usage shall never exceed the Revolver Commitment then in effect, (ii) on any date of determination and after giving effect to any LC to be issued on such date, the Dollar Equivalent of the LC Exposure shall never exceed $500,000,000 (as such commitment under the LC Subfacility may be reduced or canceled as herein provided), (iii) at the time of issuance of such LC, no Default or Potential Default shall have occurred and be continuing, and (iv) each LC must expire no later than one year from its issuance; provided that, any LC may provide for automatic renewal for successive twelve month periods unless the applicable LC Issuer has given prior notice to the applicable beneficiary of its election not to extend such LC. Prior to issuing any LC, the applicable LC Issuer shall confirm with Administrative Agent that the condition in CLAUSE (i) above is satisfied.

                  (b) Participations. Immediately upon the issuance by any LC Issuer of any LC, the applicable LC Issuer shall be deemed to have sold and transferred to each other Lender, and each other such Lender shall be deemed irrevocably and unconditionally to have purchased and received from the applicable LC Issuer, without recourse or warranty, an undivided interest and participation, to the extent of such Lender's Commitment Percentage, in the Dollar Equivalent of such LC, the LC Agreement related thereto, and all Rights of the applicable LC Issuer in respect thereof (other than Rights to receive certain fees provided for in SECTION 5.5(b)).

                  (c) Reimbursement Obligation. To induce LC Issuers to issue and maintain LCs and to induce Lenders to participate in issued LCs, Borrowers (jointly and severally) agree to pay or reimburse the applicable LC Issuer (i) on the date on which any draft is presented under any LC, the amount of any draft paid or to be paid by such LC Issuer and (ii) promptly, upon demand, the amount of any fees (in addition to the fees described in SECTION 5) which such LC Issuer customarily charges to a Person similarly situated in the ordinary course of its business for amending LC Agreements, for honoring drafts under letters of credit, and taking similar action in connection with letters of credit. If Borrowers have not reimbursed the applicable LC Issuer for any drafts paid or to be paid within one (1) Business Day of demand therefor by such LC Issuer, Borrowers shall be deemed to have requested and Administrative Agent is hereby irrevocably authorized to fund the Dollar Equivalent of such reimbursement obligations as a Base Rate Borrowing to the extent of availability under the Revolver Facility. The proceeds of such Borrowing shall be advanced directly to the relevant LC Issuer in payment of Borrowers' unpaid reimbursement obligation. If for any reason (including, without limitation, the Termination Date has occurred), funds cannot be advanced under the Revolver Facility, then Borrowers' reimbursement obligation shall continue to be due and payable. Borrowers' obligations under this
         SECTION 2.2(c) shall be absolute and unconditional under any and all circumstances and irrespective of any setoff, counterclaim, or defense to payment which any Borrower may have at any time against any LC Issuer, Administrative Agent, or any other Person. From the date that the applicable LC Issuer pays a draft under a LC until the date of demand for reimbursement is made, the Dollar Equivalent of unpaid reimbursement obligations shall accrue interest at the Base Rate, which accrued interest shall be payable on demand; and, thereafter until the related reimbursement obligation of Borrowers is paid or funded by proceeds of a Borrowing, the Dollar


                                       17                  ACS CREDIT AGREEMENT

         Equivalent of unpaid reimbursement obligations shall accrue interest at the Default Rate, which accrued interest shall be payable on demand.

                  (d) General. Each LC Issuer shall promptly notify Borrowers and Administrative Agent of the date and the Dollar Equivalent of the amount of any draft presented for honor under any LC issued by such LC Issuer (but failure to give any such notice shall not affect Borrowers' obligations under this Agreement). The applicable LC Issuer shall pay the Dollar Equivalent of the requested amount upon presentment of a draft for honor unless such presentment on its face does not comply with the terms of the applicable LC. When making payment, the applicable LC Issuer may disregard (i) any default or potential default that exists under any other agreement and (ii) the obligations under any other agreement that have or have not been performed by the beneficiary or any other Person (and the applicable LC Issuer shall not be liable for any obligation of any Person thereunder). Borrowers' reimbursement obligations to the LC Issuers, Administrative Agent, and Lenders, and each Lender's obligations to the LC Issuers and Administrative Agent, under this SECTION 2.2 are absolute and unconditional irrespective of, and the LC Issuers and Administrative Agent are not responsible for, (i) the validity, enforceability, sufficiency, accuracy, or genuineness of documents or endorsements which appear appropriate on their face (even if they are in any respect invalid, unenforceable, insufficient, inaccurate, fraudulent, or forged), (ii) any dispute by any Company with or any Company's claims, setoffs, defenses, counterclaims, or other Rights against any LC Issuer, Administrative Agent, any Lender, or any other Person, or (iii) the occurrence of any Potential Default or Default. However, nothing in this SECTION 2.2 constitutes a waiver of the Rights of any Borrower or any Lender to assert any claim or defense based upon the gross negligence or willful misconduct of any LC Issuer. To the extent any Lender has funded its ratable share of any draft under an LC, then Administrative Agent shall promptly distribute reimbursement payments received from Borrowers to such Lender according to its ratable share. In the event any payment by Borrowers received by Administrative Agent with respect to any LC and distributed to Lenders on account of their participations therein is thereafter set aside, avoided, or recovered from Administrative Agent in connection with any receivership, liquidation, or bankruptcy proceeding, each Lender which received such distribution shall, upon demand by Administrative Agent, contribute such Lender's ratable portion of the Dollar Equivalent of the amount set aside, avoided, or recovered, together with interest at the rate required to be paid by Administrative Agent upon the amount required to be repaid by it.

                  (e) Obligation of Lenders. If Borrowers fail to reimburse any LC Issuer as provided in SECTION 2.2(c) within one (1) Business Day of the demand therefor by such LC Issuer and funds cannot be advanced under the Revolver Facility to satisfy the reimbursement obligations, then such LC Issuer shall promptly notify Administrative Agent of such fact and Administrative Agent shall promptly notify each Lender of Borrowers' failure, of the date and the Dollar Equivalent of the amount of the draft paid, and of such Lender's Commitment Percentage thereof. Each Lender shall promptly and unconditionally fund its participation interest in such unreimbursed draft by making available to Administrative Agent (for the benefit of the relevant LC Issuer) in Dollars in immediately available funds such Lender's Commitment Percentage of the Dollar Equivalent of the unreimbursed draft. Funds are due and payable to Administrative Agent on or before 1:00 p.m., Dallas, Texas time on the Business Day when Administrative Agent gives notice to each Lender of Borrowers' reimbursement failure (if given prior to 10:00 a.m., Dallas, Texas time) or on the next succeeding Business Day (if notice was given after 10:00 a.m., Dallas, Texas time). All amounts payable by any Lender shall accrue interest at the Federal Funds Rate from the day the applicable draft is paid by the relevant LC Issuer to (but not including) the date the amount is paid by the Lender to Administrative Agent.


                                       18                  ACS CREDIT AGREEMENT

                  (f) Duties of LC Issuers. Each LC Issuer agrees with each Lender that it will exercise and give the same care and attention to each LC that it issues as it gives to its other letters of credit. No LC Issuer shall have any liability to any Lender with respect to such LCs (other than liability arising from the gross negligence or willful misconduct of such LC Issuer). Each Lender and each Borrower agree that, in paying any draw under any LC, no LC Issuer shall have any responsibility to obtain any document (other than any documents required by the respective LC) or to ascertain or inquire as to any document's validity, enforceability, sufficiency, accuracy, or genuineness or the authority of any Person delivering any such document. LC Issuers, Administrative Agent, Lenders, and their respective Representatives shall not be liable to any other Lender or any Company for any LC's use or for any beneficiary's acts or omissions. Any action, inaction, error, delay, or omission taken or suffered by any LC Issuer, Administrative Agent, or any of their Representatives under or in connection with any LC, applicable drafts or documents, or the transmission, dispatch, or delivery of any related message or advice, if in good faith and in conformity with such Laws as any LC Issuer, Administrative Agent, or any of their Representatives may deem applicable and in accordance with the standards of care specified in the Uniform Customs and Practice for Documentary Credits issued by the International Chamber of Commerce, as in effect on the date of issue of such LC, shall be binding upon the Companies and Lenders and shall not place any LC Issuer, Administrative Agent, or any of their Representatives under any resulting liability to any Company or any Lender. No less than once each month, each LC Issuer shall give a summary report of the issued and outstanding LCs of such LC Issuer to Administrative Agent, in form and substance satisfactory to Administrative Agent, and Administrative Agent shall distribute such summary reports to Lenders promptly upon receipt thereof.

                  (g) Cash Collateral. On the Termination Date, or on any date that the LC Exposure exceeds the then-effective commitment under the LC Subfacility, or upon any demand by any LC Issuer upon the occurrence and during the continuance of a Default, Borrowers shall provide to Administrative Agent, for the benefit of LC Issuers and Lenders, (i) cash collateral in Dollars in an amount equal to 100% of the Dollar Equivalent of the LC Exposure existing on such date, such cash and all interest thereon shall constitute cash collateral for all LCs, and (ii) such additional cash collateral as any LC Issuer or Administrative Agent may from time to time require, so that the cash collateral amount shall at all times equal or exceed 100% of the Dollar Equivalent of the LC Exposure. Any cash collateral deposited under this CLAUSE (g), and all interest earned thereon, shall be held by Administrative Agent and invested and reinvested at the expense and the written direction of Borrowers in U.S. Treasury Bills with maturities of no more than ninety
         (90) days from the date of investment and all interest paid thereon shall remain property of Borrowers. Without limiting the Rights of Administrative Agent and any LC Issuer, if any draft under any LC is presented for payment and Borrowers do not reimburse the applicable LC Issuer within the time period required by this SECTION 2.2, after notice from the applicable LC Issuer of such failure, Administrative Agent may apply any cash collateral held by Administrative Agent to the reimbursement obligation. Any costs related to liquidation or breakage prior to maturity of any investment shall be borne by Borrowers.

                  (h) INDEMNIFICATION. EACH BORROWER SHALL PROTECT, INDEMNIFY, PAY, AND SAVE EACH LC ISSUER, ADMINISTRATIVE AGENT, AND EACH LENDER HARMLESS FROM AND AGAINST THE DOLLAR EQUIVALENT OF ANY AND ALL CLAIMS, DEMANDS, LIABILITIES, DAMAGES, OR LOSSES OF, OR OWED TO THIRD PARTIES (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ANY LC ISSUER, ADMINISTRATIVE AGENT, LENDERS, OR THEIR RESPECTIVE REPRESENTATIVES), AND ANY AND ALL RELATED COSTS, CHARGES, AND EXPENSES (INCLUDING REASONABLE ATTORNEYS' FEES), WHICH ANY LC ISSUER, ADMINISTRATIVE AGENT, OR ANY LENDER MAY INCUR OR BE SUBJECT TO AS A CONSEQUENCE, DIRECT OR INDIRECT, OF (I) THE ISSUANCE OF ANY LC, (II) ANY DISPUTE


                                       19                  ACS CREDIT AGREEMENT

         ABOUT A LC, OR (III) THE FAILURE OF ANY LC ISSUER TO HONOR A DRAFT UNDER SUCH LC AS A RESULT OF ANY ACT OR OMISSION (WHETHER RIGHT OR WRONG) OF ANY PRESENT OR FUTURE GOVERNMENTAL AUTHORITY. HOWEVER, NO PERSON IS ENTITLED TO INDEMNITY HEREUNDER FOR ITS OWN GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. THE FOREGOING INDEMNITY PROVISIONS SHALL SURVIVE THE SATISFACTION AND PAYMENT OF THE OBLIGATION AND TERMINATION OF THIS AGREEMENT.

                  (i) LC Agreements. Although referenced in any LC, terms of any particular agreement or other obligation to the beneficiary are not incorporated into this Agreement in any manner. The fees and other amounts payable with respect to each LC are as provided in this Agreement, drafts under any LC shall be deemed part of the Obligation, and in the event of any conflict between the terms of this Agreement and any LC Agreement, the terms of this Agreement shall be controlling.

                  (j) Currency Fluctuation. If as a result of fluctuations in currency exchange rates (which shall be calculated by Administrative Agent no less often than monthly), the aggregate of the Commitment Usage exceeds the amount of the Revolver Commitment, the Borrowers shall within 5 Business Days prepay outstanding Principal Debt in an amount equal to such excess or, if such excess is greater than the amount of all outstanding Principal Debt, shall within 5 Business Days prepay all outstanding Principal Debt and deliver to Administrative Agent cash collateral in an amount equal to the remaining excess after giving effect to such prepayment.

                  (k) Existing Letters of Credit. All Existing Letters of Credit shall be deemed to have been issued pursuant to this Agreement, and after the Closing Date shall be subject to and governed by the terms and conditions of this Agreement; provided that Borrowers shall not be required to pay the fees required by SECTION 5.5(b) with respect to the issuance of such Existing Letters of Credit, but shall be obligated to pay such fees with respect to any extensions of such Existing Letters of Credit.

         2.3 SWING LINE SUBFACILITY.

                  (a) For the convenience of the parties and as an integral part of the transactions contemplated by the Loan Documents, Swing Line Lender, solely for its own account, agrees to make any requested Borrowing of $100,000 or a greater integral multiple thereof, subject to those terms and conditions applicable to Borrowings set forth in SECTIONS 7.2(c) through (e), directly to Borrowers as a Swing Line Borrowing without requiring any other Lender to fund its Pro Rata Part thereof unless and until SECTION 2.3(b) is applicable; provided that:
         (i) each Swing Line Borrowing must occur on a Business Day and no later than the Business Day immediately preceding the Termination Date; (ii) the aggregate Swing Line Principal Debt outstanding on any date of determination shall not exceed the Swing Line Commitment; (iii) on any date of determination, the Revolver Commitment Usage shall never exceed the Revolver Commitment; (iv) the Principal Debt outstanding on any date of determination shall not exceed the Revolver Commitment then in effect; (v) at the time of such Swing Line Borrowing, no Default or Potential Default shall have occurred and be continuing; (vi) each Swing Line Borrowing shall bear interest at a rate per annum equal to the Base Rate; provided that at any time after Lenders are deemed to have purchased, pursuant to SECTION 2.3(b), a participation in any Swing Line Borrowing, such Borrowing shall bear interest at the Default Rate; and (vii) no additional Swing Line Borrowing shall be made at any time after any Lender has refused, notwithstanding the requirements of
         SECTION 2.3(b), to purchase a participation in any Swing Line Borrowing as provided in such Section, and until such purchase shall occur or until the Swing Line Borrowing has been repaid. Each Swing Line Borrowing shall be available and may be prepaid on same day telephonic notice from any Borrower to Swing Line Lender, so long as such notice is received by Swing Line


                                       20                  ACS CREDIT AGREEMENT

         Lender prior to 2:00 p.m., Dallas, Texas time. Accrued interest on Swing Line Borrowings shall be due and payable on the 10th Business Day of each of January, April, July, and October and on the Termination Date.

                  (b) Borrowers shall be jointly and severally liable for all Swing Line Borrowings. Borrowings under the Swing Line Subfacility shall be due no later than five Business Days after such Swing Line Borrowing is made. If Borrowers fail to repay any Swing Line Borrowing as provided herein, then Borrowers shall be deemed to have requested and Administrative Agent is hereby irrevocably authorized to fund such amount as a Base Rate Borrowing to the extent of availability under the Revolver Facility. If funds cannot be or are not advanced under the Revolver Facility to satisfy the obligations under the Swing Line Subfacility, Administrative Agent shall timely notify each Lender of such failure and of the date and amount not paid. No later than the close of business on the date such notice is given (if such notice was given prior to 12:00 noon, Dallas, Texas time on any Business Day, or, if made at any other time, on the next Business Day following the date of such notice), each Lender shall be deemed to have irrevocably and unconditionally purchased and received from Swing Line Lender an undivided interest and participation in such Swing Line Borrowing to the extent of such Lender's Pro Rata Part thereof, and each Lender shall make available to Swing Line Lender in immediately available funds such Lender's Pro Rata Part of the unpaid amount of such Swing Line Borrowing. All such amounts payable by any Lender shall include interest thereon from the date on which such payment is payable by such Lender to, but not including, the date such amount is paid by such Lender to Administrative Agent, at the Federal Funds Rate. If such Lender does not promptly pay such amount upon Administrative Agent's demand therefor, and until such time as such Lender makes the required payment, Swing Line Lender shall be deemed to continue to have outstanding a Swing Line Borrowing in the amount of such unpaid obligation. Each payment by Borrowers of all or any part of any Swing Line Borrowing shall be paid to Administrative Agent for the ratable benefit of Swing Line Lender and those Lenders who have funded their participations in such Swing Line Principal Debt under this SECTION 2.3(b); provided that, with respect to any such participation, all interest accruing on the Swing Line Principal Debt to which such participation relates prior to the date of funding such participation shall be payable solely to Swing Line Lender for its own account. In the event that any payment received by the Swing Line Lender is required to be returned, each Lender will return to the Swing Line Lender any portion thereof previously distributed by the Swing Line Lender to it.

                  (c) Notwithstanding anything to the contrary in this Agreement, each Lender's obligation to fund the Borrowings and to purchase and fund participating interests pursuant to SECTION 2.3(b) shall be absolute and unconditional and shall not be affected by any circumstance, including, without limitation, (i) any setoff, counterclaim, recoupment, defense, or other Right which such Lender or any Borrower may have against the Swing Line Lender, any Borrower, or any other Person for any reason whatsoever; (ii) the occurrence or continuance of a Potential Default or a Default or the failure to satisfy any of the conditions specified in SECTION 7; (iii) any adverse change in the condition (financial or otherwise) of any Company; (iv) any breach of this Agreement by any Borrower, any Guarantor, or any Lender; or (v) any other circumstance, happening, or event whatsoever, whether or not similar to any of the foregoing.

         2.4 INCREASE IN REVOLVER COMMITMENT. So long as no Default or Potential Default exists or arises as a result therefrom, Borrowers may from time to time request any one or more Lenders to increase their respective Committed Sums or request other financial institutions first approved by Administrative Agent (such approval not to be unreasonably withheld or delayed) to agree to a Committed Sum (in an aggregate amount of not less than $25,000,000 or such lesser amount as may be available under the Maximum Revolver Commitment), so that the Revolver Commitment may be increased to no more than the Maximum Revolver Commitment. Any such increase of the Revolver


                                       21                  ACS CREDIT AGREEMENT

Commitment must be effected by an amendment that is executed in accordance with
SECTION 13.10 by Borrowers, Administrative Agent, and the one or more Lenders who have agreed to increase their Committed Sums or by new Lenders who have agreed to new Committed Sums. No Lender is obligated to increase its Committed Sum under any circumstances, and no Lender's Committed Sum may be increased except by its execution of an amendment to this Agreement in accordance with
SECTION 13.10. Each new Lender providing such additional Committed Sum shall be a "Lender" hereunder, entitled to the rights and benefits, and subject to the duties, of a Lender under the Loan Documents. In such case, each Lender's Commitment Percentage shall be recalculated to reflect the new proportionate share of the revised Revolver Commitment and the Lender responsible for the additional Committed Sum (the "PURCHASING LENDER") shall, immediately upon receiving notice from Administrative Agent, pay to each Lender an amount equal to its Pro Rata Part of the Principal Debt outstanding as of such date. All such payments with respect to the Principal Debt shall reduce the outstanding Principal Debt owed to each Lender receiving such payments and shall represent advances under the Revolver Facility to Borrowers by the purchasing Lender; all such payments with respect to funded participations under the Swing Line Subfacility or LC Subfacility (as the case may be) shall reduce the applicable participation of each Lender receiving such payment and shall represent the purchase by the purchasing Lender of a participation under the Swing Line Subfacility or the LC Subfacility (as the case may be). The purchasing Lender shall be entitled to share ratably in interest accruing on the balances purchased, at the rates provided herein for such balances, from and after the date of purchase. All new Borrowings under the Revolver Facility occurring after an increase of the Revolver Commitment shall be funded in accordance with the Lender's revised Commitment Percentages.

         2.5 TERMINATIONS OR REDUCTIONS OF COMMITMENTS.

                  (a) Voluntary Commitment Reduction. Without premium or penalty, and upon giving not less than five Business Days prior written and irrevocable notice to Administrative Agent, Borrowers may terminate in whole or in part the unused portion of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility; provided that: (i) each partial termination of the Revolver Commitment shall be in an amount of not less than $25,000,000 or a greater integral multiple of $5,000,000; each partial termination of the Swing Line Commitment or the commitment under the LC Subfacility shall be in an amount of not less than $5,000,000 or a greater integral multiple of $1,000,000; and (ii) on any date of determination, the amount of the Revolver Commitment may not be reduced below the Revolver Commitment Usage, the Swing Line Commitment may not be reduced below the Swing Line Principal Debt, and the commitment under the LC Subfacility may not be reduced below the LC Exposure unless the mandatory prepayment required by SECTION 3.3(b) (if any) is made contemporaneously with such reduction. At the time of any commitment termination under this SECTION 2.5, Borrowers shall pay to Administrative Agent, for the account of each Lender, any amounts that may then be due under SECTION 3.3(b), all accrued and unpaid fees then due and payable under this Agreement, the interest attributable to the amount of that reduction, and any related Consequential Loss. Any part of the Revolver Commitment, the Swing Line Commitment, or the commitment under the LC Subfacility that is terminated may not be reinstated.

                  (b) Additional Reductions. The Swing Line Commitment and the commitment under the LC Subfacility shall each be reduced from time to time on the date of any voluntary reduction of the Revolver Commitment by the amount, if any, by which each such Subfacility exceeds the Revolver Commitment after giving effect to such reduction of the Revolver Commitment.


                                       22                  ACS CREDIT AGREEMENT

                  (c) Ratable Allocation of Revolver Commitment Reductions. Each reduction of the Revolver Commitment under this SECTION 2.5 shall be allocated among the Lenders in accordance with their respective Commitment Percentages.

         2.6 BORROWING PROCEDURE. The following procedures apply to all Borrowings (other than Swing Line Borrowings and Borrowings pursuant to SECTIONS 2.2(c) or 2.3(b)):

                  (a) Borrowing Request. Any Borrower may request a Borrowing by making or delivering a Borrowing Notice to Administrative Agent requesting that Lenders fund a Borrowing on a certain date (the "BORROWING DATE"), which Borrowing Notice (i) shall be irrevocable and binding on Borrowers, (ii) must specify the Borrower or Borrowers which are to receive all or any portion of such Borrowing and the amount of such Borrowing to be advanced to such Borrower or Borrowers, (iii) shall specify the Borrowing Date, amount, Type, and (for a Borrowing comprised of Eurodollar Rate Borrowings) Interest Period, (iv) must be signed by the requesting Borrower and concurred to by each other Borrower, and (v) must be received by Administrative Agent no later than 12:00 p.m. Dallas, Texas time on the third Business Day preceding the Borrowing Date for any Eurodollar Rate Borrowing or 12:00 p.m., Dallas, Texas time on the Business Day preceding the Borrowing Date for any Base Rate Borrowing. Administrative Agent shall timely notify each Lender with respect to each Borrowing Notice.

                  (b) Funding. Each Lender shall remit its Commitment Percentage of each requested Borrowing to Administrative Agent's principal office in Dallas, Texas, in funds which are or will be available for immediate use by Administrative Agent by 1:00 p.m. Dallas, Texas time on the applicable Borrowing Date. Subject to receipt of such funds, Administrative Agent shall (unless to its actual knowledge any of the conditions precedent therefor have not been satisfied by Borrowers or waived by the requisite Lenders under SECTION 13.10) make such funds available to Borrowers on the Borrowing Date by causing such funds to be deposited to the account designated to Administrative Agent by Borrowers.

                  (c) Funding Assumed. Absent contrary written notice from a Lender by 1:00 p.m. Dallas, Texas time on the applicable Borrowing Date, Administrative Agent may assume that each Lender has made its Commitment Percentage of the requested Borrowing available to Administrative Agent on the applicable Borrowing Date, and Administrative Agent may, in reliance upon such assumption (but shall not be required to), make available to Borrowers a corresponding amount. If a Lender fails to make its Commitment Percentage of any requested Borrowing available to Administrative Agent on the applicable Borrowing Date, Administrative Agent may recover the applicable amount on demand, (i) from that Lender together with interest, commencing on the Borrowing Date and ending on (but excluding) the date Administrative Agent recovers the amount from that Lender, at an annual interest rate equal to the Federal Funds Rate, or (ii) if that Lender fails to pay its amount upon demand, then from Borrowers and, to the extent of availability under the Swing Line Subfacility, Borrowers shall be deemed to have requested and Swing Line Lender is hereby irrevocably authorized to fund any amounts due from Borrowers pursuant to this SECTION 2.6(c) as a Swing Line Borrowing. No Lender is responsible for the failure of any other Lender to make its Commitment Percentage of any Borrowing available as required by SECTION 2.6(b); however, failure of any Lender to make its Commitment Percentage of any Borrowing so available does not excuse any other Lender from making its Commitment Percentage of any Borrowing so available.


                                       23                  ACS CREDIT AGREEMENT

SECTION 3 TERMS OF PAYMENT.

         3.1 LOAN ACCOUNTS, NOTES, AND PAYMENTS.

                  (a) Loan Accounts; Noteless Transaction. Borrowers shall be jointly and severally liable for the Principal Debt, which Principal Debt owed to each Lender shall be evidenced by one or more Loan Accounts or records maintained by such Lender in the ordinary course of business. The Loan Accounts or records maintained by Administrative Agent (including, without limitation, the Register) and each Lender shall be prima facie evidence absent manifest error of the amount of the Borrowings made by Borrowers from each Lender under this Agreement and the interest and principal payments thereon. Any failure to so record or any error in doing so shall not, however, limit or otherwise affect the obligation of Borrowers under the Loan Documents to pay any amount owing with respect to the Obligation.

                  (b) Notes. Upon the request of any Lender, made through Administrative Agent, the Principal Debt owed to such Lender may be evidenced by one or more of the following Notes (as the case may be):
         (i) a Revolver Note and (ii) a Swing Line Note (with respect to the Swing Line Lender only). In the event Notes are requested by any Lender and upon the addition of or release of any Borrower (as contemplated by SECTIONS 6.1 and 6.2), the then-existing Borrowers (after giving effect to any such addition or release) shall promptly prepare, execute, and deliver to each requesting Lender Notes payable to the order of such Lender.

                  (c) Payment. Other than the LC fees payable directly to LC Issuers pursuant to SECTION 5.5(b), all payments of principal, interest, and other amounts to be made by Borrowers under this Agreement and the other Loan Documents shall be made to Administrative Agent at its principal office in Dallas, Texas in Dollars and in funds which are or will be available for immediate use by Administrative Agent by 12:00 noon Dallas, Texas time on the day due, without setoff, deduction, or counterclaim. Payments made after 12:00 noon, Dallas, Texas, time shall be deemed made on the Business Day next following. Administrative Agent shall pay to each Lender any payment of principal, interest, or other amount to which such Lender is entitled hereunder on the same day Administrative Agent shall have received the same from Borrowers; provided such payment is received by Administrative Agent prior to 12:00 noon, Dallas, Texas time, and otherwise before 12:00 noon Dallas, Texas time on the Business Day next following.

                  (d) Payment Assumed. Unless Administrative Agent has received notice from Borrowers prior to the date on which any payment is due under this Agreement that Borrowers will not make that payment in full, Administrative Agent may assume that Borrowers have made the full payment due and Administrative Agent may, in reliance upon that assumption, cause to be distributed to the appropriate Lender or LC Issuer (as applicable) on that date the amount then due to such Lenders or LC Issuer (as applicable). If and to the extent Borrowers do not make the full payment due to Administrative Agent, each Lender or LC Issuer (as applicable) shall repay to Administrative Agent on demand the amount distributed to that Lender or LC Issuer (as applicable) by Administrative Agent together with interest for each day from the date that Lender or LC Issuer (as applicable) received payment from Administrative Agent until the date that Lender or LC Issuer (as applicable) repays Administrative Agent (unless such repayment is made on the same day as such distribution), at an annual interest rate equal to the Federal Funds Rate.

         3.2 INTEREST AND PRINCIPAL PAYMENTS.

                  (a) Interest. Accrued interest on each Eurodollar Rate Borrowing is due and payable on the last day of its respective Interest Period, on the date of any prepayment set forth in SECTION 3.3, and on the Termination Date; provided that, if any Interest Period is greater than three months, then accrued interest is also due and payable on the three month anniversary of the date on which such Interest Period commences and on each three month anniversary thereafter, as well as on the last day of such Interest Period. Accrued interest on each Base Rate Borrowing


                                       24                  ACS CREDIT AGREEMENT
         shall be due and payable on the 10th Business Day of each of January, April, July, and October and on the Termination Date.

                  (b) Principal Debt. The Principal Debt is due and payable on the Termination Date.

         3.3 PREPAYMENTS.

                  (a) Optional Prepayments. Except as set forth herein, after giving Administrative Agent advance written notice of the intent to prepay, Borrowers may voluntarily prepay all or any part of the Principal Debt or the Swing Line Principal Debt, from time to time and at any time, in whole or in part, without premium or penalty; provided that: (i) such notice must be received by Administrative Agent by 12:00 noon, Dallas, Texas time, one Business Day preceding the date of prepayment of any Borrowing except with respect to the Swing Line Principal Debt for which same Business Day notice is sufficient; (ii) each such partial prepayment must be in a minimum amount of at least $1,000,000 or a greater integral multiple of $1,000,000 thereof or such lesser amount as may be outstanding under the Revolver Facility (or with respect to prepayments of the Swing Line Principal Debt, $100,000 or a greater integral multiple thereof or such lesser amount as may be outstanding under the Swing Line Subfacility); (iii) any Eurodollar Rate Borrowing may only be prepaid at the end of an applicable Interest Period (unless Borrowers pay the amount of any Consequential Loss); and
         (iv) Borrowers shall pay any related Consequential Loss within ten (10) days after demand therefor. Conversions under SECTION 3.11 are not prepayments. Each notice of prepayment shall specify the prepayment date, the applicable loan hereunder of Principal Debt being prepaid, and the Type of Borrowing(s) and amount(s) of such Borrowing(s) to be prepaid and shall constitute a binding obligation of Borrowers to make a prepayment on the date stated therein, together with (unless such prepayment is made with respect to a Base Rate Borrowing or Swing Line Borrowing) accrued and unpaid interest to the date of such payment on the aggregate principal amount prepaid. Unless a Default or Potential Default has occurred and is continuing (or would arise as a result thereof), any payment or prepayment of the Principal Debt may be reborrowed by Borrowers, subject to the terms and conditions of the Loan Documents.

                  (b) Revolver Facility Mandatory Payments/Reductions. On any date of determination (i) if the Revolver Commitment Usage exceeds the Revolver Commitment then in effect, or the Swing Line Principal Debt exceeds the Swing Line Commitment then in effect, then Borrowers shall make a mandatory prepayment of the Principal Debt or the Swing Line Principal Debt, as the case may be, in at least the amount of such excess, together with (x) all accrued and unpaid interest on the principal amount so prepaid and (y) any Consequential Loss arising as a result thereof; provided that, on any such reduction date, if no Swing Line Principal Debt or Principal Debt is then outstanding, but the LC Exposure exceeds the Revolver Commitment, then Borrowers shall provide to Administrative Agent, for the benefit of Lenders, cash collateral in Dollars in an amount at least equal to 100% of such excess.

                  (c) Mandatory Prepayments of Interest/Consequential Loss. All prepayments under SECTION 3.3 shall be made, together with accrued interest to the date of such prepayment on the principal amount prepaid, together with any Consequential Loss arising as a result thereof.

         3.4 INTEREST OPTIONS. Except that the Eurodollar Rate may not be selected when a Default or Potential Default exists and except as otherwise provided in this Agreement, Borrowings bear interest at a rate per annum equal to the lesser of (a) as to the respective Type of Borrowing (as designated by Borrowers in accordance with this Agreement), the Adjusted Eurodollar Rate plus the Applicable Margin for Eurodollar Rate Borrowings or the Base Rate, and (b) the Maximum Rate. Each change in the Base Rate or the Maximum Rate, subject to the terms of this Agreement, will become effective, without notice to any Borrower or any other Person, upon the effective date of such change.


                                       25                  ACS CREDIT AGREEMENT

         3.5 QUOTATION OF RATES. It is hereby acknowledged that a Responsible Officer or other appropriately designated officer of ACS may call Administrative Agent on or before the date on which a Borrowing Notice is to be delivered by Borrowers in order to receive an indication of the rates then in effect, but such indicated rates shall neither be binding upon Administrative Agent or Lenders nor affect the rate of interest which thereafter is actually in effect when the Borrowing Notice is given or on the Borrowing Date.

         3.6 DEFAULT RATE. At the option of Required Lenders and to the extent permitted by Law all past-due amounts of the Obligation shall bear interest from maturity (whether stated or by acceleration) at the Default Rate until paid, regardless whether such payment is made before or after entry of a judgment; provided that, the Default Rate shall automatically apply to the extent specified in and on the terms of SECTIONS 2.2(c), 2.3(a), and 11.3.

         3.7 INTEREST RECAPTURE. If the designated rate applicable to any Borrowing exceeds the Maximum Rate, the rate of interest on such Borrowing shall be limited to the Maximum Rate, but any subsequent reductions in such designated rate shall not reduce the rate of interest thereon below the Maximum Rate until the total amount of interest accrued thereon equals the amount of interest which would have accrued thereon if such designated rate had at all times been in effect. In the event that at maturity (stated or by acceleration), or at final payment of the Principal Debt, the total amount of interest paid or accrued is less than the amount of interest which would have accrued if such designated rates had at all times been in effect, then, at such time and to the extent permitted by Law, Borrowers shall pay an amount equal to the difference between
(a) the lesser of the amount of interest which would have accrued if such designated rates had at all times been in effect and the amount of interest which would have accrued if the Maximum Rate had at all times been in effect, and (b) the amount of interest actually paid or accrued on the Principal Debt.

         3.8 INTEREST CALCULATIONS. Interest will be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed but computed as if each calendar year consisted of 360 days in the case of an Eurodollar Rate Borrowing (unless the calculation would result in an interest rate greater than the Maximum Rate, in which event interest will be calculated on the basis of a year of 365 or 366 days, as the case may be) and 365 or 366 days, as the case may be, in the case of a Base Rate Borrowing. All interest rate determinations and calculations by Administrative Agent are conclusive and binding absent manifest error.

         3.9 MAXIMUM RATE. Regardless of any provision contained in any Loan Document, neither Administrative Agent nor any Lender shall ever be entitled to contract for, charge, take, reserve, receive, or apply, as interest on all or any part of the Obligation, any amount in excess of the Maximum Rate, and, if Lenders ever do so, then such excess shall be deemed a partial prepayment of principal and treated hereunder as such and any remaining excess shall be refunded to Borrowers. In determining if the interest paid or payable exceeds the Maximum Rate, Borrowers and Lenders shall, to the maximum extent permitted under applicable Law, (a) treat all Borrowings as but a single extension of credit (and Lenders and Borrowers agree that such is the case and that provision herein for multiple Borrowings is for convenience only), (b) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (c) exclude voluntary prepayments and the effects thereof, and (d) amortize, prorate, allocate, and spread the total amount of interest throughout the entire contemplated term of the Obligation. However, if the Obligation is paid and performed in full prior to the end of the full contemplated term thereof, and if the interest received for the actual period of existence thereof exceeds the Maximum Amount, Lenders shall refund such excess, and, in such event, Lenders shall not, to the extent permitted by Law, be subject to any penalties provided by any Laws for contracting for, charging, taking, reserving, or receiving interest in excess of the Maximum Amount. If the Laws of the State of Texas are applicable for purposes of determining the "Maximum Rate" or the "Maximum Amount," then those terms mean the "weekly ceiling" from time to time in effect under Texas Finance Code Section 303.305, as amended. Each


                                       26                  ACS CREDIT AGREEMENT

Borrower agrees that Chapter 346 of the Texas Finance Code, as amended (which regulates certain revolving credit loan accounts and revolving tri-party accounts), does not apply to the Obligation.

         3.10 INTEREST PERIODS. When Borrowers request any Eurodollar Rate Borrowing, Borrowers may elect the interest period (each an "INTEREST PERIOD") applicable thereto, which shall be, at Borrowers' option and subject to availability, one, two, three, or six months; provided, however, that: (a) the initial Interest Period for a Eurodollar Rate Borrowing shall commence on the date of such Borrowing (including the date of any conversion thereto), and each Interest Period occurring thereafter in respect of such Borrowing shall commence on the day on which the next preceding Interest Period applicable thereto expires; (b) if any Interest Period for a Eurodollar Rate Borrowing begins on a day for which there is no numerically corresponding Business Day in the calendar month at the end of such Interest Period, such Interest Period shall end on the next Business Day immediately following what otherwise would have been such numerically corresponding day in the calendar month at the end of such Interest Period (unless such date would be in a different calendar month from what would have been the month at the end of such Interest Period, or unless there is no numerically corresponding day in the calendar month at the end of the Interest Period; whereupon, such Interest Period shall end on the last Business Day in the calendar month at the end of such Interest Period); and (c) no Interest Period may be chosen with respect to any portion of the Principal Debt which would extend beyond the scheduled repayment date (including any dates on which mandatory prepayments are required to be made) for such portion of the Principal Debt.

         3.11 CONVERSIONS. Borrowers may (a) convert a Eurodollar Rate Borrowing on the last day of the applicable Interest Period to a Base Rate Borrowing, (b) convert a Base Rate Borrowing at any time to a Eurodollar Rate Borrowing, and
(c) elect a new Interest Period (in the case of a Eurodollar Rate Borrowing), by giving a Conversion Notice of such intent to Administrative Agent no later than 12:00 p.m. Dallas, Texas time on the third Business Day prior to the date of conversion or the last day of the Interest Period, as the case may be (in the case of a conversion to a Eurodollar Rate Borrowing or an election of a new Interest Period), and no later than 12:00 p.m. Dallas, Texas time one Business Day prior to the last day of the Interest Period (in the case of a conversion to a Base Rate Borrowing); provided that, the principal amount converted to, or continued as, a Eurodollar Rate Borrowing shall be in an amount not less than $5,000,000 or a greater integral multiple of $1,000,000 (or such lesser amount as may be outstanding). Administrative Agent shall timely notify each Lender with respect to each Conversion Notice. Absent Borrowers' Conversion Notice or election of a new Interest Period, a Eurodollar Rate Borrowing shall be deemed converted to a Base Rate Borrowing effective as of the expiration of the Interest Period applicable thereto. No Eurodollar Rate Borrowing may be either made or continued as a Eurodollar Rate Borrowing, and no Base Rate Borrowing may be converted to a Eurodollar Rate Borrowing, if the interest rate for such Eurodollar Rate Borrowing would exceed the Maximum Rate. The right to convert from a Base Rate Borrowing to a Eurodollar Rate Borrowing, or to continue as a Eurodollar Rate Borrowing shall not be available during the occurrence of a Default or Potential Default.

         3.12 ORDER OF APPLICATION.

                  (a) No Default. If no Default or Potential Default exists and if no order of application is otherwise specified in the Loan Documents, payments and prepayments of the Obligation shall be applied first to fees, second to accrued interest then due and payable on the Principal Debt, and then to the remaining Obligation in the order and manner as Borrowers may direct.

                  (b) Default. If a Default or Potential Default exists (or if Borrowers fail to give directions as permitted under SECTION 3.12(a)), any payment or prepayment (including proceeds from the exercise of any Rights) shall be applied to the Obligation in the following order: (i) to the ratable payment of all fees, expenses, and indemnities for which Agents or Lenders have not been paid or reimbursed in accordance with the Loan Documents (as used in this


                                       27                  ACS CREDIT AGREEMENT

         SECTION 3.12(b)(i), a "ratable payment" for any Lender or any Agent shall be, on any date of determination, that proportion which the portion of the total fees, expenses, and indemnities owed to such Lender or such Agent bears to the total aggregate fees and indemnities owed to all Lenders and Agents on such date of determination); (ii) to the ratable payment of accrued and unpaid interest on the Principal Debt (as used in this SECTION 3.12(b)(ii), "ratable payment" means, for any Lender, on any date of determination, that proportion which the accrued and unpaid interest on the Principal Debt owed to such Lender bears to the total accrued and unpaid interest on the Principal Debt owed to all Lenders); (iii) to the ratable payment of the Swing Line Principal Debt which is due and payable and which remains unfunded by any Borrowing; provided that, such payments shall be allocated ratably among the Swing Line Lender and the Lenders which have funded their participations in the Swing Line Principal Debt (as used in this SECTION 3.12(b)(iii), "ratable payment" and "ratably" means for Swing Line Lender and any Lender, on any date of determination, that proportion which the Swing Line Principal Debt owed (whether directly or by participations) to Swing Line Lender or such Lender (as applicable) bears to the Swing Line Principal Debt owed to the Swing Line Lender and all Lenders); (iv) to the ratable payment of any reimbursement obligation with respect to any LC issued pursuant to the Agreement which is due and payable and which remains unfunded by any Borrowing; provided that, such payments shall be allocated ratably among the applicable LC Issuer and the Lenders which have funded their participations in such LC (as used in this SECTION 3.12(b)(iv), "ratable payment" and "ratably" means for any LC Issuer and any Lender, on any date of determination, that proportion which the reimbursement obligation under such LC owed (whether directly or by participations) to such LC Issuer or Lender (as applicable) bears to the reimbursement obligation under such LC owed to the applicable LC Issuer and all Lenders); (v) to the ratable payment of the remaining Principal Debt (as used in this SECTION 3.12(b)(v), "ratable payment" means for any Lender, on any date of determination, that proportion which the Principal Debt owed to such Lender bears to the Principal Debt owed to all Lenders); (vi) to provide cash collateral in an amount equal to 100% of the LC Exposure then existing in accordance with SECTION 2.2(g); and (vii) to the payment of the remaining Obligation in the order and manner Required Lenders deem appropriate.

Subject to the provisions of SECTION 12 and provided that Administrative Agent shall not in any event be bound to inquire into or to determine the validity, scope, or priority of any interest or entitlement of any Lender and may suspend all payments or seek appropriate relief (including, without limitation, instructions from Required Lenders or an action in the nature of interpleader) in the event of any doubt or dispute as to any apportionment or distribution contemplated hereby, Administrative Agent shall promptly distribute such amounts to each Lender in accordance with the Agreement and the related Loan Documents.

         3.13 SHARING OF PAYMENTS, ETC. If any Lender shall obtain any payment or prepayment with respect to the Obligation (whether voluntary, involuntary, or otherwise, including, without limitation, as a result of exercising its Rights under SECTION 3.14) which is in excess of its share of any such payment in accordance with the relevant Rights of the Lenders under the Loan Documents, then such Lender shall purchase from the other Lenders such participations as shall be necessary to cause such purchasing Lender to share the excess payment with each other Lender in accordance with the relevant Rights under the Loan Documents. If all or any portion of such excess payment is subsequently recovered from such purchasing Lender, then the purchase shall be rescinded and the purchase price restored to the extent of such recovery. Borrowers agree that any Lender purchasing a participation from another Lender pursuant to this
SECTION 3.13 may, to the fullest extent permitted by Law, exercise all of its Rights of payment (including the Right of offset) with respect to such participation as fully as if such Lender were the direct creditor of each Borrower in the amount of such participation.


                                       28                  ACS CREDIT AGREEMENT

         3.14 OFFSET. If a Default exists, each Lender shall be entitled to exercise (for the benefit of all Lenders in accordance with SECTION 3.13) the Rights of offset and/or banker's Lien against each and every account and other property, or any interest therein, which any Loan Party may now or hereafter have with, or which is now or hereafter in the possession of, such Lender to the extent of the full amount of the Obligation.

         3.15 BOOKING BORROWINGS. To the extent permitted by Law, any Lender may make, carry, or transfer its Borrowings at, to, or for the account of any of its branch offices or the office of any of its Affiliates; provided that, no Affiliate shall be entitled to receive any greater payment under SECTION 4 than the transferor Lender would have been entitled to receive with respect to such Borrowings.

SECTION 4 CHANGE IN CIRCUMSTANCES.

         4.1 INCREASED COST AND REDUCED RETURN.

                  (a) Changes in Law. If, after the date hereof, the adoption of any applicable Law or any change in any applicable Law or any change in the interpretation or administration thereof by any Governmental Authority, or compliance by any Lender (or its Applicable Lending Office) with any request or directive (whether or not having the force of law) of any such Governmental
Authority:

                           (i) shall subject such Lender (or its Applicable
                  Lending Office) to any Tax or other charge with respect to any Eurodollar Rate Borrowing, its Notes, or its obligation to loan Eurodollar Rate Borrowings, or change the basis of taxation of any amounts payable to such Lender (or its Applicable Lending Office) under the Loan Documents in respect of any Eurodollar Rate Borrowings (other than Taxes imposed on the overall net income of such Lender by the jurisdiction in which such Lender has its principal office or such Applicable Lending Office);

                           (ii) shall impose, modify, or deem applicable any
                  reserve, special deposit, assessment, or similar requirement (other than the Reserve Requirement utilized in the determination of the Adjusted Eurodollar Rate) relating to any extensions of credit or other assets of, or any deposits with or other liabilities or commitments of, such Lender (or its Applicable Lending Office), including the commitment of such Lender hereunder; or

                           (iii) shall impose on such Lender (or its Applicable
                  Lending Office) or the London interbank market any other condition affecting the Loan Documents or any of such extensions of credit or liabilities or commitments;

         and the result of any of the foregoing is to increase the cost to such Lender (or its Applicable Lending Office) of making, converting into, continuing, or maintaining any Eurodollar Rate Borrowings or to reduce any sum received or receivable by such Lender (or its Applicable Lending Office) under the Loan Documents with respect to any Eurodollar Rate Borrowing, then Borrowers (jointly and severally) shall pay to such Lender on demand such amount or amounts as will compensate such Lender for such increased cost or reduction. If any Lender requests compensation by Borrowers under this SECTION 4.1(a), Borrowers may, by notice to such Lender (with a copy to Administrative Agent), suspend the obligation of such Lender to loan or continue Borrowings of the Type with respect to which such compensation is requested, or to convert Borrowings of any other Type into Borrowings of such Type, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of SECTION 4.4 shall be applicable); provided, that such suspension shall not affect the Right of such Lender to receive the compensation so requested.


                                       29                  ACS CREDIT AGREEMENT

                  (b) Capital Adequacy. If, after the date hereof, any Lender shall have determined that the adoption of any applicable Law regarding capital adequacy or any change therein or in the interpretation or administration thereof by any Governmental Authority charged with the interpretation or administration thereof, or any request or directive regarding capital adequacy (whether or not having the force of law) of any such Governmental Authority has or would have the effect of reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender's obligations hereunder to a level below that which such Lender or such corporation could have achieved but for such adoption, change, request, or directive (taking into consideration its policies with respect to capital adequacy), then from time to time upon demand Borrowers shall pay to such Lender such additional amount or amounts as will compensate such Lender for such reduction.

                  (c) Changes in Applicable Lending Office. Compensation Statement. Each Lender shall promptly (and in any event with eighteen
         (18) months) notify Borrowers and Administrative Agent of any event of which it has knowledge, occurring after the date hereof, which will entitle such Lender to compensation pursuant to this Section and will designate a different Applicable Lending Office if such designation will avoid the need for, or reduce the amount of, such compensation and will not, in the judgment of such Lender, be otherwise disadvantageous to it. Any Lender claiming compensation under this Section shall furnish to Borrowers and Administrative Agent a statement setting forth the additional amount or amounts to be paid to it hereunder which shall be conclusive in the absence of manifest error. In determining such amount, such Lender may use any reasonable averaging and attribution methods. In no event will Borrowers be obligated to compensate any Lender pursuant to this SECTION 4.1 for any amounts described herein that accrued more than eighteen (18) months prior to the date the notice described above is given by the party requesting such compensation, but the foregoing shall in no way limit the right of such Lender to request compensation for amounts accrued during such eighteen
         (18) month period or any future period.

         4.2 LIMITATION ON TYPES OF LOANS. If on or prior to the first day of any Interest Period for any Eurodollar Rate Borrowing:

                  (a) Inability to Determine Eurodollar Rate. Administrative Agent determines (which determination shall be conclusive) that by reason of circumstances affecting the relevant market, adequate and reasonable means do not exist for ascertaining the Eurodollar Rate for such Interest Period; or

                  (b) Cost of Funds. Required Lenders determine (which determination shall be conclusive) and notify Administrative Agent that the Adjusted Eurodollar Rate will not adequately and fairly reflect the cost to the Lenders of funding Eurodollar Rate Borrowings for such Interest Period;

then Administrative Agent shall give Borrowers prompt notice thereof specifying the relevant amounts or periods, and so long as such condition remains in effect, the Lenders shall be under no obligation to fund additional Eurodollar Rate Borrowings, continue Eurodollar Rate Borrowings, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, and Borrowers shall, on the last day(s) of the then current Interest Period(s) for the outstanding Eurodollar Rate Borrowings, either prepay such Borrowings or convert such Borrowings into Base Rate Borrowings in accordance with the terms of this Agreement.

         4.3 ILLEGALITY. Notwithstanding any other provision of the Loan Documents, in the event that it becomes unlawful for any Lender or its Applicable Lending Office to make, maintain, or fund Eurodollar Rate Borrowings hereunder, then such Lender shall promptly notify Borrowers thereof and


                                       30                  ACS CREDIT AGREEMENT
such Lender's obligation to make or continue Eurodollar Rate Borrowings and to convert other Base Rate Borrowings into Eurodollar Rate Borrowings shall be suspended until such time as such Lender may again make, maintain, and fund Eurodollar Rate Borrowings (in which case the provisions of SECTION 4.4 shall be applicable).

         4.4 TREATMENT OF AFFECTED LOANS. If the obligation of any Lender to fund Eurodollar Rate Borrowings or to continue, or to convert Base Rate Borrowings into Eurodollar Rate Borrowings, shall be suspended pursuant to SECTIONS 4.1, 4.2, or 4.3 hereof, such Lender's Eurodollar Rate Borrowings shall be automatically converted into Base Rate Borrowings on the last day(s) of the then current Interest Period(s) for Eurodollar Rate Borrowings (or, in the case of a conversion required by SECTION 4.3 hereof, on such earlier date as such Lender may specify to Borrowers with a copy to Administrative Agent) and, unless and until such Lender gives notice as provided below that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to such conversion no longer exist:

                  (a) to the extent that such Lender's Eurodollar Rate Borrowings have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender's Eurodollar Rate Borrowings shall be applied instead to its Base Rate Borrowings; and

                  (b) all Borrowings that would otherwise be made or continued by such Lender as Eurodollar Rate Borrowings shall be made or continued instead as Base Rate Borrowings, and all Borrowings of such Lender that would otherwise be converted into Eurodollar Rate Borrowings shall be converted instead into (or shall remain as) Base Rate Borrowings.

If such Lender gives notice to Borrowers (with a copy to Administrative Agent) that the circumstances specified in SECTIONS 4.1, 4.2, or 4.3 hereof that gave rise to the conversion of such Lender's Eurodollar Rate Borrowings pursuant to this SECTION 4.4 no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when Eurodollar Rate Borrowings made by other Lenders are outstanding, such Lender's Base Rate Borrowings shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding Eurodollar Rate Borrowings, to the extent necessary so that, after giving effect thereto, all Eurodollar Rate Borrowings held by the Lenders and by such Lender are held pro rata (as to principal amounts, Types, and Interest Periods) in accordance with their respective Committed Sums.

         4.5 COMPENSATION. Upon the request of any Lender, Borrowers shall pay to such Lender such amount or amounts as shall be sufficient (in the reasonable opinion of such Lender) to compensate it for any loss, cost, or expense (excluding loss of anticipated profits) incurred by it as a result of:

                  (a) any payment, prepayment, or conversion of a Eurodollar Rate Borrowing for any reason (including, without limitation, the acceleration of the loan pursuant to SECTION 11.1) on a date other than the last day of the Interest Period for such Borrowing; or

                  (b) any failure by Borrowers for any reason (including, without limitation, the failure of any condition precedent specified in
         SECTION 7.2 to be satisfied) to borrow, convert, continue, or prepay a Eurodollar Rate Borrowing on the date for such borrowing, conversion, continuation, or prepayment specified in the relevant Borrowing Notice, prepayment, continuation, or conversion under this Agreement.

         4.6 TAXES.

                  (a) General. Any and all payments by Borrowers to or for the account of any LC Issuer, Lender, or Administrative Agent hereunder or under any other Loan Document shall be made free and clear of and without deduction for any and all present or future Taxes, excluding,

                                       31                  ACS CREDIT AGREEMENT
         in the case of each LC Issuer, Lender, and Administrative Agent, Taxes imposed on its income and franchise Taxes imposed on it by the jurisdiction under the laws of which such LC Issuer, Lender (or its Applicable Lending Office), or Administrative Agent (as the case may
         be) is organized, or any political subdivision thereof. If Borrowers shall be required by law to deduct any Taxes from or in respect of any sum payable under any Loan Document to any LC Issuer, Lender, or Administrative Agent, (i) the sum payable shall be increased as necessary so that after making all required deductions (including deductions applicable to additional sums payable under this SECTION 4.6) such LC Issuer, Lender, or Administrative Agent receives an amount equal to the sum it would have received had no such deductions been made, (ii) Borrowers shall make such deductions, (iii) Borrowers shall pay the full amount deducted to the relevant taxation authority or other authority in accordance with applicable law, and (iv) Borrowers shall furnish to Administrative Agent, at its address listed in
         SCHEDULE 2.1, the original or a certified copy of a receipt evidencing payment thereof.

                  (b) Stamp and Documentary Taxes. In addition, Borrowers (jointly and severally) agree to pay any and all present or future stamp or documentary taxes and any other excise or property taxes or charges or similar levies which arise from any payment made under any Loan Document or from the execution or delivery of, or otherwise with respect to, any Loan Document (hereinafter referred to as "OTHER TAXES").

                  (c) Indemnification for Taxes. Borrowers (jointly and severally) agree to indemnify each LC Issuer, Lender, and Administrative Agent for the full amount of Taxes and Other Taxes (including, without limitation, any Taxes or Other Taxes imposed or asserted by any jurisdiction on amounts payable under this SECTION 4.6) paid by such LC Issuer, Lender, or Administrative Agent (as the case may be) and any liability (including penalties, interest, and expenses) arising therefrom or with respect thereto.

                  (d) Withholding Tax Forms. Each Lender organized under the Laws of a jurisdiction outside the United States, on or prior to the Closing Date in the case of each Lender listed on the signature pages hereof and on or prior to the date on which it becomes a Lender in the case of each other Lender, and from time to time thereafter if requested in writing by Borrowers or Administrative Agent (but only so long as such Lender remains lawfully able to do so), shall provide Borrowers and Administrative Agent with (i) two duly completed copies of Internal Revenue Service Form W-BEN, W-8ECI, W-8IMY, W-9, or other applicable form, as the case may be, certifying in each case that such Lender is entitled to benefits under an income tax treaty to which the United States is a party which reduces the rate of withholding tax on payments of interest or certifying that the income receivable pursuant to this Agreement is effectively connected with the conduct of a trade or business in the United States, or certifying that such Lender is entitled to an exemption from or a reduced rate of tax on payment pursuant to the "portfolio interest" exception under section 871(h) or 881(c) of the Code, (ii) if applicable, a statement indicating that such Holder is entitled to the "portfolio interest" exception under
         Section 871(h) or 881(c)(3) of the Code, and (iii) any other governmental forms or certificates which are necessary or required under an applicable tax treaty or otherwise by Law to reduce or eliminate withholding tax, which has been reasonably requested by Borrowers or Administrative Agent. If an event (including without limitation any change in treaty, Law, or regulation) occurs after the date hereof which renders all such forms inapplicable or which would prevent any Lender from duly completing and delivering any such form with respect to it and such Lender advises Borrowers and Administrative Agent that it is not capable of receiving payments without any deduction or withholding of United States federal income tax, such Lender shall not be required to deliver such forms.


                                       32                  ACS CREDIT AGREEMENT

                  (e) Failure to Provide Withholding Forms; Changes in Tax Laws. For any period with respect to which a Lender has failed to provide Borrowers and Administrative Agent with the appropriate form pursuant to SECTION 4.6(d) (unless such failure is due to a change in Law occurring subsequent to the date on which a form originally was required to be provided), such Lender shall not be entitled to indemnification under SECTION 4.6(a) or 4.6(b) with respect to Taxes imposed by the United States; provided, however, that should a Lender, which is otherwise exempt from or subject to a reduced rate of withholding tax, become subject to Taxes because of its failure to deliver a form required hereunder, Borrowers shall take such steps as such Lender shall reasonably request to assist such Lender to recover such Taxes.

                  (f) Change in Applicable Lending Office. If Borrowers are required to pay additional amounts to or for the account of any Lender pursuant to this SECTION 4.6, then such Lender will agree to use reasonable efforts to change the jurisdiction of its Applicable Lending Office so as to eliminate or reduce any such additional payment which may thereafter accrue if such change, in the judgment of such Lender, is not otherwise disadvantageous to such Lender.

                  (g) Tax Payment Receipt. Within thirty (30) days after the date of any payment of Taxes, Borrowers shall furnish to Administrative Agent the original or a certified copy of a receipt evidencing such payment.

                  (h) Survival. Without prejudice to the survival of any other agreement of Borrowers hereunder, the agreements and obligations of Borrowers contained in this SECTION 4.6 shall survive for eighteen (18) months after termination of the Revolver Commitment and the payment in full of the Obligation.

         4.7 REMOVAL OF LENDERS. If (a) a Lender or a Participant requests compensation pursuant to SECTIONS 4.1 or 4.6 and the Required Lenders are not also doing the same, or (b) the obligation of a Lender to make Eurodollar Rate Borrowings or to continue, or to convert Borrowings into Eurodollar Rate Borrowings shall be suspended pursuant to SECTION 4.1 or SECTION 4.3, but the obligation of the Required Lenders shall not have been suspended under such Sections, Borrowers may either (i) demand that such Lender or Participant (the "AFFECTED LENDER"), and upon such demand the Affected Lender shall promptly, assign its Revolver Commitment and all of its Principal Debt to an Eligible Assignee subject to and in accordance with the provisions of SECTION 13.12(b) for a purchase price equal to the aggregate principal balance of Principal Debt then owing to the Affected Lender (together with any participation held by the Affected Lender in any Swing Line Principal Debt pursuant to SECTION 2.3(b) or in any LC and related reimbursement obligations under the LC Subfacility pursuant to SECTION 2.2(b)) plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender, and any amounts owing the Affected Lender under SECTION 4, or (ii) pay to the Affected Lender the aggregate principal balance of Principal Debt (together with any participation held by the Affected Lender in any Swing Line Loan pursuant to SECTION 2.3(b) or in any LC and related reimbursement obligations under the LC Subfacility pursuant to SECTION 2.2(b)) then owing to the Affected Lender plus any accrued but unpaid interest thereon, accrued but unpaid fees owing to the Affected Lender, and any amounts owing the Affected Lender under SECTION 4, whereupon the Affected Lender shall no longer be a party hereto or have any rights or obligations hereunder or under any of the other Loan Documents, subject to the survival of certain provisions as set forth in SECTION 13.13. Each of Administrative Agent and the Affected Lender shall reasonably cooperate in effectuating the replacement of an Affected Lender under this Section, but at no time shall Administrative Agent, the Affected Lender, or any other Lender be obligated in any way whatsoever to initiate any such replacement or to assist in finding an Eligible Assignee. The exercise by Borrowers of the rights under this Section shall be at Borrowers' sole cost and expenses and at no cost or expense to Administrative Agent, the Affected Lender, or any of the other Lenders and shall not be available if any Default or Potential Default has occurred and is continuing. The


                                       33                  ACS CREDIT AGREEMENT
terms of this Section shall not in any way limit Borrowers' obligation to pay to any Affected Lender compensation owing to such Affected Lender pursuant to
SECTION 4.

SECTION 5 FEES.

         5.1 TREATMENT OF FEES. Except as otherwise provided by Law, the fees described in this SECTION 5: (a) do not constitute compensation for the use, detention, or forbearance of money, (b) are in addition to, and not in lieu of, interest and expenses otherwise described in the Loan Documents, (c) shall be payable in accordance with SECTION 3.1(c), (d) shall be non-refundable, (e) shall, to the fullest extent permitted by Law, bear interest, if not paid when due, at the Default Rate, and (f) shall be calculated on the basis of actual number of days (including the first day but excluding the last day) elapsed, but computed as if each calendar year consisted of 360 days, unless such computation would result in interest being computed in excess of the Maximum Rate in which event such computation shall be made on the basis of a year of 365 or 366 days, as the case may be.

         5.2 FEES OF ADMINISTRATIVE AGENT AND ARRANGER. Borrowers shall pay to Administrative Agent and Arranger, as the case may be, solely for their respective accounts, the fees described in that certain separate letter agreement dated as of August 7, 2002, between ACS, Administrative Agent, and Arranger.

         5.3 FACILITY FEE. Borrowers shall pay to the Administrative Agent for the account of each Lender, in accordance with its Commitment Percentage, a facility fee (the "FACILITY FEE") equal to the Applicable Margin for Facility Fee (applied on a per diem basis) times the actual daily amount of the Revolver Commitment, regardless of usage (or if the Revolver Commitment has been terminated, such Lender's Pro Rata Part calculated on the Principal Debt). The Facility Fee shall accrue at all times from the Closing Date until the date the Principal Debt has been paid in full and the Revolver Commitment has been terminated and shall be due and payable on the 10th Business Day of each January, April, July, and October, commencing with the first such date to occur after the Closing Date, and ending on the date both the Principal Debt has been paid in full and the Revolver Commitment has been terminated for the amount accrued during the previous fiscal quarterly period. The Facility Fee shall be calculated for the amount accrued during the previous fiscal quarterly period, in accordance with SECTION 5.1(f), and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin for Facility Fees (on a per diem basis) separately for each period during such quarter that such Applicable Margin was in effect. The Facility Fee shall accrue at all times, including at any time during which one or more of the conditions in SECTION 7.2 is not met.

         5.4 UTILIZATION FEE. Borrowers shall pay to the Administrative Agent for the account of each Lender, in accordance with its Commitment Percentage, a utilization fee (the "UTILIZATION FEE") equal to the Applicable Margin for Utilization Fee (applied on a per diem basis) times the actual daily aggregate Revolver Commitment Usage; provided that (i) on and after March __, 2003, but prior to the Termination Date, the Utilization Fee shall be payable only in respect of each day that such aggregate Revolver Commitment Usage exceeds 50% of the Revolver Commitment then in effect, and (ii) on and after the Termination Date, the Utilization Fee shall be payable only in respect of each day that such aggregate Revolver Commitment Usage exceeds 50% of the Revolver Commitment that was in existence on the Business Day immediately prior to the termination of the Revolver Commitment. The Utilization Fee shall be due and payable on the 10th Business Day of each January, April, July and October, commencing with the first such date to occur after the Closing Date, and ending on the date both the Principal Debt has been paid in full and the Revolver Commitment has been terminated for the amount accrued during the previous fiscal quarterly period. The Utilization Fee shall be calculated for the amount accrued during the previous fiscal quarterly period in accordance with SECTION 5.1(f), and if there is any change in the Applicable Margin during any quarter, the actual daily amount shall be computed and multiplied by the Applicable Margin for Utilization Fee (on a per diem basis) separately for each period during such quarter


                                       34                  ACS CREDIT AGREEMENT
that such Applicable Margin was in effect. The Utilization Fee shall accrue at all times, including at any time during which one or more of the conditions in
SECTION 7.2 is not met.

         5.5 LC FEES. As an inducement for the issuance (including, without limitation, any extension) of each LC, Borrowers (jointly and severally) agree to pay:

                  (a) To Administrative Agent, for the account of each Lender, according to each Lender's Commitment Percentage on the day the fee is payable, a LC issuance fee payable for the amount accrued during the previous fiscal quarterly period, on the 10th Business Day of each January, April, July, and October, and on the expiry date of the LC for the amount accrued during the previous fiscal quarterly period. The issuance fee for each LC or any extension thereof shall be in an amount equal to the product of (a) the Applicable Margin for Eurodollar Rate Borrowings in effect on the date of payment of such fee (calculated on a per annum basis) multiplied by (b) the average Dollar Equivalent of the stated amount of such LC during the period of determination.

                  (b) To the applicable LC Issuer, solely for its individual account, and in addition to such LC Issuer's ratable portion of the LC issuance fees payable pursuant to SECTION 5.5(a), a fronting fee of 0.125% of the Dollar Equivalent of the face amount of such LC (or extensions thereof) payable on the date of issuance of any LC by such LC Issuer (or any extension thereof). In addition, Borrowers shall pay to the applicable LC Issuer, solely for its individual account, standard administrative charges for LC amendments.

SECTION 6. SECURITY; GUARANTIES.

         6.1 BORROWERS, GUARANTIES, AND FOREIGN STOCK PLEDGES. Borrowers agree that, at all times (subject to the grace periods set forth in the last sentence of this SECTION 6.1), the sum of: (a) the EBITDA of ACS, plus (b) the EBITDA of all then-existing Domestic Subsidiary Obligors, plus (c) the EBITDA of all Pledged Foreign Subsidiaries, plus (d) at the option of Borrowers as reflected on the most recent certificate demonstrating compliance with the Coverage Requirement, the EBITDA of any Included Foreign Subsidiaries, shall equal or exceed 65% of the consolidated EBITDA of the Companies (such requirement referred to herein as the "COVERAGE REQUIREMENT"). ACS shall, within the time periods required below, add a Domestic Subsidiary Obligor as a Guarantor or Borrower or deliver a Foreign Stock Pledge from a Domestic Subsidiary in order to satisfy the Coverage Requirement by complying with the conditions precedent set forth in SECTION 7.3. For purposes of the Coverage Requirement calculation, EBITDA shall be calculated (i) for the applicable Company on an unconsolidated basis without giving effect to the EBITDA of any Subsidiaries of such Company and (ii) based on the most recently ended Rolling Period for which Financial Statements have been delivered. If any Compliance Certificate delivered pursuant to SECTION 9.3 or any other certificate requested by Administrative Agent with respect to compliance with this SECTION 6.1 indicates that the Coverage Requirement is not satisfied, then Borrowers shall have up to (y) 20 days from the date of delivery of such Compliance Certificate or other certificate to add additional Borrowers or Guarantors or (z) 45 days to deliver additional Foreign Stock Pledges, such that after giving effect to such additional Borrowers, Guarantors, and Foreign Stock Pledges, the Coverage Requirement is satisfied.

         6.2 RELEASE OF BORROWERS, GUARANTIES, AND COLLATERAL. Upon delivery of a proforma Compliance Certificate demonstrating and certifying to Administrative Agent that no Default or Potential Default exists or will exist immediately after (i) subtracting the EBITDA of any Borrower or Guarantor that is to be released, or any Pledged Foreign Subsidiary whose Stock is to be released, from the calculation of the Coverage Requirement and (ii) adding the EBITDA of any additional Borrowers or Guarantors being provided concurrently therewith, plus the EBITDA of any Foreign Subsidiaries whose Stock is pledged (and, at the option of the Borrowers, any Included Foreign Subsidiaries) concurrently


                                       35                  ACS CREDIT AGREEMENT
therewith, Administrative Agent shall (and is hereby irrevocably authorized by Lenders to) execute a release of such Borrower from its obligations as a Borrower under the Loan Documents, including its obligation to pay the Obligation, such Guarantor from its Guaranty, and/or the Liens granted to Administrative Agent for the benefit of Lenders in the Stock of such Foreign Subsidiary (along with the termination of the related Foreign Stock Pledge) substantially in the forms of EXHIBITS G-1, G-2, and/or G-3, as applicable; provided that nothing herein shall permit Administrative Agent to release ACS as a Borrower without the consent of all Lenders; and provided further that Administrative Agent shall not be required to execute any such document other than such a release of such Borrowers, Liens, and Guaranties in substantially the forms attached hereto as EXHIBITS G-1, G-2, and/or G-3, as applicable.

         6.3 CONTROL; LIMITATION OF RIGHTS. Notwithstanding anything herein or in any other Loan Document to the contrary, (a) the transactions contemplated hereby (i) do not and will not constitute, create, or have the effect of constituting or creating, directly or indirectly, actual or practical ownership of any Loan Party by Agents or Lenders, or control, affirmative or negative, direct or indirect, by Agents or Lenders over the management or any other aspect of the operation of any Loan Party, which ownership or control remains exclusively and at all times in the Loan Parties.

SECTION 7 CONDITIONS PRECEDENT.

         7.1 CONDITIONS PRECEDENT TO CLOSING. This Agreement shall not become effective, and Lenders shall not be obligated to make their initial extension of credit, unless Administrative Agent has received all of the agreements, documents, instruments, and other items described on SCHEDULE 7.1. Notwithstanding anything to the contrary contained herein, the Agreement shall be deemed effective upon the making of the initial extension of credit hereunder.

         7.2 CONDITIONS PRECEDENT TO EACH BORROWING. Lenders will not be obligated to fund (as opposed to continue or convert) any Borrowing, and no LC Issuer will be obligated to issue any LC, as the case may be, unless on the date of such Borrowing or issuance (and after giving effect thereto), as the case may be: (a) Administrative Agent (and LC Issuer, if applicable) shall have timely received therefor a Borrowing Notice or a LC Request (together with the applicable LC Agreement), as the case may be; (b) Administrative Agent and the applicable LC Issuer shall have received, as applicable, the LC fees provided for in SECTION 5.5 hereof; (c) all of the representations and warranties of any Company set forth in the Loan Documents are true and correct in all material respects (except to the extent that (i) the representations and warranties speak to a specific date or (ii) the facts on which such representations and warranties are based have been changed by transactions expressly contemplated or permitted by the Loan Documents); (d) no Default or Potential Default shall have occurred and be continuing; and (e) the funding of such Borrowings and issuance of such LC, as the case may be, is permitted by Law. Each Borrowing Notice and LC Request delivered to Administrative Agent (or LC Issuers, as applicable) shall constitute the representation and warranty by Borrowers to Administrative Agent (or LC Issuers, as applicable) that, as of the Borrowing Date or the date of issuance of the requested LC, as the case may be, the statements above are true and correct in all respects. Each condition precedent in this Agreement is material to the transactions contemplated in this Agreement, and time is of the essence in respect of each thereof. Subject to the prior written approval of Required Lenders (or as otherwise set forth in SECTIONS 2.2(c) or 2.3(b)), Lenders may fund any Borrowing, and LC Issuers may issue any LC, without all conditions being satisfied, but, to the extent permitted by Law, the same shall not be deemed to be a waiver of the requirement that each such condition precedent be satisfied as a prerequisite for any subsequent funding or issuance, unless Required Lenders specifically waive each such item in writing.

         7.3 CONDITIONS PRECEDENT TO ADDITIONAL BORROWERS, GUARANTORS, OR FOREIGN STOCK PLEDGES. No Person shall become a Borrower or Guarantor, and no Pledgor shall deliver a Foreign Stock Pledge until such Person shall have satisfied the conditions and delivered, or caused to be delivered, to Administrative Agent, all documents and certificates set forth on SCHEDULE 7.3. All documentation



                                       36                  ACS CREDIT AGREEMENT
delivered and satisfaction of conditions pursuant to the requirements of SECTION
7.3 must be reasonably satisfactory to Administrative Agent; provided, however that upon the delivery to Administrative Agent of all documents and certificates set forth on SCHEDULE 7.3 with respect to each such Person, the Borrowers shall be deemed to have complied with SECTION 6.2; and provided further that Borrowers agree to promptly address any reasonable requests made by Administrative Agent or Required Lenders concerning any such documents and certificates.

SECTION 8 REPRESENTATIONS AND WARRANTIES. Each Company represents and warrants to Administrative Agent and Lenders as follows:

         8.1 PURPOSE OF CREDIT FACILITY. Borrowers will use (or will advance such proceeds to their Subsidiaries to so use) all proceeds of Borrowings for one or more of the following: (a) to repay the Debt existing under the Existing Credit Agreements and pay the related costs and expenses; (b) to finance Acquisitions; (c) for working capital of the Companies; and (d) for general corporate purposes; provided that, on the Closing Date the proceeds of Borrowings will not be used to back-stop commercial paper. No Company is engaged principally, or as one of its important activities, in the business of extending credit for the purpose of purchasing or carrying any "margin stock" within the meaning of Regulation U. No part of the proceeds of any Borrowing will be used, directly or indirectly, for a purpose which violates any Law, including, without limitation, the provisions of Regulation T, U, or X (as enacted by the Board of Governors of the Federal Reserve System, as amended).

         8.2 EXISTENCE, GOOD STANDING, AUTHORITY, AND AUTHORIZATIONS. Each Company is duly organized, validly existing, and in good standing under the Laws of its jurisdiction of organization. Except where not a Material Adverse Event, each Company is duly qualified to transact business and is in good standing in each jurisdiction where the nature and extent of its business and properties require the same. Except where not a Material Adverse Event, each Company possesses all the Authorizations necessary or required in the conduct of its respective business(es), and the same are valid, binding, enforceable, and subsisting without any defaults thereunder or enforceable adverse limitations thereon and are not subject to any proceedings or claims opposing the issuance, development, or use thereof or contesting the validity thereof. No Authorization which has not been obtained is required by reason of or in connection with the execution and performance of the Loan Documents by the Loan Parties.

         8.3 SUBSIDIARIES; CAPITAL STOCK. All of the outstanding shares of Stock of each Company are duly authorized, validly issued, fully paid, and nonassessable and are owned free and clear of any Liens, restrictions, claims, or Rights of another Person, other than Permitted Liens, and none of such shares owned by any Company which is subject to a Foreign Stock Pledge is subject to any restriction on transfer thereof except for restrictions imposed by applicable securities Laws and general corporate Laws.

         8.4 AUTHORIZATION AND CONTRAVENTION. The execution and delivery by each Loan Party of each Loan Document to which it is a party and the performance by such Loan Party of its obligations thereunder (a) are within the organizational power of such Loan Party; (b) will have been duly authorized by all necessary organizational action on the part of such Loan Party when such Loan Document is executed and delivered, (c) require no action by or in respect of, or filing with, any Governmental Authority, which action or filing has not been taken or made on or prior to the Closing Date (or if later, the date of execution and delivery of such Loan Document), (d) will not violate any provision of the Constituent Documents of such Loan Party, (e) except where not a Material Adverse Event, will not violate any provision of Law applicable to it, (f) except where not a Material Adverse Event, will not violate any Material Agreements to which it is a party, and (g) will not result in the creation or imposition of any Lien on any asset of any Loan Party, other than Permitted Liens.

         8.5 BINDING EFFECT. Upon execution and delivery by all parties thereto, each Loan Document will constitute a legal, valid, and binding obligation of each Loan Party party thereto,



                                       37                  ACS CREDIT AGREEMENT
enforceable against each such Loan Party in accordance with its terms, except as enforceability may be limited by applicable Debtor Relief Laws and general principles of equity.

         8.6 FINANCIAL STATEMENTS. The Current Financials were prepared in accordance with GAAP and present fairly, in all material respects, the consolidated financial condition, results of operations, and cash flows of the Companies as of, and for the portion of the fiscal year ending on, the date or dates thereof (subject only to normal year-end audit adjustments for interim statements). There were no material liabilities, direct or indirect, fixed or contingent, of the Companies as of the date or dates of the Current Financials which are required under GAAP to be reflected therein or in the notes thereto, and are not so reflected. Except for transactions directly related to, specifically contemplated by, or expressly permitted by, the Loan Documents, and except where not a Material Adverse Event, (a) there have been no changes in the consolidated financial condition of the Companies from that shown in the Current Financials after the date of such Current Financials, and (b) no Company has incurred any liability (including, without limitation, any liability under any Environmental Law), direct or indirect, fixed or contingent, after such date.

         8.7 LITIGATION, CLAIMS, INVESTIGATIONS. Except as disclosed on SCHEDULE
8.7 and where not a Material Adverse Event, no Company is subject to, or aware of the threat of, any Litigation which is reasonably likely to be determined adversely to any Company. Except where not a Material Adverse Event, there are no formal complaints, suits, claims, investigations, or proceedings initiated at or by any Governmental Authority pending or (to the knowledge of ACS) threatened by or against any Company, nor any judgments, decrees, or orders of any Governmental Authority outstanding against any Loan Party or any Subsidiary thereof.

         8.8 TAXES. All Tax returns of each Company required to be filed have been filed (or extensions have been granted) prior to delinquency, except for any such returns for which the failure to so file is not a Material Adverse Event, and all Taxes imposed upon each Company which are due and payable have been paid prior to delinquency, other than Taxes for which the criteria for Permitted Liens (as specified in SECTION 9.13(b)(VI)) have been satisfied or for which nonpayment thereof is not a Material Adverse Event.

         8.9 ENVIRONMENTAL MATTERS. No Company (a) knows of any environmental condition or circumstance, such as the presence or Release of any Hazardous Substance, on any property presently or previously owned by any Company that is a Material Adverse Event, (b) knows of any violation by any Company of any Environmental Law, except for such violations that are not a Material Adverse Event, or (c) knows that any Company is under any obligation to remedy any violation of any Environmental Law, except for such obligations that are not a Material Adverse Event; provided, however, that except where not a Material Adverse Event, each Company (x) to the best of its knowledge, has in full force and effect all Environmental Permits, licenses, and approvals required to conduct its operations and is operating in substantial compliance thereunder, and (y) has taken prudent steps to determine that its properties and operations are not in violation of any Environmental Law.

         8.10 EMPLOYEE BENEFIT PLANS. (a) No Employee Plan has incurred an "accumulated funding deficiency" (as defined in Section 302 of ERISA and Section 412 of the Code) which is a Material Adverse Event, (b) no Company or ERISA Affiliate thereof has incurred liability to the PBGC or with respect to an Employee Plan, which liability is currently due and remains unpaid under Title IV of ERISA and which is a Material Adverse Event, (c) each Employee Plan subject to ERISA and the Code complies in all respects, both in form and operation, with ERISA and the Code, except for such non-compliance that is not a Material Adverse Event, (d) no ERISA Event has occurred or is reasonably expected to occur with respect to any Employee Plan or Multiemployer Plan which is a Material Adverse Event, (e) the present value of all accrued benefits under each Employee Plan (based on actuarial assumptions used for funding purposes in the most recent actuarial valuation prepared by the Employee Plan's actuary with


                                       38                  ACS CREDIT AGREEMENT
respect to such Employee Plan) did not, as of the last annual actuarial valuation date for such Employee Plan, exceed the then-current value of the assets of such Employee Plan except for such an excess that is not a Material Adverse Event, and (f) the present value of accrued benefits under each Employee Plan (based on PBGC actuarial assumptions used for plan termination), does not exceed the value of the assets of such Employee Plan by more than $25,000,000.

         8.11 PROPERTIES; LIENS. Except where not a Material Adverse Event, each Company has good and marketable title to all its property reflected on the Current Financials, except as otherwise permitted by the Loan Documents. Except for Permitted Liens, there is no Lien on any property of any Company.

         8.12 GOVERNMENT REGULATIONS. No Company is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         8.13 INTELLECTUAL PROPERTY. Except where not a Material Adverse Event, each Company owns or has sufficient and legally enforceable Rights to use all material licenses, patents, patent applications, copyrights, service marks, trademarks, trademark applications, and trade names necessary to continue to conduct its businesses as heretofore conducted by it, now conducted by it, and now proposed to be conducted by it. Each Company is conducting its business without infringement or claim of infringement of any license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property right of others, other than any such infringements or claims which, if successfully asserted against or determined adversely to any Company, is not a Material Adverse Event. No infringement or claim of infringement by others of any material license, patent, copyright, service mark, trademark, trade name, trade secret, or other intellectual property of any Company exists, except where such Company is actively prosecuting to cease such infringement or such infringement (if it continued unabated) is not a Material Adverse Event.

         8.14 COMPLIANCE WITH LAWS. No Company is in violation of any Laws (including, without limitation, Environmental Laws) other than such violations which are not a Material Adverse Event. No Company has received notice alleging any noncompliance with any Laws, except for such noncompliance which no longer exists, or which is not a Material Adverse Event.

         8.15 REGULATION U. "Margin Stock" (as defined in Regulation U) constitutes less than 25% of those assets of the Companies, which are subject to any limitation on sale, pledge, or other restrictions hereunder.

         8.16 FULL DISCLOSURE. No representation or warranty of any Loan Party contained in this Agreement (including any Schedule furnished in connection herewith) contains any untrue statement of a material fact. No other document, certificate, or written statement furnished to Administrative Agent or any Lender by or on behalf of any Loan Party for use in connection with the transactions contemplated in this Agreement, taken as a whole with other documents, certificates, or written statements furnished contemporaneously therewith, contains any untrue statement of fact or omits to state a material fact (known to such Loan Party in the case of any documents not furnished by it) necessary in order to make the statements contained therein not misleading in light of the circumstances under which the same were made.

         8.17 NO DEFAULT. No Default or Potential Default exists or will arise as a result of the execution of the Loan Documents or of any Borrowing hereunder.

         8.18 CONTINGENT "EARN-OUT" PAYMENTS. SCHEDULE 8.18 (as supplemented and modified in writing from time to time to reflect any changes to such Schedule as a result of transactions permitted by


                                       39                  ACS CREDIT AGREEMENT
the Loan Documents) describes all material contractual agreements entered into by any Company to make contingent ("earn-out") payments based on the financial performance of any Company or its Subsidiaries. For purposes of this SECTION 8.18, such transactions are "material" if they require any Company to pay over the course of such transactions, more than $25,000,000 with respect to any individual transaction.

SECTION 9 COVENANTS. Each Loan Party covenants and agrees (and agrees to cause its Subsidiaries and, with respect to SECTION 9.10, its ERISA Affiliates) to perform, observe, and comply with each of the following covenants applicable to such Person, from the Closing Date and so long thereafter as Lenders are committed to fund Borrowings and any LC Issuer is committed to issue LCs under this Agreement and thereafter until the payment in full of the Principal Debt (and termination of outstanding LCs, if any) and payment in full of any other Obligation then due and owing, unless Borrowers receive a prior written consent to the contrary by Administrative Agent as authorized by Required Lenders:

         9.1 USE OF PROCEEDS. Borrowers shall use (and shall cause each other Company to use) the proceeds of Borrowings only for the purposes represented herein.

         9.2 BOOKS AND RECORDS. The Companies shall maintain books, records, and accounts necessary to prepare financial statements in accordance with GAAP.

         9.3 ITEMS TO BE FURNISHED. ACS shall cause the following to be furnished to Administrative Agent for delivery to Lenders:

                  (a) Promptly after preparation, and no later than 90 days after the last day of each fiscal year of ACS, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies, as of, and for the year ended on, such day, accompanied by:

                           (i) the unqualified opinion of a firm of
                  nationally-recognized independent certified public accountants, based on an audit using generally accepted auditing standards, that such Financial Statements were prepared in accordance with GAAP and present fairly the consolidated financial condition and results of operations of the Companies; and

                           (ii) a Compliance Certificate.

                  (b) Promptly after preparation, and no later than 45 days after the last day of each of the first three fiscal quarters of ACS each year, Financial Statements showing the consolidated financial condition and results of operations calculated for the Companies for such fiscal quarter and for the period from the beginning of the then-current fiscal year to, such last day, accompanied by a Compliance Certificate.

                  (c) Notice, promptly after any Company knows or has reason to know of (i) the existence and status of any Litigation, any order or judgment for the payment of money, or any warrant of attachment, sequestration, or similar proceeding against the assets of any Company which is a Material Adverse Event, (ii) any matter that could result in a Material Adverse Event, (iii) a Default or Potential Default specifying the nature thereof and what action any Company has taken, is taking, or proposes to take with respect thereto, (iv) any federal, state, or local Law limiting or controlling the operations of any Company which has been issued or adopted hereafter and which is a Material Adverse Event, (v) the receipt by any Company of notice of any violation or alleged violation of any Environmental Law or Environmental Permit or any Environmental Liability or potential Environmental Liability, which violation or liability or alleged violation or


                                       40                  ACS CREDIT AGREEMENT
         liability is a Material Adverse Event, (vi) any public announcement by Moody's or S&P of any change in a Debt Rating, or (vii) the occurrence of an ERISA Event or the incurrence of any liability by any Company or ERISA Affiliate with respect to any ERISA Event, in either case which is a Material Adverse Event, specifying the nature thereof and what action such Company or ERISA Affiliate has taken, is taking, or proposes to take with respect thereto.

                  (d) Promptly upon receipt thereof, copies of (A) all notices from the PBGC terminating or appointing a trustee for any Employee Plan, (B) all notices of termination or reorganization from any sponsor of a Multiemployer Plan, (C) all notices from any sponsor of a Multiemployer Plan imposing withdrawal liability on any Company or ERISA Affiliate thereof, and (D) all notices from the PBGC regarding a potential Reportable Event or a request for information to assess the impact of any proposed transaction of any Company or ERISA Affiliate thereof.

                  (e) Promptly after filing, true, correct, and complete copies of all material reports or filings filed by or on behalf of any Company to the Securities and Exchange Commission (including each Form 10-K, Form 10-Q, and Form 8-K filed by or on behalf of any Company), and, if requested by Administrative Agent any other Governmental Authority.

                  (f) Promptly upon request therefor by Administrative Agent or Lenders, such information (not otherwise required to be furnished under the Loan Documents) respecting the business affairs, assets, and liabilities of the Companies, and such opinions, certifications, and documents, in addition to those mentioned in this Agreement, as reasonably requested.

         9.4 INSPECTIONS. Upon reasonable notice, the Companies shall allow Administrative Agent or any Lender (or their respective Representatives) to inspect any of their properties, to review reports, files, and other records and to make and take away copies thereof, to conduct tests or investigations, and to discuss any of their respective affairs, conditions, and finances with other creditors, directors, officers, employees, other representatives, and independent accountants of the Companies, from time to time, during reasonable business hours.

         9.5 TAXES. Except where not a Material Adverse Event, each Company shall promptly pay when due any and all Taxes other than Taxes the applicability, amount, or validity of which is being contested in good faith by lawful proceedings diligently conducted, and against which reserve or other provision required by GAAP has been made or is otherwise permitted hereunder.

         9.6 PAYMENT OF OBLIGATIONS. Borrowers shall pay the Obligation in accordance with the terms and provisions of the Loan Documents. Borrowers shall be jointly and severally liable for the Obligation. Except where not a Material Adverse Event, each Company shall promptly pay (or renew and extend) all of its material obligations as the same become due (unless such obligations [other than the Obligation] are being contested in good faith by appropriate proceedings and against which reserves or other provision required by GAAP has been made). Notwithstanding anything to the contrary contained in this Agreement or any other agreement or instrument executed in connection with the payment of any of the Obligation, the amount of the Obligation for which any Borrower (other than ACS) is liable shall be limited to an aggregate amount equal to the largest amount that would not render such Borrower's obligations hereunder subject to avoidance under Section 548 of the United States Bankruptcy Code or any comparable provision of any applicable state Law.

         9.7 MAINTENANCE OF EXISTENCE, ASSETS, AND BUSINESS. Except as otherwise permitted by SECTION 9.21, each Company shall at all times: (a) maintain its existence and good standing in the jurisdiction of its organization and its authority to transact business in all other jurisdictions where the


                                       41                  ACS CREDIT AGREEMENT
failure to so maintain its existence, good standing, or authority to transact business is a Material Adverse Event; (b) maintain all licenses, permits, and franchises necessary for its business where the failure to so maintain is a Material Adverse Event; and (c) keep all of its assets which are useful in and necessary to its business in good working order and condition (ordinary wear and tear excepted) and make all necessary repairs thereto and replacements thereof except where the failure to so maintain is a Material Adverse Event.

         9.8 INSURANCE. The Companies shall, at their cost and expense, maintain with financially sound, responsible, and reputable insurance companies or associations insurance covering its properties and business against such risks, in such amounts, and with no greater risk retention as are customarily maintained, insured, or retained by companies of established repute engaged in the same or similar business as such Company. Upon the request of Administrative Agent, ACS will furnish to Lenders information presented in reasonable detail as to the insurance so carried.

         9.9 PRESERVATION AND PROTECTION OF RIGHTS. Each Loan Party shall perform such acts and duly authorize, execute, acknowledge, deliver, file, and record any additional agreements, documents, instruments, and certificates as Administrative Agent or Required Lenders may reasonably deem necessary or appropriate in order to preserve and protect the Rights of Administrative Agent and Lenders under any Loan Document.

         9.10 EMPLOYEE BENEFIT PLANS. Except where not a Material Adverse Event, no Loan Party shall permit any of the events or circumstances described in
SECTION 8.10 to exist or occur.

         9.11 ENVIRONMENTAL LAWS. Each Company shall (a) conduct its business so as to comply with all applicable Environmental Laws except to the extent noncompliance does not constitute a Material Adverse Event and (b) promptly investigate and remediate any known Release or threatened Release of any Hazardous Substance on any property owned by any Loan Party or at any facility operated by any Loan Party to the extent and degree necessary to comply with Law and to assure that any Release or threatened Release does not result in a substantial endangerment to human health or the environment except to the extent, in each case, that the failure to do so would not be a Material Adverse Event.

         9.12 DEBT AND GUARANTIES.

                  (a) No Loan Party shall permit any of its Domestic Subsidiaries that are not Domestic Subsidiary Obligors to, directly or indirectly, create, incur, or suffer to exist any Debt, other than: (i) Debt owed to another Company and (ii) other Debt, so long as on any date of determination, such other Debt of all such Domestic Subsidiaries in the aggregate (without duplication) does not exceed 7 1/2% of Net Worth on such date; and

                  (b) No Loan Party shall permit any of its Foreign Subsidiaries to, directly or indirectly, create, incur, or suffer to exist any Debt, other than: so long as on any date of determination (i) if no Foreign Stock Pledge has been delivered in order to satisfy the requirements of
         SECTION 6.1, the Debt of all Foreign Subsidiaries in the aggregate (without duplication and excluding Debt owed to another Company) does not exceed 20% of the Net Worth on such date, or (ii) if any Foreign Stock Pledge has been delivered in order to satisfy the requirements of
         SECTION 6.1, the Debt of all Foreign Subsidiaries in the aggregate (without duplication and excluding Debt owed to another Company) does not exceed 10% of Net Worth on such date.

         9.13 LIENS. No Company will, directly or indirectly, (a) enter into or permit to exist any arrangement or agreement which directly or indirectly prohibits any Company (other than Domestic


                                       42                  ACS CREDIT AGREEMENT

Subsidiaries that are not Domestic Subsidiary Obligors and Foreign Subsidiaries that are not (i) Pledged Foreign Subsidiaries or (ii) Included Foreign Subsidiaries) from creating or incurring any Lien on any of its assets, other than (x) the Loan Documents, (y) customary provisions in leases restricting the assignment thereof, and (z) the agreements evidencing Liens permitted by CLAUSES
(b)(iv) through (x) below, so long as such prohibitions extend solely to the property or assets covered by such Liens, or (b) create, incur, or suffer or permit to be created or incurred or to exist any Lien upon any of its assets, except:

                           (i) Liens securing the Obligation;

                           (ii) Pledges or deposits made to secure payment of
                  worker's compensation, or to participate in any fund in connection with worker's compensation, unemployment insurance, pensions, or other social security programs, but expressly excluding any Liens in favor of the PBGC or otherwise under ERISA the existence of which is not a Material Adverse Event;

                           (iii) Good-faith pledges, Liens, or deposits made to
                  secure performance of bids, tenders, insurance or other contracts (other than for the repayment of borrowed money), or leases, or to secure statutory obligations, surety or appeal bonds, or indemnity, performance, or other similar bonds as all such Liens arise in the ordinary course of business;

                           (iv) Encumbrances consisting of zoning restrictions,
                  easements, or other restrictions on the use of real property, none of which impair in any material respect the use of such property by the Person in question in the operation of its business, and none of which is violated by existing or proposed structures or land use, in any case which is a Material Adverse Event;

                           (v) Liens of landlords or of mortgagees of landlords
                  on fixtures and movable tangible property located on premises leased in the ordinary course of business;

                           (vi) (x) claims and Liens for Taxes; (y) claims and
                  Liens upon, and defects of title to, real or personal property, including any attachment of personal or real property or other legal process prior to adjudication of a dispute of the merits; and (z) claims and Liens of mechanics, materialmen, warehousemen, carriers, landlords, or other like Liens; so long as (A) the validity or amount thereof is being contested in good faith and by appropriate and lawful proceedings diligently conducted, reserve or other appropriate provisions (if any) required by GAAP shall have been made, and levy and execution thereon have been stayed and continue to be stayed, or (B) the existence thereof is not a Material Adverse Event;

                           (vii) Liens existing on the Closing Date and Liens
                  securing Capital Leases and purchase money obligations (together with any renewal, extension, amendment, or modification of any such Lien) so long as (w) in the case of existing Liens, such Liens shall never extend to any assets other than the assets subject to such Liens on the Closing Date, (x) in the case of existing Liens, the total-principal amount secured by those Liens never exceeds the greater of either the total-principal amount secured as of the Closing Date, (y) in the case of Liens securing Capital Leases, those Liens never cover any assets except the assets subject to the specific Capital Lease, and (z) in the case of Liens securing purchase money obligations, those Liens never cover any assets except the assets purchased or financed by such obligations;


                                       43                  ACS CREDIT AGREEMENT

                           (viii) Liens on the accounts receivable to the extent
                  permitted by SECTION 9.20;

                           (ix) Liens assumed in connection with any
                  Acquisition, which Liens are in existence at the time of such Acquisition, not created in contemplation of such Acquisition, and do not cover any assets other than the assets acquired pursuant to such Acquisition; provided that such assumed Liens are released and terminated within ninety (90) days following the effective date of such Acquisition (or such Lien is otherwise permitted under any other clause of this SECTION 9.13(b)); and

                           (x) Other Liens not otherwise permitted by this
                  SECTION 9.13(b), so long as on any date of determination, the Debt secured by such Liens does not exceed 1% of the book value of the assets of the Companies in the aggregate.

         9.14 TRANSACTIONS WITH AFFILIATES. No Company shall (a) enter into any material transaction with any of its Affiliates (excluding transactions among or between Companies and transactions permitted under SECTION 9.20), other than transactions in the ordinary course of business and upon fair and reasonable terms which have been approved by a majority of the respective Company's Board of Directors that are disinterested in such transaction, or (b) pay any salaries or other compensation, consulting fees, or management fees or other like payments to any of its Affiliates, other than in the ordinary course of business for services rendered.

         9.15 COMPLIANCE WITH LAWS AND DOCUMENTS. No Company shall violate the provisions of any Laws (including, without limitation, Environmental Laws, Environmental Permits, ERISA, and OSHA) applicable to it, or any Material Agreement to which it is a party, if such violation is a Material Adverse Event; no Company shall violate the provisions of its Constituent Documents, or modify, repeal, replace, or amend any provision of its Constituent Documents in a manner that would not allow a Loan Party to fulfill its obligations under the Loan Documents.

         9.16 ACCOUNTING METHODS. No Company will change its method of accounting, other than immaterial changes in methods or as permitted by GAAP.

         9.17 GOVERNMENT REGULATIONS. No Company will conduct its business in such a way that it will become subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility Holding Company Act of 1935, as amended, or any other Law (other than Regulations T, U, and X of the Board of Governors of the Federal Reserve System) which regulates the incurrence of Debt.

         9.18 RESTRICTIONS ON SUBSIDIARIES. No Loan Party shall enter into or permit to exist any material arrangement or agreement which directly or indirectly prohibits any such Loan Party from (a) declaring, making, or paying, directly or indirectly, any Distribution to any other Loan Party, (b) paying any Debt owed by a Loan Party to any other Loan Party, (c) making loans, advances, or investments to any other Loan Party, or (d) transferring any of its property or assets to any other Loan Party; provided that the foregoing shall not apply to restrictions or conditions (i) imposed by Law, (ii) imposed by any Loan Document, and (iii) customarily contained in agreements relating to the sale of any Loan Party pending the sale of such Loan Party, so long as such restrictions and conditions apply only to the Loan Party that is to be sold and such sale is not prohibited by the Loan Documents.

         9.19 SALE OF ASSETS. The Companies (taken as a whole) shall not sell, assign, transfer, or otherwise dispose of, in one transaction or a series of transactions, all or substantially all (determined on a consolidated basis with respect to ACS and all of its Subsidiaries) of their businesses or assets, including the Stock of their Subsidiaries other than to other Companies.


                                       44                  ACS CREDIT AGREEMENT

         9.20 ACCOUNTS RECEIVABLE FINANCING. No Company may sell, securitize, or otherwise transfer or encumber accounts receivable resulting in funding aggregating more than $200,000,000 at any one time outstanding (such amount referred to herein as the "RECEIVABLES FINANCING AMOUNT").

         9.21 MERGERS AND DISSOLUTIONS. No Loan Party or Material Subsidiary will, directly or indirectly, merge or consolidate with any Person, other than
(a) as a result of an Acquisition or (b) with or into another Company, provided that in any such merger or consolidation involving ACS, ACS is the surviving corporation. Neither ACS nor any Subsidiary shall liquidate, wind up, or dissolve (or suffer any liquidation or dissolution), other than (i) liquidations, wind ups, or dissolutions incident to mergers permitted under this
SECTION 9.21 and (ii) other liquidations, wind ups, or dissolutions of the Companies (other than ACS) so long as no Default or Potential Default exists or arises as a result therefrom after giving effect to the addition of Borrowers, Guarantors, or Foreign Stock Pledges added concurrently with such actions pursuant to SECTIONS 6.1 or 6.2.

         9.22 FINANCIAL COVENANTS. As calculated on a consolidated basis for the
Companies:

                  (a) Leverage Ratio. Borrowers shall never permit the Leverage Ratio to be greater than 2.75 to 1.00.

                  (b) Fixed Charge Coverage Ratio. Borrowers shall never permit the Fixed Charge Coverage Ratio to be less than 1.50 to 1.00.

                  (c) Net Worth. Borrowers shall never permit the Net Worth (determined as of the last day of each fiscal quarter of ACS) to be less than the sum of (i) $1,571,565,000, plus (ii) 75% of the Companies' cumulative net income (after giving effect to any minority interests and without deduction for losses) commencing with the fiscal quarter ending September 30, 2002, plus (iii) 50% of the gross proceeds of any Equity Issuance (including changes in Net Worth due to any conversions of Debt to Stock of any Company).

         9.23 ACQUISITIONS . No Company shall consummate any Acquisition if any Default or Potential Default exists or arises as a result therefrom.

SECTION 10 DEFAULT. The term "DEFAULT" means the occurrence of any one or more of the following events:

         10.1 PAYMENT OF OBLIGATION. The failure or refusal of any Loan Party to pay (a) Principal Debt when the same becomes due (whether by its terms, by acceleration, or as otherwise provided in the Loan Documents); (b) interest, fees, or any other part of the Obligation within five days after the same becomes due and payable in accordance with the Loan Documents; or (c) the indemnifications and reimbursement obligations provided for in the Loan Documents after demand therefor.

         10.2 COVENANTS. The failure or refusal of any Borrower (and, if applicable, any other Loan Party) to punctually and properly perform, observe, and comply with:

                  (a) Any covenant, agreement, or condition contained in SECTIONS 6.1, 9.1, 9.3, 9.4, 9.10, 9.12, 9.13, and 9.19 through 9.22;
         and

                  (b) Any other covenant, agreement, or condition contained in any Loan Document (other than the covenants to pay the Obligation set forth in SECTION 10.1 and the covenants in SECTION 10.2(a)), and such failure or refusal continues for 20 days.


                                       45                  ACS CREDIT AGREEMENT

         10.3 DEBTOR RELIEF. (a) Any Borrower or any Material Subsidiary that is a Guarantor or whose Stock is pledged pursuant to any Loan Document (i) shall not be Solvent or (ii) fails to pay its Debts generally as they become due or
(b) any Borrower or any Material Subsidiary, (i) voluntarily seeks, consents to, or acquiesces in the benefit of any Debtor Relief Law, other than as a creditor or claimant, or (ii) becomes a party to or is made the subject of any proceeding provided for by any Debtor Relief Law, other than as a creditor or claimant (unless, in the event such proceeding is involuntary, the petition instituting same is dismissed within 60 days after its filing; provided, however, that no order for relief shall have been entered in the interim).

         10.4 JUDGMENTS AND ATTACHMENTS. Where it is a Material Adverse Event, any Company fails, within 60 days after entry thereof, to pay, bond, or otherwise discharge (a) any judgment or order for the payment of money or (b) any warrant of attachment, sequestration, or similar proceeding against any of its respective assets, each of which is not stayed on appeal.

         10.5 GOVERNMENT ACTION. Where it is a Material Adverse Event (a) a final non-appealable order is issued by any Governmental Authority, including, but not limited to, the United States Justice Department, seeking to cause any Company to divest a significant portion of its assets pursuant to any antitrust, restraint of trade, unfair competition, industry regulation, or similar Laws, or
(b) any Governmental Authority shall condemn, seize, or otherwise appropriate, or take custody or control of all or any substantial portion of the assets of any Company.

         10.6 MISREPRESENTATION. Any representation or warranty made herein or in any Loan Document shall at any time prove to have been incorrect in any material respect when made.

         10.7 CHANGE OF CONTROL. With respect to ACS, an event or series of events by which: (a) any "person" or "group" (as such terms are used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934) (other than Darwin Deason, the Deason International Trust, or any Person controlled by Darwin Deason or the Deason International Trust) becomes the "beneficial owner" (as defined in Rules 13d-3 and 13d-5 under the Securities Exchange Act of 1934, except that a Person shall be deemed to have "beneficial ownership" of all Stock that such Person has the right to acquire, whether such right is exercisable immediately or only after the passage of time), directly or indirectly, of fifty percent (50%) or more of the Stock of ACS; or (b) during any period of twelve
(12) consecutive months, a majority of the members of the board of directors or other equivalent governing body of ACS cease to be composed of individuals (i) who were members of such board or equivalent governing body on the first (1st) day of such period, (ii) whose election or nomination to such board or equivalent governing body was approved by individuals referred to in CLAUSE (i) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body, or (iii) whose election or nomination to such board or other equivalent governing body was approved by individuals referred to in CLAUSES (i) and (ii) above constituting at the time of such election or nomination at least a majority of such board or equivalent governing body; provided that, in determining compliance with this SECTION 10.7(b), any "independent directors" elected or appointed to the board of directors or other equivalent governing body of ACS pursuant to and in compliance with the rules (whether existing on the date hereof or promulgated thereafter) of (x) the New York Stock Exchange, (y) any other stock exchange on which the Stock of ACS is traded, or (z) the Securities and Exchange Commission shall not be considered in determining a majority of the board or equivalent governing body.

         10.8 DEFAULT UNDER OTHER DEBT AND AGREEMENTS. (a) In respect of any Debt of any Company (individually or collectively), any default or other event or condition occurs or exists (other than a mandatory prepayment as a result of a disposition of assets or the issuance of equity or debt) beyond the applicable grace or cure period the effect of which is to cause or to permit any holder of (or trustee with respect to) that Debt to cause, whether or not it elects to cause, any of that Debt to become due (whether by acceleration, redemption, or otherwise) before its stated maturity or regularly scheduled



                                       46                  ACS CREDIT AGREEMENT
payment dates, which default, event, or condition is a Material Adverse Event; or (b) any default or other event or condition occurs or exists with respect to any Debt of any Company (individually or collectively) in excess of $50,000,000 and such Debt is accelerated or a mandatory redemption arises as a result thereof.

         10.9 EMPLOYEE BENEFIT PLANS. (a) Any Company or ERISA Affiliate shall fail to pay when due an amount or amounts for which it is liable under Title IV of ERISA to the extent that the failure to pay is a Material Adverse Event; or
(b) an ERISA Event shall occur or exist with respect to any Employee Plan or Multiemployer Plan, and as a result of such ERISA Event and all other ERISA Events then-existing, the aggregate liabilities incurred (or in the reasonable judgment of Required Lenders, likely to be incurred) of the Companies and the ERISA Affiliates to any Employee Plan, Multiemployer Plan, or the PBGC (or any combination thereof) shall constitute a Material Adverse Event.

         10.11 VALIDITY AND ENFORCEABILITY OF LOAN DOCUMENTS. Any Loan Document shall, at any time after its execution and delivery and for any reason, cease to be in full force and effect in any material respect or be declared to be null and void (other than in accordance with the terms hereof or thereof) or the validity or enforceability thereof be contested by any Company party thereto or any Company shall deny in writing that it has any or any further liability or obligations under any Loan Document to which it is a party.

SECTION 11 RIGHTS AND REMEDIES.

         11.1 REMEDIES UPON DEFAULT.

                  (a) Debtor Relief. If a Default exists under SECTION 10.3(b)(i) or 10.3(b)(ii) with respect to any Borrower or any Material Subsidiary which is a Guarantor, the commitment to extend credit hereunder shall automatically terminate and the entire unpaid balance of the Obligation shall automatically become due and payable without any action or notice of any kind whatsoever, and Borrowers (jointly and severally) shall be required to provide cash collateral in an amount equal to 100% of the Dollar Equivalent of the LC Exposure then existing in accordance with SECTION 2.2(g).

                  (b) Other Defaults. If any Default exists, Administrative Agent may (and, subject to the terms of SECTION 12, shall upon the request of Required Lenders) or Required Lenders may, do any one or more of the following: (i) if the maturity of the Obligation has not already been accelerated under SECTION 11.1(a), declare the entire unpaid balance of the Obligation, or any part thereof, immediately due and payable, whereupon it shall be due and payable; (ii) terminate the commitments of Lenders to extend credit hereunder; (iii) reduce any claim to judgment; (iv) to the extent permitted by Law, exercise (or request each Lender to, and each Lender shall be entitled to, exercise) the Rights of offset or banker's Lien against the interest of each Loan Party in and to every account and other property of any Loan Party which is in the possession of Administrative Agent or any Lender to the extent of the full amount of the Obligation (to the extent permitted by Law, each Loan Party being deemed directly obligated to each Lender in the full amount of the Obligation for such purposes); (v) if cash collateral is not already required to be provided under SECTION 11.1(a), demand Borrowers to provide cash collateral in an amount equal to 100% of the LC Exposure then existing in accordance with SECTION 2.2(g); and (vi) exercise any and all other legal or equitable Rights afforded by the Loan Documents, the Laws of the State of New York, or any other applicable jurisdiction as Administrative Agent or Required Lenders (as the case may be) shall deem appropriate, or otherwise, including, but not limited to, the Right to bring suit or other proceedings before any Governmental Authority either for specific performance of any covenant or condition contained in any of the Loan Documents or in aid of


                                       47                  ACS CREDIT AGREEMENT
         the exercise of any Right granted to Administrative Agent or any Lender in any of the Loan Documents.

         11.2 COMPANY WAIVERS; NO RELEASE. To the extent permitted by Law, the Loan Parties hereby waive presentment and demand for payment, protest, notice of intention to accelerate, notice of acceleration, and notice of protest and nonpayment, and agree that their respective liability with respect to the Obligation (or any part thereof) shall not be affected by any renewal or extension in the time of payment of the Obligation (or any part thereof), by any indulgence, or by any release or change in any security for the payment of the Obligation (or any part thereof). No Borrower's obligations under the Loan Documents may be released, diminished, or affected by the occurrence of any one or more of the following events: (a) any full or partial release of the liability of any other obligor on the Obligation, including, without limitation, any release of any other Borrower as contemplated by SECTION 6.2, except for any final release resulting from payment in full of such Obligation; (b) the insolvency, bankruptcy, or lack of corporate or partnership power of any other obligor at any time liable for any of the Obligation, whether now existing or occurring in the future; (c) the unenforceability of any of the Obligation against any other obligor or any security securing same because it exceeds the amount permitted by Law, the act of creating it is ultra vires, the officers creating it exceeded their authority or violated their fiduciary duties in connection with it, or otherwise; or (d) any payment of the Obligation to Administrative Agent or any Lender is held to constitute a preference under any Debtor Relief Law or for any other reason Administrative Agent or any Lender is required to refund that payment or make payment to someone else (and in each such instance each Guaranty will be reinstated in an amount equal to that payment).

         11.3 PERFORMANCE BY ADMINISTRATIVE AGENT. If any covenant, duty, or agreement of any Company is not performed in accordance with the terms of the Loan Documents, after the occurrence and during the continuance of a Default, Administrative Agent may, at its option (but subject to the approval of Required Lenders), perform or attempt to perform such covenant, duty, or agreement on behalf of such Company. In such event, any reasonable amount expended by Administrative Agent in such performance or attempted performance shall be payable by the Loan Parties, jointly and severally, to Administrative Agent on demand, shall become part of the Obligation, and shall bear interest at the Default Rate from the date of such expenditure by Administrative Agent until paid. Notwithstanding the foregoing, it is expressly understood that Administrative Agent does not assume, and shall never have, except by its express written consent, any liability or responsibility for the performance of any covenant, duty, or agreement of any Company.

         11.4 DELEGATION OF DUTIES AND RIGHTS. Lenders may perform any of their duties or exercise any of their Rights under the Loan Documents by or through their respective Representatives.

         11.5 NOT IN CONTROL. Nothing in any Loan Document shall, or shall be deemed to (a) give any Agent or any Lender the Right to exercise control over the assets (including real property), affairs, or management of any Company, (b) preclude or interfere with compliance by any Company with any Law, or (c) require any act or omission by any Company that may be harmful to Persons or property. The Agents and the Lenders have no fiduciary relationship with or fiduciary duty to any Company arising out of or in connection with the Loan Documents, and the relationship between the Agents and the Lenders, on the one hand, and Companies, on the other hand, in connection with the Loan Documents is solely that of debtor and creditor. The power of the Agents and Lenders under the Loan Documents is limited to the Rights provided in the Loan Documents, which Rights exist solely to assure payment and performance of the Obligation and may be exercised in a manner calculated by the Agents and Lenders in their respective good faith business judgment.

         11.6 COURSE OF DEALING. The acceptance by Administrative Agent or Lenders at any time and from time to time of partial payment on the Obligation shall not be deemed to be a waiver of any Default then existing. No waiver by Administrative Agent, Required Lenders, or Lenders of any Default shall be


                                       48                  ACS CREDIT AGREEMENT
deemed to be a waiver of any other then-existing or subsequent Default. No delay or omission by Administrative Agent, Required Lenders, or Lenders in exercising any Right under the Loan Documents shall impair such Right or be construed as a waiver thereof or any acquiescence therein, nor shall any single or partial exercise of any such Right preclude other or further exercise thereof, or the exercise of any other Right under the Loan Documents or otherwise.

         11.7 CUMULATIVE RIGHTS. All Rights available to Administrative Agent and Lenders under the Loan Documents are cumulative of and in addition to all other Rights granted to Administrative Agent and Lenders at Law or in equity, whether or not the Obligation is due and payable and whether or not Administrative Agent or Lenders have instituted any suit for collection, foreclosure, or other action in connection with the Loan Documents.

         11.8 APPLICATION OF PROCEEDS. Any and all proceeds ever received by Administrative Agent or Lenders from the exercise of any Rights pertaining to the Obligation shall be applied to the Obligation in the order and manner set forth in SECTION 3.12.

         11.9 CERTAIN PROCEEDINGS. Each Loan Party will promptly execute and deliver, or cause the execution and delivery of, after receipt of request therefor in accordance with the terms hereof, all applications, certificates, instruments, registration statements, and all other documents and papers Administrative Agent or Lenders may reasonably request in connection with the obtaining of any consent, approval, registration (other than securities Law registration), qualification, permit, license, or Authorization of any Governmental Authority or other Person necessary or appropriate for the effective exercise of any Rights under the Loan Documents. Because the Loan Parties agree that Administrative Agent's and Lenders' remedies at Law for failure of the Loan Parties to comply with the provisions of this Section would be inadequate and that such failure would not be adequately compensable in damages, the Loan Parties agree that the covenants of this Section may be specifically enforced.

         11.10 EXPENDITURES BY LENDERS. Borrowers shall promptly pay within fifteen (15) Business Days after receipt of an invoice or other statement of notice (a) all reasonable costs, fees, and expenses paid or incurred by Administrative Agent and Arranger, incident to any Loan Document (including, but not limited to, the reasonable fees and expenses of counsel to Administrative Agent and Arranger and the allocated cost of internal counsel in connection with the negotiation, preparation, delivery, execution, coordination and administration of the Loan Documents and any related amendment, waiver, or consent) and (b) all reasonable costs and expenses of Lenders and Administrative Agent incurred by Administrative Agent or any Lender in connection with the enforcement of the obligations of any Loan Party arising under the Loan Documents (including, without limitation, costs and expenses incurred in connection with any workout or bankruptcy) or the exercise of any Rights arising under the Loan Documents (including, but not limited to, reasonable attorneys' fees including allocated cost of internal counsel, court costs and other costs of collection), all of which shall be a part of the Obligation and shall bear interest at the Default Rate from the date due until the date repaid.

         11.11 INDEMNIFICATION. EACH BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF SUPPLEMENTAL AGREEMENTS TO THE LOAN DOCUMENTS, A GUARANTY, OR COLLATERAL DOCUMENTS) AGREES, JOINTLY AND SEVERALLY, TO INDEMNIFY AND HOLD HARMLESS EACH AGENT, ARRANGER, LC ISSUER, AND EACH LENDER AND EACH OF THEIR RESPECTIVE AFFILIATES AND THEIR RESPECTIVE OFFICERS, DIRECTORS, EMPLOYEES, AGENTS, ATTORNEYS, AND ADVISORS (EACH, AN "INDEMNIFIED PARTY") FROM AND AGAINST ANY AND ALL CLAIMS, DAMAGES, LOSSES, LIABILITIES (INCLUDING, WITHOUT LIMITATION, ANY ENVIRONMENTAL LIABILITIES), COSTS, AND EXPENSES (INCLUDING, WITHOUT LIMITATION, REASONABLE ATTORNEYS' FEES) THAT MAY BE INCURRED BY OR ASSERTED OR AWARDED AGAINST ANY INDEMNIFIED PARTY, IN EACH CASE ARISING OUT OF OR IN CONNECTION WITH OR BY REASON OF (INCLUDING, WITHOUT LIMITATION, IN CONNECTION WITH ANY INVESTIGATION, LITIGATION, OR PROCEEDING OR



                                       49                  ACS CREDIT AGREEMENT

PREPARATION OF DEFENSE IN CONNECTION THEREWITH) THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF THE INDEMNIFIED PARTY), EXCEPT TO THE EXTENT SUCH CLAIM, DAMAGE, LOSS, LIABILITY, COST, OR EXPENSE IS FOUND IN A FINAL, NON-APPEALABLE JUDGMENT BY A COURT OF COMPETENT JURISDICTION TO HAVE RESULTED FROM SUCH INDEMNIFIED PARTY'S GROSS NEGLIGENCE OR WILLFUL MISCONDUCT. IN THE CASE OF AN INVESTIGATION, LITIGATION OR OTHER PROCEEDING TO WHICH THE INDEMNITY IN THIS SECTION 11.11 APPLIES, SUCH INDEMNITY SHALL BE EFFECTIVE WHETHER OR NOT SUCH INVESTIGATION, LITIGATION OR PROCEEDING IS BROUGHT BY ANY BORROWER, ITS DIRECTORS, SHAREHOLDERS, OR CREDITORS, OR AN INDEMNIFIED PARTY OR ANY OTHER PERSON OR ANY INDEMNIFIED PARTY IS OTHERWISE A PARTY THERETO AND WHETHER OR NOT THE TRANSACTIONS CONTEMPLATED HEREBY ARE CONSUMMATED. EACH BORROWER AND EACH OTHER LOAN PARTY (BY EXECUTION OF SUPPLEMENTAL AGREEMENTS TO THE LOAN DOCUMENTS, A GUARANTY, OR COLLATERAL DOCUMENTS) AGREES NOT TO ASSERT ANY CLAIM AGAINST ANY INDEMNIFIED PARTY ON ANY THEORY OF LIABILITY, FOR SPECIAL, INDIRECT, CONSEQUENTIAL, OR PUNITIVE DAMAGES ARISING OUT OF OR OTHERWISE RELATING TO THE LOAN DOCUMENTS, ANY OF THE TRANSACTIONS CONTEMPLATED HEREIN OR THE ACTUAL OR PROPOSED USE OF THE PROCEEDS OF THE BORROWINGS. WITHOUT PREJUDICE TO THE SURVIVAL OF ANY OTHER AGREEMENT OF THE COMPANIES HEREUNDER, THE AGREEMENTS AND OBLIGATIONS OF THE LOAN PARTIES CONTAINED IN THIS SECTION 11.11 SHALL SURVIVE THE PAYMENT IN FULL OF THE BORROWINGS AND ALL OTHER AMOUNTS PAYABLE UNDER THE LOAN DOCUMENTS AND THE TERMINATION OF THE REVOLVER COMMITMENT.

SECTION 12 AGREEMENT AMONG LENDERS.

         12.1 ADMINISTRATIVE AGENT; LC ISSUERS.

                  (a) Appointment of Administrative Agent. Each Lender hereby appoints Wells Fargo Bank Texas, National Association (and Wells Fargo Bank Texas, National Association hereby accepts such appointment) as its nominee and agent, in its name and on its behalf: (i) to act as nominee for and on behalf of such Lender in and under all Loan Documents; (ii) to arrange the means whereby the funds of Lenders are to be made available to Borrowers under the Loan Documents; (iii) to take such action as may be requested by any Lender under the Loan Documents (when such Lender is entitled to make such request under the Loan Documents and after such requesting Lender has obtained the concurrence of such other Lenders as may be required under the Loan Documents); (iv) to receive all documents and items to be furnished to Lenders under the Loan Documents; (v) to timely distribute, and Administrative Agent agrees to so distribute, to each Lender all material information, requests, documents, and items received from Borrowers under the Loan Documents; (vi) to promptly distribute to each Lender its Pro Rata Part of each payment or prepayment (whether voluntary, as proceeds of collateral upon or after foreclosure, or otherwise) in accordance with the terms of the Loan Documents; (vii) to deliver to the appropriate Persons requests, demands, approvals, and consents received from Lenders; and (viii) to execute, on behalf of Lenders, such releases or other documents or instruments as are permitted by the Loan Documents or as directed by Lenders from time to time; provided, however, Administrative Agent shall not be required to take any action which exposes Administrative Agent to personal liability or which is contrary to the Loan Documents or applicable Law.

                  (b) Actions of LC Issuers. Each LC Issuer shall act on behalf of the Lenders with respect to any LC issued by it and the documents associated therewith, and the LC Issuer shall have all of the benefits and immunities (i) provided to the Administrative Agent in this SECTION 12 with respect to any acts taken or omissions suffered by such LC Issuer in connection with LCs


                                       50                  ACS CREDIT AGREEMENT
         issued by it or proposed to be issued by it and the LC Agreements pertaining to such LCs as fully as if the term "Administrative Agent" as used in this SECTION 12 included the LC Issuer with respect to such acts or omissions, and (ii) as additionally provided herein with respect to the LC Issuer.

                  (c) Resignation of Administrative Agent. Successor Administrative Agents. Administrative Agent may resign at any time as Administrative Agent under the Loan Documents by giving written notice thereof to Lenders and may be removed as Administrative Agent under the Loan Documents at any time with cause by Required Lenders; provided that any such resignation by Wells Fargo shall also constitute its resignation as the Swing Line Lender and a LC Issuer. Should the initial or any successor Administrative Agent ever cease to be a party hereto or should the initial or any successor Administrative Agent ever resign or be removed as Administrative Agent, then Required Lenders shall elect the successor Administrative Agent from among the Lenders (other than the resigning Administrative Agent), with the consent of ACS (not unreasonably withheld), provided no Default or Potential Default has occurred and is continuing. If no successor Administrative Agent shall have been so appointed by Required Lenders and consented to by ACS as provided hereinabove, within 30 days after the retiring Administrative Agent's giving of notice of resignation or Required Lenders' removal of the retiring Administrative Agent, then the retiring Administrative Agent may, on behalf of Lenders, with the consent of ACS (not unreasonably withheld), provided no Default or Potential Default has occurred and is continuing, appoint a successor Administrative Agent, which shall be a commercial bank having a combined capital and surplus of at least $1,000,000,000. Upon the acceptance of any appointment as Administrative Agent under the Loan Documents by a successor Administrative Agent, such successor Administrative Agent shall thereupon succeed to and become vested with all the Rights of the retiring Administrative Agent and Swing Line Lender, and the respective terms "Administrative Agent" and "Swing Line Lender" shall mean such successor administrative agent and swing line lender, and the retiring Administrative Agent and Swing Line Lender shall be discharged from its duties and obligations of Administrative Agent under the Loan Documents, and each Lender shall execute such documents as any Lender may reasonably request to reflect such change in and under the Loan Documents. After any retiring Administrative Agent's resignation or removal as Administrative Agent under the Loan Documents, the provisions of this SECTION 12 shall inure to its benefit as to any actions taken or omitted to be taken by it while it was Administrative Agent under the Loan Documents.

                  (d) Administrative Agent as a Lender; Non-Fiduciary. Administrative Agent, in its capacity as a Lender, shall have the same Rights under the Loan Documents as any other Lender and may exercise the same as though it were not acting as Administrative Agent; the term "Lender" shall, unless the context otherwise indicates, include Administrative Agent and any LC Issuer hereunder; and any resignation or removal of Administrative Agent hereunder shall not impair or otherwise affect any Rights which it has or may have in its capacity as an individual Lender. Each Lender and each Loan Party agrees that Administrative Agent is not a fiduciary for Lenders or for the Companies but simply is acting in the capacity described herein to alleviate administrative burdens for both the Companies and Lenders, that Administrative Agent has no duties or responsibilities to Lenders or the Companies except those expressly set forth herein, and that Administrative Agent in its capacity as a Lender has all Rights of any other Lender.

                  (e) Other Activities of Administrative Agent. Administrative Agent and its Affiliates may now or hereafter be engaged in one or more loan, letter of credit, leasing, or other financing transactions with any Company, act as trustee or depositary for any Company, or otherwise be engaged in other transactions with any Company (collectively, the "OTHER ACTIVITIES") not the subject of the Loan Documents. Without limiting the Rights of Lenders specifically set forth in the Loan Documents, Administrative Agent and its Affiliates shall not be


                                       51                  ACS CREDIT AGREEMENT
         responsible to account to Lenders for such other activities, and no Lender shall have any interest in any other activities, any present or future guaranties by or for the account of any Company which are not contemplated or included in the Loan Documents, any present or future offset exercised by Administrative Agent and its Affiliates in respect of such other activities, any present or future property taken as security for any such other activities, or any property now or hereafter in the possession or control of Administrative Agent or its Affiliates which may be or become security for the obligations of Loan Parties arising under the Loan Documents by reason of the general description of indebtedness secured or of property contained in any other agreements, documents, or instruments related to any such other activities; provided that, if any payments in respect of such guaranties or such property or the proceeds thereof shall be applied to reduction of the Obligation arising under the Loan Documents, then each Lender shall be entitled to share in such application on a Pro Rata basis.

         12.2 EXPENSES. Upon demand by Administrative Agent, each Lender shall pay its Pro Rata Part of any reasonable expenses (including, without limitation, court costs, reasonable attorneys' fees, and other costs of collection) incurred by Administrative Agent in connection with any of the Loan Documents if and to the extent Administrative Agent does not receive reimbursement therefor from other sources within 60 days after incurred; provided that, each Lender shall be entitled to receive its Pro Rata Part of any reimbursement for such expenses, or part thereof, which Administrative Agent subsequently receives from such other sources.

         12.3 PROPORTIONATE ABSORPTION OF LOSSES. Except as otherwise provided in the Loan Documents, nothing in the Loan Documents shall be deemed to give any Lender any advantage over any other Lender insofar as the Obligation arising under the Loan Documents is concerned, or to relieve any Lender from absorbing its ratable portion of any losses sustained with respect to the Obligation (except to the extent such losses result from unilateral actions or inactions of any Lender that are not made in accordance with the terms and provisions of the Loan Documents).

         12.4 DELEGATION OF DUTIES; RELIANCE. Administrative Agent may perform any of its duties or exercise any of its Rights under the Loan Documents by or through its Representatives. Administrative Agent and its Representatives shall
(a) be entitled to rely upon (and shall be protected in relying upon) any writing, resolution, notice, consent, certificate, affidavit, letter, cablegram, telecopy, telegram, telex or teletype message, statement, order, or other documents or conversation believed by it or them to be genuine and correct and to have been signed or made by the proper Person and, with respect to legal matters, upon opinions of counsel selected by Administrative Agent, (b) be entitled to deem and treat each Lender as the owner and holder of the Obligation owed to such Lender for all purposes until, subject to SECTION 13.12, written notice of the assignment or transfer thereof shall have been given to and received by Administrative Agent (and any request, authorization, consent, or approval of any Lender shall be conclusive and binding on each subsequent holder, assignee, or transferee of the Obligation owed to such Lender or portion thereof until such notice is given and received), (c) not be deemed to have notice of the occurrence of a Default or Potential Default unless a responsible officer of Administrative Agent, who handles matters associated with the Loan Documents and transactions thereunder, has received written notice from a Lender or Borrowers and stating that such notice is a "Notice of Default," and (d) be entitled to consult with legal counsel (including counsel for any Company), independent accountants, and other experts selected by Administrative Agent and shall not be liable for any action taken or omitted to be taken in good faith by it in accordance with the advice of such counsel, accountants or experts.

         12.5 LIMITATION OF LIABILITY.

                  (a) General. None of the Agents or any of their respective Representatives shall be liable for any action taken or omitted to be taken by it or them under the Loan Documents in good faith and reasonably believed by it or them to be within the discretion or power conferred upon it


                                       52                  ACS CREDIT AGREEMENT
         or them by the Loan Documents or be responsible for the consequences of any error of judgment, except for fraud, gross negligence, or willful misconduct; and none of the Agents or any of their respective Representatives has a fiduciary relationship with any Lender by virtue of the Loan Documents (provided that, nothing herein shall negate the obligation of Administrative Agent to account for funds received by it for the account of any Lender).

                  (b) Non-Discretionary Actions; Indemnification. Unless indemnified to its satisfaction against loss, cost, liability, and expense, neither Administrative Agent nor any other Agent shall be compelled to do any act under the Loan Documents or to take any action toward the execution or enforcement of the powers thereby created or to prosecute or defend any suit in respect of the Loan Documents. If Administrative Agent requests instructions from Lenders or Required Lenders, as the case may be, with respect to any act or action (including, but not limited to, any failure to act) in connection with any Loan Document, Administrative Agent shall be entitled (but shall not be required) to refrain (without incurring any liability to any Person by so refraining) from such act or action unless and until it has received such instructions. Except where action of Required Lenders or all Lenders is required in the Loan Documents, Administrative Agent may act hereunder in its own discretion without requesting instructions. In no event, however, shall Administrative Agent or any of its respective Representatives be required to take any action which it or they determine could incur for it or them criminal or onerous civil liability. Without limiting the generality of the foregoing, no Lender shall have any right of action against Administrative Agent as a result of Administrative Agent's acting or refraining from acting hereunder in accordance with the instructions of Required Lenders (or all Lenders if required in the Loan Documents).

                  (c) Independent Credit Decision. Neither Administrative Agent nor any other Agent or LC Issuer shall be responsible in any manner to any Lender or any Participant for, and each Lender represents and warrants that it has not relied upon Administrative Agent, any other Agent, or any LC Issuer in respect of, (i) the creditworthiness of any Loan Party and the risks involved to such Lender, (ii) the effectiveness, enforceability, genuineness, validity, or the due execution of any Loan Document, (iii) any representation, warranty, document, certificate, report, or statement made therein or furnished thereunder or in connection therewith, (iv) the existence, priority, or perfection of any Lien hereafter granted or purported to be granted under any Loan Document, or (v) observation of or compliance with any of the terms, covenants, or conditions of any Loan Document on the part of any Loan Party. Each Lender agrees to indemnify Administrative Agent and each LC Issuer and their respective Representatives and hold them harmless from and against (but limited to such Lender's Pro Rata Part of) any and all liabilities, obligations, losses, damages, penalties, actions, judgments, suits, costs, reasonable expenses, and reasonable disbursements of any kind or nature whatsoever which may be imposed on, asserted against, or incurred by them in any way relating to or arising out of the Loan Documents or any action taken or omitted by them under the Loan Documents (INCLUDING ANY OF THE FOREGOING ARISING FROM THE NEGLIGENCE OF ADMINISTRATIVE AGENT, ANY LC ISSUER, OR THEIR REPRESENTATIVES), to the extent Administrative Agent, LC Issuer, and their respective Representatives are not reimbursed for such amounts by any Loan Party (provided that, Administrative Agent, any LC Issuer, and their respective Representatives shall not have the right to be indemnified hereunder for its or their own fraud, gross negligence, or willful misconduct).

         12.6 DEFAULT; COLLATERAL.

                  (a) Upon the occurrence and continuance of a Default, Lenders agree to promptly confer in order that Required Lenders or Lenders, as the case may be, may agree upon a course of action for the enforcement of the Rights of Lenders; and Administrative Agent shall be entitled to refrain from taking any action (without incurring any liability to any Person for so refraining)


                                       53                  ACS CREDIT AGREEMENT
         unless and until Administrative Agent shall have received instructions from Required Lenders. All Rights of action under the Loan Documents and all Rights to the Collateral, if any, hereunder may be enforced by Administrative Agent and any suit or proceeding instituted by Administrative Agent in furtherance of such enforcement shall be brought in its name as Administrative Agent without the necessity of joining as plaintiffs or defendants any other Lender, and the recovery of any judgment shall be for the benefit of Lenders subject to the expenses of Administrative Agent. In actions with respect to any property of the Loan Parties, Administrative Agent is acting for the ratable benefit of each Lender. Any and all agreements to subordinate (whether made heretofore or hereafter) other indebtedness or obligations of the Loan Parties to the Obligation shall be construed as being for the ratable benefit of each Lender.

                  (b) In case of the pendency of any receivership, insolvency, liquidation, bankruptcy, reorganization, arrangement, adjustment, composition, or other judicial proceeding relative to any Loan Party, Administrative Agent (irrespective of whether any Principal Debt or LC Exposure shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on any Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise

                           (i) to file and prove a claim for the whole amount of
                  the principal and interest owing and unpaid in respect of the Principal Debt and interest due thereon, LC Exposure, and all other Obligation that is owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and Administrative Agent (including any claim for the reasonable compensation, expenses, disbursements, and advances of the Lenders and Administrative Agent and their respective agents and counsel and all other amounts due the Lenders and the Administrative Agent under SECTIONS 5 and 11.10) allowed in such judicial proceeding; and

                           (ii) to collect and receive any monies or other
                  property payable or deliverable on any such claims and to distribute the same;

         and any custodian, receiver, assignee, trustee, liquidator, sequestrator, or other similar official in any such judicial proceeding is hereby authorized by each Lender to make such payments to Administrative Agent and, in the event that Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to Administrative Agent any amount due for the reasonable compensation, expenses, disbursements, and advances of Administrative Agent and its agents and counsel, and any other amounts due the Administrative Agent under SECTIONS 5 and 11.10.

         Nothing contained herein shall be deemed to authorize Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender any plan of reorganization, arrangement, adjustment, or composition affecting the Obligation or the Rights of any Lender or to authorize Administrative Agent to vote in respect of the claim of any Lender in any such proceeding.

                  (c) Each Lender authorizes and directs Administrative Agent to enter into the Foreign Stock Pledges for the benefit of the Lenders. Except to the extent unanimity is required hereunder, each Lender agrees that any action taken by the Required Lenders in accordance with the provisions of the Loan Documents, and the exercise by the Required Lenders of the powers set forth herein or therein, together with such other powers as are reasonably incidental thereto, shall be authorized and binding upon all of the Lenders.


                                       54                  ACS CREDIT AGREEMENT

                  (d) Administrative Agent is hereby authorized on behalf of all of the Lenders, without the necessity of any notice to or further consent from any Lender, from time to time to take any action with respect to any Collateral or Foreign Stock Pledges which may be necessary to perfect and maintain perfected the Liens upon the Collateral granted pursuant to the Foreign Stock Pledges.

                  (e) Administrative Agent shall have no obligation whatsoever to any Lender or to any other Person to assure that the Collateral exists or is owned by any Loan Party or is cared for, protected, or insured or has been encumbered or that the Liens granted to Administrative Agent herein or pursuant hereto have been properly or sufficiently or lawfully created, perfected, protected, or enforced, or are entitled to any particular priority, or to exercise at all or in any particular manner or under any duty of care, disclosure, or fidelity, or to continue exercising, any of the Rights granted or available to Administrative Agent in this SECTION 12.6 or in any Foreign Stock Pledge; it being understood and agreed that in respect of the Collateral, or any act, omission, or event related thereto, Administrative Agent may act in any manner it may deem appropriate, in its sole discretion, given Administrative Agent's own interest in the Collateral as one of the Lenders and that Administrative Agent shall have no duty or liability whatsoever to any Lender, other than to act without gross negligence or willful misconduct.

                  (f) Lenders hereby irrevocably authorize Administrative Agent, at its option and in its discretion, to release any Lien granted to or held by Administrative Agent upon any Collateral: (i) upon termination of the Revolver Commitment and payment and satisfaction of the Obligation; (ii) upon the sale, transfer, or disposition of Collateral which is expressly permitted pursuant to the Loan Documents; (iii) as contemplated in SECTION 6.2; or (iv) if approved, authorized, or ratified in writing by all necessary Lenders. Upon request by Administrative Agent at any time, Lenders will confirm in writing Administrative Agent's authority to release particular types or items of Collateral pursuant to this SECTION 12.6.

                  (g) In furtherance of the authorizations set forth in this
         SECTION 12.6, each Lender hereby irrevocably appoints Administrative Agent its attorney-in-fact, with full power of substitution, for and on behalf of and in the name of each such Lender, (i) to enter into Foreign Stock Pledges (including, without limitation, any appointments of substitute trustees under any Foreign Stock Pledge), (ii) to take action with respect to the Collateral and Foreign Stock Pledges to perfect, maintain, and preserve Lenders' Liens, and (iii) to execute instruments of release or to take other action necessary to release Liens upon any Collateral to the extent authorized in PARAGRAPH (f) hereof. This power of attorney shall be liberally, not restrictively, construed so as to give the greatest latitude to Administrative Agent's power, as attorney, relative to the Collateral matters described in this SECTION 12.6. The powers and authorities herein conferred on Administrative Agent may be exercised by Administrative Agent through any Person who, at the time of the execution of a particular instrument, is an officer of Administrative Agent. The power of attorney conferred by this SECTION 12.6(g) is granted for valuable consideration and is coupled with an interest and is irrevocable so long as the Obligation, or any part thereof, shall remain unpaid or Lenders are obligated to make any Borrowings under the Loan Documents.

         12.7 LIMITATION OF LIABILITY. To the extent permitted by Law, (a) neither Administrative Agent nor any other Agent (acting in their respective agent capacities) shall incur any liability to any other Lender, Agent, or Participant except for acts or omissions resulting from its own fraud, gross negligence or willful misconduct, and (b) neither Administrative Agent nor any other Agent, Lender, or Participant shall incur any liability to any other Person for any act or omission of any other Lender, Agent, or Participant.


                                       55                  ACS CREDIT AGREEMENT

         12.8 RELATIONSHIP OF LENDERS. Nothing herein shall be construed as creating a partnership or joint venture among Agents and Lenders.

         12.9 BENEFITS OF AGREEMENT. None of the provisions of this SECTION 12 shall inure to the benefit of any Company or any other Person other than Lenders; consequently, no Company or any other Person shall be entitled to rely upon, or to raise as a defense, in any manner whatsoever, the failure of any Agent or any Lender to comply with such provisions.

         12.10 AGENTS. None of the Lenders identified in this Agreement as a "Co-Syndication Agent," "Co-Documentation Agent," or "Senior Managing Agent" shall have any Rights, powers, obligations, liabilities, responsibilities, or duties under the Loan Documents other than those applicable to all Lenders as such. Without limiting the foregoing, none of the Lenders so identified as a "Co-Syndication Agent," "Co-Documentation Agent," or "Senior Managing Agent" shall have or be deemed to have any fiduciary relationship with any Lender. Any Lender that is a "Co-Syndication Agent," "Co-Documentation Agent," or "Senior Managing Agent," may voluntarily relinquish its title by giving written notice thereof to Administrative Agent and Borrowers. Upon such relinquishments, a successor "Co-Syndication Agent," "Co-Documentation Agent," or "Senior Managing Agent" may be appointed upon the mutual agreement of Borrowers and Administrative Agent.

         12.11 OBLIGATIONS SEVERAL. The obligations of Lenders hereunder are several, and each Lender hereunder shall not be responsible for the obligations of the other Lenders hereunder, nor will the failure of one Lender to perform any of its obligations hereunder relieve the other Lenders from the performance of their respective obligations hereunder.

         SECTION 13 MISCELLANEOUS.

         13.1 HEADINGS. The headings, captions, and arrangements used in any of the Loan Documents are, unless specified otherwise, for convenience only and shall not be deemed to limit, amplify, or modify the terms of the Loan Documents, nor affect the meaning thereof.

         13.2 NONBUSINESS DAYS. In any case where any payment or action is due under any Loan Document on a day which is not a Business Day, such payment or action may be delayed until the next-succeeding Business Day, but interest and fees shall continue to accrue in respect of any payment to which it is applicable until such payment is in fact made; provided that, if, in the case of any such payment in respect of a Eurodollar Rate Borrowing, the next-succeeding Business Day is in the next calendar month, then such payment shall be made on the next-preceding Business Day.

         13.3 COMMUNICATIONS; FACSIMILE COPIES.

                  (a) General. Unless otherwise expressly provided herein, all notices and other communications provided for hereunder shall be in writing (including by facsimile transmission). All such written notices shall be mailed, faxed or delivered to the applicable address, facsimile number or (subject to CLAUSE (c) below) electronic mail address, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

                           (i) if to Administrative Agent, to the address,
                  facsimile number, electronic mail address or telephone number specified for Administrative Agent on SCHEDULE 2.1 or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to the other parties;


                                       56                  ACS CREDIT AGREEMENT

                           (ii) if to Borrowers or any other Loan Party, the
                  address set forth by such Person's signature on the signature page of this Agreement or the Guaranty or Foreign Stock Pledge (as applicable) to which such other Loan Party is a party or to such other address, facsimile number, electronic mail address, or telephone number as shall be designated by such party in a notice to Administrative Agent; and

                           (iii) if to any other Lender, to the address,
                  facsimile number, electronic mail address, or telephone number specified in its Administrative Questionnaire or to such other address, facsimile number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties.

         All such notices and other communications shall be deemed to be given or made upon the earlier to occur of (i) actual receipt by the relevant party hereto and (ii) (A) if delivered by hand or by courier, when signed for by or on behalf of the relevant party hereto; (B) if delivered by mail, four Business Days after deposit in the mails, postage prepaid; (C) if delivered by facsimile, when sent and receipt has been confirmed by telephone; and (D) if delivered by electronic mail (which form of delivery is subject to the provisions of CLAUSE (c) below), when delivered; provided, however, that notices and other communications to Administrative Agent, any LC Issuer, and the Swing Line Lender pursuant to SECTION 2 shall not be effective until actually received by such Person. In no event shall a voicemail message be effective as a notice, communication or confirmation hereunder.

                  (b) Effectiveness of Facsimile Documents and Signatures. Loan Documents may be transmitted and/or signed by facsimile. The effectiveness of any such documents and signatures shall, subject to applicable Law, have the same force and effect as manually-signed originals and shall be binding on all Loan Parties, Administrative Agent, and the Lenders. Administrative Agent may also require that any such documents and signatures be confirmed by a manually-signed original thereof; provided, however, that the failure to request or deliver the same shall not limit the effectiveness of any facsimile document or signature.

                  (c) Limited Use of Electronic Mail. Electronic mail and Internet and intranet websites may be used only to distribute routine communications, such as financial statements and other information as provided in SECTION 9.3, and to distribute Loan Documents for execution by the parties thereto, and may not be used for any other purpose.

         13.4 FORM AND NUMBER OF DOCUMENTS. Each agreement, document, instrument, or other writing to be furnished under any provision of the Loan Documents must be in form and substance and in such number of counterparts as may be reasonably satisfactory to Administrative Agent and its counsel.

         13.5 SURVIVAL. All covenants, agreements, undertakings, representations, and warranties made in any of the Loan Documents shall survive all closings under the Loan Documents and, except as otherwise indicated, shall not be affected by any investigation made by any party. All rights of, and provisions relating to, reimbursement and indemnification of Administrative Agent, any Agent, or any Lender (and any other provision of the Loan Documents that expressly provides for such survival) shall survive termination of this Agreement and payment in full of the Obligation.

         13.6 GOVERNING LAW. THE LOAN DOCUMENTS HAVE BEEN ENTERED INTO PURSUANT TO SECTION 5-1401 OF THE NEW YORK GENERAL OBLIGATIONS LAW AND THE SUBSTANTIVE LAWS OF THE STATE OF NEW YORK (EXCEPT TO THE EXTENT THE LAWS OF ANOTHER JURISDICTION GOVERN THE CREATION, PERFECTION, VALIDITY, OR ENFORCEMENT OF LIENS UNDER THE FOREIGN STOCK PLEDGES OR TO THE EXTENT THE LAW OF ANOTHER JURISDICTION IS EXPRESSLY ELECTED IN A LOAN DOCUMENT), AND THE APPLICABLE FEDERAL LAWS OF THE UNITED STATES OF AMERICA


                                       57                  ACS CREDIT AGREEMENT

SHALL GOVERN THE VALIDITY, CONSTRUCTION, ENFORCEMENT AND INTERPRETATION OF THE LOAN DOCUMENTS WITHOUT REGARD TO PRINCIPLES OF CONFLICTS OF LAW.

         13.7 INVALID PROVISIONS. If any provision in any Loan Document is held to be illegal, invalid, or unenforceable, such provision shall be fully severable; the appropriate Loan Document shall be construed and enforced as if such provision had never comprised a part thereof; and the remaining provisions thereof shall remain in full force and effect and shall not be affected by such provision or by its severance therefrom. Administrative Agent, Lenders, and each Loan Party party to such Loan Document agree to negotiate, in good faith, the terms of a replacement provision as similar to the severed provision as may be possible and be legal, valid, and enforceable.

         13.8 ENTIRETY. THE RIGHTS AND OBLIGATIONS OF EACH LOAN PARTY, LENDERS, AND AGENTS SHALL BE DETERMINED SOLELY FROM WRITTEN AGREEMENTS, DOCUMENTS, AND INSTRUMENTS, AND ANY PRIOR ORAL AGREEMENTS BETWEEN SUCH PARTIES ARE SUPERSEDED BY AND MERGED INTO SUCH WRITINGS. THIS AGREEMENT (AS AMENDED IN WRITING FROM TIME TO TIME) AND THE OTHER WRITTEN LOAN DOCUMENTS EXECUTED BY ANY LOAN PARTY, ANY LENDER, AND/OR ANY AGENT, (TOGETHER WITH ALL COMMITMENT LETTERS AND FEE LETTERS AS THEY RELATE TO THE PAYMENT OF FEES AFTER THE CLOSING DATE) REPRESENT THE FINAL AGREEMENT BETWEEN THE LOAN PARTIES, LENDERS, AND AGENTS, AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS, OR SUBSEQUENT ORAL AGREEMENTS BY SUCH PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN SUCH PARTIES.

         13.9 JURISDICTION; VENUE; SERVICE OF PROCESS; JURY TRIAL. EACH PARTY HERETO (INCLUDING EACH BORROWER AND EACH OTHER LOAN PARTY BY EXECUTION OF SUPPLEMENTAL AGREEMENTS TO THE LOAN DOCUMENTS, A GUARANTY, OR A FOREIGN STOCK PLEDGE), IN EACH CASE FOR ITSELF, ITS SUCCESSORS AND ASSIGNS, HEREBY (A) IRREVOCABLY SUBMITS TO THE NONEXCLUSIVE JURISDICTION OF THE STATE (PURSUANT TO
SECTION 5-1402 OF THE NEW YORK GENERAL OBLIGATIONS LAW) AND FEDERAL COURTS LOCATED IN THE BOROUGH OF MANHATTAN IN THE STATE OF NEW YORK, AND AGREES AND CONSENTS THAT SERVICE OF PROCESS MAY BE MADE UPON IT IN ANY LEGAL PROCEEDING ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BY SERVICE OF PROCESS AS PROVIDED BY NEW YORK LAW, (B) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY OBJECTION WHICH IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY LITIGATION ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS AND THE OBLIGATION BROUGHT IN ANY SUCH COURT, (C) IRREVOCABLY WAIVES ANY CLAIMS THAT ANY LITIGATION BROUGHT IN ANY SUCH COURT HAS BEEN BROUGHT IN AN INCONVENIENT FORUM, (D) AGREES TO DESIGNATE AND MAINTAIN AN AGENT FOR SERVICE OF PROCESS IN NEW YORK IN CONNECTION WITH ANY SUCH LITIGATION AND TO DELIVER TO ADMINISTRATIVE AGENT EVIDENCE THEREOF, IF REQUESTED; PROVIDED, HOWEVER, THAT THIS CLAUSE (D) IS LIMITED TO THE LOAN PARTIES, (E) IRREVOCABLY CONSENTS TO THE SERVICE OF PROCESS OUT OF ANY OF THE AFOREMENTIONED COURTS IN ANY SUCH LITIGATION BY THE MAILING OF COPIES THEREOF BY CERTIFIED MAIL, RETURN RECEIPT REQUESTED, POSTAGE PREPAID, AT ITS ADDRESS SET FORTH HEREIN, (F) IRREVOCABLY AGREES THAT ANY LEGAL PROCEEDING AGAINST ANY PARTY HERETO ARISING OUT OF OR IN CONNECTION WITH THE LOAN DOCUMENTS OR THE OBLIGATION MAY BE BROUGHT IN ONE OF THE AFOREMENTIONED COURTS, AND (G) IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ITS RESPECTIVE RIGHTS TO A JURY TRIAL OF ANY CLAIM OR CAUSE OF ACTION BASED UPON OR ARISING OUT OF ANY LOAN DOCUMENT OR THE TRANSACTIONS CONTEMPLATED THEREBY. The scope of each of the foregoing waivers is intended to be all-encompassing of any and all disputes that may be filed in any court and that relate to the subject matter of this transaction, including, without limitation, contract claims, tort claims, breach of duty claims, and all other common law and statutory claims. The Loan Parties and each other party to the Loan Documents acknowledge that this waiver is a material inducement to the agreement of each party hereto to enter into


                                       58                  ACS CREDIT AGREEMENT
a business relationship, that each has already relied on this waiver in entering into the Loan Documents, and each will continue to rely on each of such waivers in related future dealings. The Loan Parties and each other party to the Loan Documents warrant and represent that they have reviewed these waivers with their legal counsel, and that they knowingly and voluntarily agree to each such waiver following consultation with legal counsel. THE WAIVERS IN THIS SECTION 13.9 ARE IRREVOCABLE, MEANING THAT THEY MAY NOT BE MODIFIED EITHER ORALLY OR IN WRITING, AND THESE WAIVERS SHALL APPLY TO ANY SUBSEQUENT AMENDMENTS, SUPPLEMENTS, AND REPLACEMENTS TO OR OF THIS OR ANY OTHER LOAN DOCUMENT. In the event of Litigation, this Agreement may be filed as a written consent to a trial by the court.

         13.10 AMENDMENTS, CONSENTS, CONFLICTS, AND WAIVERS.

                  (a) Except as otherwise specifically provided, (i) this Agreement may only be amended, modified, or waived by an instrument in writing executed jointly by Borrowers and Required Lenders, and, in the case of any matter affecting Administrative Agent (except removal of Administrative Agent as provided in SECTION 12) by Administrative Agent, and, in the case of any matter affecting LC Issuers by LC Issuers, and may only be supplemented by documents delivered or to be delivered in accordance with the express terms hereof, and (ii) the other Loan Documents may only be the subject of an amendment, modification, or waiver if Borrowers and Required Lenders, and, in the case of any matter affecting Administrative Agent (except as set forth above), Administrative Agent, have approved same.

                  (b) Any amendment to or consent or waiver under any Loan Document which purports to accomplish any of the following must be by an instrument in writing executed by Borrowers and executed (or approved, as the case may be) by each Lender affected thereby, and, in the case of any matter affecting Administrative Agent, by Administrative Agent: (i) postpones or delays any date fixed by the Loan Documents for any payment or mandatory prepayment of all or any part of the Obligation payable to such Lender or Administrative Agent;
         (ii) reduces the interest rate or decreases the amount of any payment of principal, interest, fees, or other sums payable to Administrative Agent or any such Lender hereunder (except such reductions as are contemplated by this Agreement); (iii) changes the definitions of "REQUIRED LENDERS", "PRO RATA", OR "PRO RATA PART"; (iv) changes the order of application of any payment or prepayment set forth in SECTIONS
         3.3 and 3.12 in any manner that materially affects such Lender or Administrative Agent; (v) except as otherwise permitted by any Loan Document, waives compliance with, amends, or releases all or substantially all of the Guaranties or the Collateral or releases ACS as a Borrower hereunder; (vi) increases the Maximum Revolver Commitment; or (vii) changes this CLAUSE (b) or any other matter specifically requiring the consent of all Lenders hereunder.

                  (c) Any amendment to increase any Lender's Committed Sum pursuant to SECTION 2.4 or otherwise or to add any new Lender pursuant to SECTION 2.4 or otherwise shall be executed by Borrowers and the particular existing or new Lender.

                  (d) Any conflict or ambiguity between the terms and provisions of this Agreement and terms and provisions in any other Loan Document shall be controlled by the terms and provisions herein.

                  (e) No course of dealing nor any failure or delay by Administrative Agent, any Lender, or any of their respective Representatives with respect to exercising any Right of Administrative Agent or any Lender hereunder shall operate as a waiver thereof. A waiver must be in writing and signed by Administrative Agent and Required Lenders (or by all Lenders, if


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

         required hereunder) to be effective, and such waiver will be effective only in the specific instance and for the specific purpose for which it is given.

         13.11 MULTIPLE COUNTERPARTS. The Loan Documents may be executed in a number of identical counterparts, each of which shall be deemed an original for all purposes and all of which constitute, collectively, one agreement; but, in making proof of any Loan Document, it shall not be necessary to produce or account for more than one such counterpart. It is not necessary that each Lender execute the same counterpart so long as identical counterparts are executed by each Borrower, each Lender, and Administrative Agent. This Agreement shall become effective when counterparts hereof shall have been executed and delivered to Administrative Agent by each Lender, Administrative Agent, and each Borrower, or, when Administrative Agent shall have received telecopied, telexed, or other evidence satisfactory to it that such party has executed and is delivering to Administrative Agent a counterpart hereof.

         13.12 SUCCESSORS AND ASSIGNS; ASSIGNMENTS AND PARTICIPATIONS.

                  (a) This Agreement shall be binding upon, and inure to the benefit of the parties hereto and their respective successors and assigns, except that (i) no Borrower may, directly or indirectly, assign or transfer, or attempt to assign or transfer, any of its Rights, duties, or obligations under any Loan Documents without the express written consent of all Lenders, and (ii) except as permitted under this Section, no Lender may transfer, pledge, assign, sell any participation in, or otherwise encumber its portion of the Obligation.

                  (b) Each Lender may assign to one or more Eligible Assignees all or a portion of its Rights and obligations under the Loan Documents (including, without limitation, all or a portion of its Borrowings and its Notes -- to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes); provided, however, that:

                           (i) each such assignment shall be to an Eligible
                  Assignee;

                           (ii) except in the case of an assignment to another
                  Lender or an Affiliate of Lender, or in the case of an assignment of all of a Lender's Rights and obligations under the Loan Documents, any such partial assignment under the Revolver Facility shall not be less than $5,000,000 (unless Administrative Agent and, unless a Default or Potential Default has occurred and is continuing, ACS consents thereto (in their sole discretion) in writing which may be evidenced by their acceptance and execution of the related Assignment and Acceptance Agreement), provided that, no partial assignment (including any assignment among Lenders) may result in any Lender holding less than $5,000,000.

                           (iii) each such assignment by a Lender shall be of a
                  proportionate part of all of the assigning Lender's Rights and obligations under this Agreement and the Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes);

                           (iv) the parties to such assignment shall execute and
                  deliver to Administrative Agent for its acceptance an Assignment and Acceptance Agreement in the form of EXHIBIT E hereto ("ASSIGNMENT AND ACCEPTANCE"), together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and a processing fee of $3,500 (which fee shall be payable by the parties to such Assignment and Acceptance and is not part of the Obligation), including, without limitation, any assignment between Lenders; and


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


                           (v) so long as any Lender is an Agent under this
                  Agreement, such Lender (or an Affiliate of such Lender) shall retain an economic interest in the Loan Documents, will not assign all of its Rights, duties, or obligations under the Loan Documents, except to an Affiliate of such Lender, and will not enter into any Assignment and Acceptance that would have the effect of such Lender assigning all of its Rights, duties, or obligations under the Loan Documents to any Person other than an Affiliate of such Lender unless such Agent has relinquished such title in accordance with SECTION 12.1 (with respect to Administrative Agent) or SECTION 12.10 (with respect to the other Agents).

         Upon execution, delivery, and acceptance of such Assignment and Acceptance, the assignee thereunder shall be a party hereto and, to the extent of such assignment, have the obligations, Rights, and benefits of a Lender under the Loan Documents and the assigning Lender shall, to the extent of such assignment, relinquish its Rights and be released from its obligations under the Loan Documents. Upon the consummation of any assignment pursuant to this Section, but only upon the request of the assignor or assignee made through Administrative Agent, Borrowers shall issue appropriate Notes to the assignor and the assignee, reflecting such Assignment and Acceptance. If the assignee is not incorporated under the laws of the United States of America or a state thereof, it shall deliver to Borrowers and Administrative Agent certification as to exemption from deduction or withholding of Taxes in accordance with SECTION 4.6.

                  (c) Administrative Agent shall maintain at its address referred to in SECTION 13.3 a copy of each Assignment and Acceptance delivered to and accepted by it and a register for the recordation of the names and addresses of the Lenders and the Commitment Percentage of, Committed Sum of, and Principal Debt owing to, each Lender from time to time (the "REGISTER"). The entries in the Register shall be conclusive and binding for all purposes, absent manifest error, and Borrowers, Administrative Agent, and the Lenders may treat each Person whose name is recorded in the Register as a Lender hereunder for all purposes of the Loan Documents. The Register shall be available for inspection by Borrowers, or any Lender at any reasonable time and from time to time upon reasonable prior notice. Upon the consummation of any assignment in accordance with this SECTION 13.12, SCHEDULE 2.1 shall automatically be deemed amended (to the extent required) by Administrative Agent to reflect the name, address, and, where appropriate, respective Committed Sum of the assignor and assignee.

                  (d) Upon its receipt of an Assignment and Acceptance executed by the parties thereto, together with any Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) subject to such assignment and payment of the processing fee, Administrative Agent shall, if such Assignment and Acceptance has been completed and is in substantially the form of EXHIBIT E hereto, (i) accept such Assignment and Acceptance, (ii) record the information contained therein in the Register, and (iii) give prompt notice thereof to the parties thereto.

                  (e) Subject to the provisions of this Section and in accordance with applicable Law, any Lender may, in the ordinary course of its commercial banking business and in accordance with applicable Law, at any time sell to one or more Persons (each a "PARTICIPANT") participating interests in its portion of the Obligation. In the event of any such sale to a Participant, (i) such Lender shall remain a "Lender" under the Loan Documents and the Participant shall not constitute a "Lender" hereunder, (ii) such Lender's obligations under the Loan Documents shall remain unchanged, (iii) such Lender shall remain solely responsible for the performance thereof, (iv) such Lender shall remain the holder of its share of the Principal Debt for all purposes under the Loan Documents, (v) Borrowers and Administrative Agent shall continue to deal solely and directly with such Lender in connection with such Lender's Rights and obligations under the Loan Documents, and (vi) such Lender shall be solely responsible for any withholding taxes or


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

         any filing or reporting requirements relating to such participation and shall hold Borrowers and Administrative Agent and their respective successors, permitted assigns, officers, directors, employees, agents, and representatives harmless against the same. Participants shall have no Rights under the Loan Documents, other than certain voting Rights as provided below. Subject to the following, each Lender shall be entitled to obtain (on behalf of its Participants) the benefits of SECTION 4 with respect to all participations in its part of the Obligation outstanding from time to time, so long as Borrowers shall not be obligated to pay any amount in excess of the amount that would be due to such Lender under SECTION 4 calculated as though no participations have been made. No Lender shall sell any participating interest under which the Participant shall have any Rights to approve any amendment, modification, or waiver of any Loan Document, except to the extent such amendment, modification, or waiver extends the due date for payment of any amount in respect of principal (other than mandatory prepayments, if any), interest, or fees due under the Loan Documents, reduces the interest rate or the amount of principal or fees applicable to the Obligation (except such reductions as are contemplated by the Loan Documents), or releases all or any substantial portion of the Guaranties or all or any substantial portion of the Collateral for the Obligation under the Loan Documents (except such releases of Guaranties or Collateral as are contemplated in SECTION 6.2 or otherwise permitted by the Loan Documents); provided that, in those cases where a Participant is entitled to the benefits of SECTION 4 or a Lender grants Rights to its Participants to approve amendments to or waivers of the Loan Documents respecting the matters previously described in this sentence, such Lender must include a voting mechanism in the relevant participation agreement or agreements, as the case may be, whereby a majority of such Lender's portion of the Obligation (whether held by such Lender or Participant) shall control the vote for all of such Lender's portion of the Obligation. Except in the case of the sale of a participating interest to another Lender, the relevant participation agreement shall not permit the Participant to transfer, pledge, assign, sell participations in, or otherwise encumber its portion of the Obligation, unless the consent of the transferring Lender (which consent will not be unreasonably withheld) has been obtained.

                  (f) Notwithstanding any other provision set forth in this Agreement, any Lender may, without notice to, or the consent of any Borrower or Administrative Agent, at any time assign and pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to any Federal Reserve Bank as collateral security pursuant to Regulation A and any Operating Circular issued by such Federal Reserve Bank or any Lender which is a fund may pledge all or any portion of its Borrowings and its Notes (to the extent any Principal Debt owed to such assigning Lender is evidenced by a Note or Notes) to its trustee in support of its obligations to its trustee. No such assignment shall release the assigning Lender from its obligations hereunder.

         13.13 DISCHARGE ONLY UPON PAYMENT IN FULL; REINSTATEMENT IN CERTAIN CIRCUMSTANCES. The obligations of each Loan Party under the Loan Documents shall remain in full force and effect until termination of the Revolver Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and expiration of all LCs, except that SECTIONS 4, 11, and 13, and any other provisions under the Loan Documents expressly intended to survive by the terms hereof or by the terms of the applicable Loan Documents, shall survive such termination. Upon the termination of the Revolver Commitment, payment in full of the Principal Debt and of all interest, fees, and other amounts of the Obligation then due and owing, and the expiration of all LCs, all Liens granted by the Loan Parties which secure the Obligation shall automatically be released and shall terminate without any further action of any Person, and Administrative Agent shall promptly thereafter return to ACS all stock certificates and other investment property which evidences Collateral that it possesses. If at any time any payment of the principal of or interest on any Note or any other amount payable by Borrowers under any Loan Document is rescinded or must be otherwise restored or returned upon the insolvency, bankruptcy, or reorganization of any Borrower or otherwise, the obligations of each



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Loan Party under the Loan Documents with respect to such payment shall be reinstated as though such payment had been due but not made at such time.

         13.14 CONFIDENTIALITY. Each of Administrative Agent and Lenders agrees to maintain the confidentiality of the Information (as defined below), except that Information may be disclosed (a) to its and its Affiliates' directors, officers, employees, and agents, including accountants, legal counsel, and other advisors (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential); (b) to the extent requested by any regulatory authority; (c) to the extent required by applicable Laws or regulations or by any subpoena or similar legal process; (d) to any other party to this Agreement; (e) in connection with the exercise of any Rights hereunder or any suit, action, or proceeding relating to this Agreement or the enforcement of rights hereunder; (f) subject to an agreement containing provisions substantially the same as those of this Section, to (i) any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its Rights or obligations under this Agreement or (ii) any direct or indirect contractual counterparty or prospective counterparty (or such contractual counterparty's or prospective counterparty's professional advisor) to any financial hedge or credit derivative transaction relating to obligations of the Loan Parties or to any securitization of the Obligation; (g) with the consent of Borrowers; (h) to the extent such Information (i) becomes publicly available other than as a result of a breach of this Section or (ii) becomes available to Administrative Agent or any Lender on a nonconfidential basis from a source other than any Loan Party. In addition, Administrative Agent and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to Administrative Agent and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitment, and the Borrowing. For the purposes of this Section, "INFORMATION" means all information received from any Company relating to any Company or its business, properties, assets, prospects, financial condition, or operations, other than any such information that is publicly available to Administrative Agent or any Lender prior to disclosure by any Loan Party. Any Person required to maintain the confidentiality of Information as provided in this Section shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

         13.15 DESIGNATED SENIOR INDEBTEDNESS. ACS hereby designates the Obligation as "Designated Senior Indebtedness" under ACS's 3.5% Convertible Subordinated Notes Due February 15, 2006, in the principal amount of $316,990,000.



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